Exhibit Q

EXECUTION

STOCK PURCHASE AGREEMENT
by and between
eBAY INC.
and
NRG COMMERCE, LLC
Dated as of March 27, 2011

EXHIBITS
Exhibit A    RueLaLa Stockholders Agreement
Exhibit B    Shoprunner Stockholders Agreement
Exhibit C    Non-Competition Agreement
Exhibit D    Loan Agreement
Exhibit E    Transition Services Agreement Term Sheet

Exhibit F    RueLaLa Management Agreement
Exhibit G    ShopRunner Management Agreement
Exhibit H    Contribution Agreement
Exhibit I    Release Agreement
Exhibit J    Patent License Agreement
Exhibit K    Intercompany Agreements
SCHEDULES
Schedule A    Seller Disclosure Schedule
Schedule B    Purchaser Disclosure Schedule
Schedule 1.1(a) Transferred IP Assets
Schedule 8.5(a) Third Party IP Claims

INDEX OF DEFINED TERMS

Page
Accounts Receivable	3
Action	4
Affiliate	4
Agreement	1
Ancillary Agreements	4
Antitrust Laws	4
Assets	4
Assigned Leases	5
Assignment and Assumption of Lease Agreement (National Turnpike)	4
Assignment and Assumption of Lease Agreement (Shepardsville)	5
Beneficial ownership	5
Books and Records	5
Business Day	5
Certificate	5
Chosen Courts	45
Claim Notice	37
Closing	13
Closing Date	13
Code	5
Consents	14
Contract	5
Contribution Agreement	3
Conversion Plan	26
Delayed Sale Entity	13
Employees	29
Facility Contracts	27
Fanatics	1
Fanatics Equity Interests	1
Fanatics Merger Agreement	5
Fixtures and Equipment	5
GAAP	5
Governmental Authorizations	6
Governmental Consents	23
Governmental Entity	6
Governmental Order	6
GSI	1
GSI Inventory	6
GSICS	3
HSR Act	6
Indemnified Person	37
Indemnifying Person	37
Intellectual Property	6

v

Page
Intercompany Agreement	3
Intercompany Arrangements	6
Joinder Agreement	3
Law	6
Lender	2
Liabilities	7
Licensed Sports Business	7
Licensed Sports Business Purchase Price	11
Lien	7
Loan Agreement	2
Losses	7
Merger	1
Merger Agreement	1
Merger Closing	7
Merger Closing Date	7
Merger Sub	1
National Turnpike Facility	4
National Turnpike Lease	5
Non-Competition Agreement	2
Non-Exclusive License	7
Notice Period	37
Organizational Documents	7
Patent License Agreement	3
Person	8
Purchased Entities	1
Purchased Entity Inventory	8
Purchased Entity Related Liabilities	8
Purchased Interests	1
Purchaser	1
Purchaser Basket Amount	42
Purchaser Confidential Information	21
Purchaser Disclosure Schedule	8
Purchaser Indemnified Persons	37
Related to the Excluded Business	8
Related to the Purchased Entities Businesses	8
Release Agreement	3
Representatives	21
Required Governmental Approvals	14
Rubin Employment Agreement	31
RueLaLa	1
RueLaLa Common Stock	1
RueLaLa Management Agreement	2
RueLaLa Merger Agreement	8
Ruelala Purchase Price	11
RueLaLa Stockholders Agreement	2
Sale	1

Page
SEC	14
Seller	1
Seller Confidential Information	22
Seller Covered Liabilities	8
Seller Created Liens	9
Seller Disclosure Schedule	9
Seller Excluded Affiliates	9
Seller Indemnified Persons	36
Shepardsville Lease	5
Shepardsville Related Contracts	36
Shepardsville Warehouse	5
Shoprunner	1
Shoprunner Common Stock	1
Shoprunner Management Agreement	2
Shoprunner Purchase Price	11
Shoprunner Stockholders Agreement	2
Subsidiary	9
Tax	9
Tax Return	9
Taxable	9
Taxes	9
TeamStore	1
TeamStore Common Stock	1
TeamStore Excluded Current Liabilities	9
Third-Party Claim	37
Trademarks	9
Transaction Agreements	10
Transferred Employees	28
Transferred IP Assets	10
Transition Services Agreement	26
U.S. Exchange Act	8
U.S. Securities Act	8
U.S. Securities Laws	8
Unvested Equity Awards	28
Value for the Unvested Equity Awards	29

STOCK PURCHASE AGREEMENT
          This STOCK PURCHASE AGREEMENT (hereinafter called this “Agreement”) is made as of March 27, 2011, by and between eBay Inc., a Delaware corporation (“Seller”), and NRG Commerce, LLC, a Delaware limited liability company (“Purchaser”).
RECITALS
          WHEREAS, Seller, Gibraltar Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Seller (“Merger Sub”), and GSI Commerce, Inc., a Delaware corporation (“GSI”), are parties to that certain merger agreement, dated as of the date hereof (as it may be amended from time to time and any successor merger agreement or similar transaction agreement entered into between Seller or any of its Affiliates, on the one hand, and GSI or any of its Affiliates, on the other hand, relating to the subject matter of such merger agreement, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into GSI, with GSI surviving as the successor corporation and as a subsidiary of Seller (the “Merger”), subject to the terms and conditions of the Merger Agreement;
          WHEREAS, as of the date of this Agreement, GSI has represented to Seller that it owns, directly or indirectly, 100% of the membership interests or other equity interests of Fanatics, LLC, a Delaware limited liability company (“Fanatics”), RueLaLa, Inc., a Delaware corporation (“RueLaLa”), and ShopRunner, Inc., a Pennsylvania corporation (“ShopRunner”), and as a result of the Merger, Seller will own indirectly 100% of the outstanding shares of capital stock and other equity interests of each of Fanatics, RueLaLa and ShopRunner;
          WHEREAS, GSI has represented to Seller that it owns, directly or indirectly, 100% of certain assets and other interests that GSI will contribute or cause to be contributed, pursuant to the Contribution Agreement (as defined below), to an entity known as TeamStore, Inc., a Delaware corporation (“TeamStore” and, collectively with Fanatics, RueLaLa and ShopRunner, the “Purchased Entities”), and as a result of such contribution, Seller will own indirectly 100% of the outstanding shares of capital stock and other equity interests of TeamStore immediately prior to the Closing;
          WHEREAS, contemporaneously with the closing of the Merger, Seller desires to sell to Purchaser and Purchaser desires to purchase from Seller (i) shares of common stock, $0.01 par value (the “TeamStore Common Stock”), of TeamStore representing 100% of the outstanding shares of capital stock and other equity interests of TeamStore, (ii) membership interests or other equity interests in Fanatics (the “Fanatics Equity Interests”) representing 100% of the outstanding membership interests and other equity interests in Fanatics, (iii) shares of common stock, $0.001 par value (the “RueLaLa Common Stock”), of RueLaLa representing 70% of the issued and outstanding shares of capital stock of RueLaLa and (iv) shares of common stock, no par value (the “ShopRunner Common Stock” and, collectively with the TeamStore Common Stock, the Fanatics Equity Interests and the RueLaLa Common Stock, the “Purchased Interests”), of ShopRunner representing 70% of the issued and outstanding shares of capital stock of ShopRunner (the purchase and sale of the Purchased Interests being referred to as the “Sale”), in each case on the terms and conditions set forth herein;

          WHEREAS, as a condition and an inducement to Purchaser and Seller entering into this Agreement, at the Closing, Seller will enter into that certain stockholders agreement with Purchaser, in substantially the form attached as Exhibit A hereto (the “RueLaLa Stockholders Agreement”), which sets forth the parties’ agreement with respect to the governance of RueLaLa, the voting, sale and transfer of their respective shares of RueLaLa Common Stock and certain other matters;
          WHEREAS, as a condition and an inducement to Purchaser and Seller entering into this Agreement, at the Closing, Seller will enter into that certain stockholders agreement with Purchaser, in substantially the form attached as Exhibit B hereto (the “ShopRunner Stockholders Agreement”), which sets forth the parties’ agreement with respect to the governance of ShopRunner, the voting, sale and transfer of their respective shares of the ShopRunner Common Stock and certain other matters;
          WHEREAS, as a condition and an inducement to Seller entering into this Agreement, concurrently with the execution and delivery of this Agreement, Michael Rubin is entering into a non-competition agreement with Seller, in the form attached as Exhibit C (the “Non-Competition Agreement”), pursuant to which Michael Rubin will agree not to engage in certain businesses competitive with GSI and its Subsidiaries on the terms and conditions set forth therein, which agreement shall become effective upon the Merger Closing;
          WHEREAS, as a condition and an inducement to Purchaser entering into this Agreement, at the Closing, an Affiliate of Seller (“Lender”), will enter into that certain loan agreement with Purchaser, in the form attached as Exhibit D hereto (the “Loan Agreement”), pursuant to which Lender will agree to finance in part the purchase of the Purchased Interests by Purchaser on the terms and conditions set forth in the Loan Agreement;
          WHEREAS, as a condition and inducement to Purchaser entering into this Agreement, at the Closing, Seller will enter into one or more transition services agreements with Purchaser, which shall be consistent in all material respects with the terms and conditions set forth in the term sheet attached as Exhibit E hereto, pursuant to which Seller shall provide, or cause to be provided, to Purchaser certain transition services for a limited period following the Closing on the terms and conditions set forth in each such transition services agreement;
          WHEREAS, as a condition and an inducement to Purchaser entering into this Agreement, at the Closing, RueLaLa will enter into that certain management agreement with Purchaser, in substantially the form attached as Exhibit F hereto (the “RueLaLa Management Agreement”), pursuant to which Purchaser will provide certain management services to RueLaLa from and after the Closing on the terms set forth in the RueLaLa Management Agreement;
          WHEREAS, as a condition and an inducement to Purchaser entering into this Agreement, at the Closing, Shoprunner will enter into that certain management agreement with Purchaser, in substantially the form attached as Exhibit G hereto (the “Shoprunner Management Agreement”), pursuant to which Purchaser will provide certain management services to Shoprunner from and after the Closing on the terms set forth in the ShopRunner Management Agreement;

          WHEREAS, as a condition and an inducement to Purchaser entering into this Agreement, prior to the Closing, GSI Commerce Solutions, Inc., a Pennsylvania corporation (“GSICS”), will enter into a contribution agreement with TeamStore, in substantially the form attached as Exhibit H hereto (“Contribution Agreement”), pursuant to which GSICS will contribute certain assets to TeamStore, and TeamStore will assume certain liabilities, in each case on the terms and conditions set forth in the Contribution Agreement;
          WHEREAS, as a condition and an inducement to Seller entering into this Agreement, at the Closing, each of the Purchased Entities will enter into a joinder agreement to this Agreement, in form and substance reasonably acceptable to each of Seller and Purchaser (each, a “Joinder Agreement”), agreeing to be jointly and severally liable with Purchaser and the other Purchased Entities for Purchaser’s obligations to the Seller Indemnified Persons pursuant to Section 8.2;
          WHEREAS, as a condition and an inducement to Seller entering into this Agreement, at the Closing, Michael Rubin will execute and deliver a release agreement, in the form attached as Exhibit I hereto (the “Release Agreement”), pursuant to which Michael Rubin will agree to release GSI and its Subsidiaries from certain claims arising prior to the Closing;
          WHEREAS, as a condition and an inducement to Seller entering into this Agreement, at or prior to the Closing, ShopRunner and RueLaLa will enter into a patent license agreement with GSICS, in substantially the form attached as Exhibit J hereto (the “Patent License Agreement”), pursuant to which ShopRunner and RueLaLa will grant certain patent licenses to GSICS on the terms and conditions set forth in the Patent License Agreement;
          WHEREAS, as a condition and an inducement to Seller entering into this Agreement, at or prior to the Closing, certain of the Purchased Entities will enter into certain service agreements with GSI or certain of its Subsidiaries, in substantially the forms attached as Exhibit K hereto (collectively, the “Intercompany Agreements”), pursuant to which GSI or such Subsidiaries will provide certain services to the Purchased Entities on the terms and conditions set forth in such Intercompany Agreements; and
          WHEREAS, Seller and Purchaser desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.
          NOW, THEREFORE, in consideration of the mutual promises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
     1.1 Specific Definitions. For purposes of this Agreement, the following terms have the meanings specified or referred to in this Article I:
          “Accounts Receivable” shall mean, with respect to any Person, all trade accounts and notes receivable and other miscellaneous receivables payable to or in favor of such Person.

          “Action” shall mean any civil, criminal, administrative or regulatory action, suit, demand, complaint, inquiry, claim, allegation, hearing, investigation, audit, inquiry or proceeding, or any mediation or arbitration.
          “Affiliate” shall have the meaning assigned to such term in Rule 12b-2 promulgated under the Exchange Act; provided, however, that for all purposes of this Agreement Purchaser and its Subsidiaries shall not be deemed to be Affiliates of GSI and its Subsidiaries.
          “Ancillary Agreements” shall mean the Transition Services Agreement, the Loan Agreement and any documents, agreements or instruments ancillary thereto contemplated by the Loan Agreement to be delivered by Lender or Purchaser, as the case may be, at signing of the Loan Agreement, the RueLaLa Stockholders Agreement, the ShopRunner Stockholders Agreement, the RueLaLa Management Agreement, the ShopRunner Management Agreement, the Assignment and Assumption of Lease Agreement (National Turnpike), the Assignment and Assumption of Lease Agreement (Shepardsville), the Assignment and Assumption Agreement, the Non-Competition Agreement, the Joinder Agreements, the Release Agreement, the Patent License Agreement and the Intercompany Agreements.
          “Antitrust Laws” shall mean any statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through mergers, acquisitions, business combinations or similar transactions.
          “Assets” shall mean, with respect to any Person, all of the properties and assets (real, personal or mixed, tangible or intangible), including all (i) Books and Records, (ii) Accounts Receivable, (iii) Fixtures and Equipment, (iv) Contracts to which such Person or any of its Subsidiaries is a party or by which any of their respective property or assets are bound, (v) Intellectual Property, (vi) causes of action, lawsuits, judgments, claims and demands of any nature available to or being pursued by such Person or any of its Subsidiaries, whether arising by way of counterclaim or otherwise, (vii) all credits, prepaid expenses, deferred charges, advance payments, security deposits, prepaid items and duties in favor of such Person or any of its Subsidiaries, (viii) all Governmental Authorizations and all applications therefor and (ix) all guaranties, warranties, indemnities and similar rights in favor of such Person or any of its Subsidiaries, used or held for use in connection with or material to the continued operation of the business of such Person or any of its Subsidiaries.
          “Assignment and Assumption Agreement” shall mean the form of Assignment and Assumption Agreement to be executed by Seller and Purchaser at the Closing with respect to the Facility Contracts, in customary form and substance and reasonably acceptable to Purchaser and Seller.
          “Assignment and Assumption of Lease Agreement (National Turnpike)” shall mean the Assignment and Assumption of Lease Agreement to be executed by GSICS and TeamStore at the Closing with respect to the lease for the warehouse facility located at 9205 National Turnpike in Louisville, KY (the “National Turnpike Facility,” and such lease, the

“National Turnpike Lease”), in customary form and substance and reasonably acceptable to Purchaser, Seller and Airspace III, LLC.
          “Assignment and Assumption of Lease Agreement (Shepardsville)” shall mean the Assignment and Assumption of Lease Agreement to be executed by GSICS and TeamStore at the Closing with respect to the lease for the warehouse facility located at 150 Omicron Court in Shepardsville, KY (the “Shepardsville Warehouse,” and such lease (“Shepardsville Lease”), together with the National Turnpike Lease, the “Assigned Leases”), in customary form and substance and reasonably acceptable to Purchaser, Seller and PCO Omicron Court Limited Partnership.
          “beneficial ownership” (and its correlative phrases) shall have the meanings assigned to such phrases in Rule 13d-3 promulgated under the Exchange Act.
          “Books and Records” shall mean, with respect to any Person, all books, ledgers, files, reports, plans, records, manuals and other materials (in any form or medium) of, or maintained for, such Person.
          “Business Day” shall mean any day other than a day on which banks are not required to open or are authorized to be closed in The City of New York.
          “Certificate” shall mean any stock certificate representing duly issued and validly authorized shares of capital stock of any of the Purchased Entities.
          “Code” shall mean the Internal Revenue Code of 1986, as amended.
          “Contract” shall mean any loan agreement, indenture, letter of credit (including related letter of credit applications and reimbursement obligations), mortgage, security agreement, pledge agreement, deed of trust, bond, note, guarantee, surety obligation, warranty, license, franchise, permit, power of attorney, invoice, quotation, purchase order, sales order, lease, endorsement agreement, and any other agreement, contract, instrument, obligation, offer, commitment, plan, arrangement or understanding, written or oral, express or implied, to which a Person is a party or by which any of its properties, assets or Intellectual Property may be bound or affected, in each case as amended, supplemented, waived or otherwise modified.
          “Fanatics Merger Agreement” shall mean that certain Agreement and Plan of Merger, dated as of February 9, 2011, by and among GSI, Gator Acquisition Corp., Gator Acquisition LLC, Fanatics, the stockholders of Fanatics named therein, those persons listed on Annex II thereto and Insight Venture Partners, LLC (as Stockholders’ Representative), as such agreement may be or may have been amended.
          “Fixtures and Equipment” shall mean, with respect to any Person, all furniture, furnishings, vehicles, equipment, computers, tools and other tangible personal property owned or leased by such Person, wherever located, including any of the foregoing purchased subject to any conditional sales or title retention agreement in favor of any other Person.
          “GAAP” shall mean United States generally accepted accounting principles.

          “Governmental Authorizations” shall mean, with respect to any Person, all licenses, permits, certificates, registrations, filings, waivers, exemptions, clearances, qualifications or certifications and other authorizations, consents and approvals of or related to such Person, including all pending applications therefor or renewals thereof, and issued by, obtained from or filed with a Governmental Entity.
          “Governmental Entity” shall mean any (i) nation, state, county, city, town, village, district, or other jurisdiction of any nature, (ii) federal, state, local, municipal, foreign or other government, (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, commission, bureau, official or entity and any court or other tribunal) or (iv) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, enforcement, regulatory or taxing authority or power of any nature (including any self-regulatory organization).
          “Governmental Order” shall mean any order, writ, judgment, injunction, ruling, decree, stipulation, determination, settlement or award entered into by or with any Governmental Entity.
          “GSI Inventory” shall mean all inventory (other than the Purchased Entity Inventory) required for, related to, or used in connection with, the business of GSI and its Subsidiaries as conducted by them prior to the Merger Closing, wherever located, including all raw materials and finished goods, whether held at any location or facility of GSI or any of its Subsidiaries or in transit to GSI or any of its Subsidiaries, in each case as of the Merger Closing Date.
          “HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
          “Intellectual Property” shall mean (i) Trademarks; (ii) inventions and discoveries, whether patentable or not, and all patents, registrations, invention disclosures and applications therefor, including divisions, continuations, continuations-in-part and renewal applications, and including renewals, extensions and reissues; (iii) trade secrets, confidential information and know-how, including processes, schematics, business methods, formulae, drawings, prototypes, models, designs, customer lists and supplier lists; (iv) published and unpublished works of authorship, whether copyrightable or not (including without limitation databases and other compilations of information), including mask rights and computer software, copyrights therein and thereto, registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof; and (v) any other intellectual property or proprietary rights.
          “Intercompany Arrangements” shall mean all Contracts between any of the Purchased Entities, on the one hand, and Seller, GSI or any of their respective Affiliates, on the other hand.
          “Law” shall mean any law, statute, code, ordinance, rule, regulation, policy, interpretation, guidance document, treaty, Governmental Order, arbitration award or agency requirement of, or issued, promulgated or entered into by, any Governmental Entity.

          “Liabilities” shall mean any and all debts, liabilities, obligations, commitments, claims, charges, damages, demands and assessments of any kind, character or description, including those with respect to any Governmental Entity, whether accrued or not accrued, known or unknown, disclosed or undisclosed, fixed or contingent, asserted or unasserted, disputed or undisputed, liquidated or unliquidated, joint or several, due or to become due, whenever or however arising (including those arising out of or under any Law, Action, Governmental Order, any Contract or tort based on negligence or strict liability) and whether or not the same would be required by GAAP to be reflected in financial statements or disclosed in the notes thereto.
          “Licensed Sports Business” shall mean, collectively, TeamStore and Fanatics.
          “Lien” shall mean any mortgage, easement, right of way, charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, fine, right of first refusal, or restriction or adverse claim of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership, or any other encumbrance or exception to title of any kind.
          “Losses” shall mean any losses, charges, Liabilities, settlements, Actions, payments, judgments, deficiencies, assessments, Taxes, interest, fines, penalties, costs, diminution in value, expenses (including reasonable legal, accounting and other professional fees and disbursements and expenses of investigation, preparation, defense and ongoing monitoring) and damages of any kind or nature, whether or not resulting from a claim asserted by a third party.
          “Merger Closing” shall have the meaning given to the term “Closing” in the Merger Agreement.
          “Merger Closing Date” shall mean the date on which the Merger Closing occurs pursuant to the Merger Agreement.
          “Non-Exclusive License” shall mean non-exclusive, transferable (in connection with a merger, acquisition or other change of control of Purchaser or any Purchased Entity), perpetual, sublicensable (but only to Purchaser’s or any Purchased Entity’s Affiliates), irrevocable, worldwide, royalty-free, fully paid-up license to make, have made, use, import, offer for sale, lease, sell and/or otherwise transfer or dispose of any products or services, and to use, disclose, reproduce, and display (publicly or otherwise), perform, transmit, distribute, prepare derivative works based on and otherwise exploit any embodiments thereof in connection with any products or services, and for any purpose.
          “Organizational Documents” shall mean, with respect to any Person, (i) in the case of a corporation, that Person’s certificate of incorporation and by-laws, and any stockholder agreement, voting trust or similar arrangement applicable to any of that Person’s authorized shares of capital stock, (ii) in the case of a partnership, that Person’s certificate of limited partnership, partnership agreement, and any voting trusts or similar arrangements applicable to any of its partnership interests, (iii) in the case of a limited liability company, that Person’s certificate of formation, limited liability company agreement or other document affecting the rights of holders of limited liability company interests or (iv) in the case of any other legal entity, that Person’s organizational documents and all other documents affecting the rights of holders of equity interests in that Person.
          “Person” shall be construed broadly and shall include any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.
          “Purchased Entity Inventory” shall mean all inventory required for, related to, or used in connection with the respective businesses of each of the Purchased Entities as conducted by them prior to the Merger Closing, wherever located, including all raw materials and finished goods, including letters, digits, heat transfers, blank garments and other similar or related materials used in TeamStore’s business prior to the Closing, whether held at any location or facility of GSI or any of its Subsidiaries or in transit to GSI or any of its Subsidiaries, in each case as of the Merger Closing Date.
          “Purchased Entity Related Liabilities” shall mean all Liabilities (including Liabilities relating to any Contract or breach of Contract) to the extent arising (whether on, prior to or after the Closing) out of the conduct of the respective businesses of, or to the extent otherwise relating to, the Purchased Entities, other than the TeamStore Excluded Current Liabilities (it being agreed that the term “Purchased Entity Related Liabilities” shall not be deemed to include any Seller Covered Liabilities).
          “Purchaser Disclosure Schedule” shall mean the disclosure schedule prepared by Purchaser and delivered to Seller prior to the execution and delivery of this Agreement, which is attached as Schedule B hereto.
          “Related to the Purchased Entities Businesses” shall mean exclusively related to or used exclusively in connection with the respective businesses of the Purchased Entities as conducted by them immediately prior to the Merger Closing.
          “Related to the Excluded Business” shall mean required for or used in connection with the respective businesses of GSI and its Subsidiaries (other than the Purchased Entities) as conducted by them immediately prior to the Merger Closing.
          “RueLaLa Merger Agreement” shall mean that certain Agreement and Plan of Merger, dated as of October 27, 2009, by and among GSI, Cola Acquisition Corporation, Retail Convergence, Inc., certain principal stockholders of Retail Convergence, Inc. and William J. Fitzgerald (as Stockholders’ Representative), as such agreement may be or may have been amended.
          “Securities Laws” shall mean the Securities Act of 1933, as amended (including the rules and regulations promulgated thereunder, the “Securities Act”) and the U.S. Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated thereunder, the “Exchange Act”).
          “Seller Covered Liabilities” shall mean all Liabilities (including Liabilities relating to any Contract or breach of Contract) of GSI and its Subsidiaries (other than the Purchased Entities) to the extent arising (whether on, prior to or after the Closing) out of the conduct of the respective businesses of, or to the extent otherwise relating to, GSI and its Subsidiaries (other than the Purchased Entities) (it being agreed that the term “Seller Covered Liabilities” shall not be deemed to include any Purchased Entity Related Liabilities).
          “Seller Created Liens” shall mean any Lien upon any of the Purchased Interests created or imposed between the Merger Closing and the Closing as a result of any action taken or omitted from being taken, directly or indirectly, by, on behalf of or at the behest of Seller prior to the Closing.
          “Seller Disclosure Schedule” shall mean the disclosure schedule prepared by Seller and delivered to Purchaser prior to the execution and delivery of this Agreement, which is attached as Schedule A hereto.
          “Seller Excluded Affiliates” shall mean the Affiliates of Seller (other than GSI and its Subsidiaries).
          “Subsidiary” shall mean, with respect to any Person, any other Person (whether or not incorporated) as to which such Person and/or any one or more of its other Subsidiaries, directly or indirectly, (i) own a majority of the general partner interests in such other Person, (ii) own a majority of the outstanding securities of, or other equity interests in, such other Person which by their terms has ordinary voting power to elect the members of the board of directors (or comparable governing body) of such other Person, or (iii) otherwise have the right to elect or appoint a majority of such members.
          “Tax” (including, with correlative meaning, the terms “Taxes” and “Taxable”) shall mean all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs, duties, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy, license, estimated, real property, personal property, windfall profits or other taxes, duties, fees or assessments paid or payable to any Governmental Entity of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions.
          “Tax Return” shall mean all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
          “TeamStore Excluded Current Liabilities” shall mean all accounts payable and accrued expenses of the business of TeamStore as of the Effective Date (as defined in the Contribution Agreement), as such liabilities are determined in accordance with GAAP.
          “Trademarks” shall mean trademarks, service marks, trade dress, logos, brand names, certification marks, collective marks, d/b/a’s, assumed names, trade names, corporate names, domain names and symbols, slogans and other indicia of source or origin, including the goodwill of the business symbolized thereby or associated therewith, common law rights thereto, and registrations and applications for registration thereof throughout the world, including all renewals of same.

          “Transaction Agreements” means this Agreement, the Ancillary Agreements and the Merger Agreement.
          “Transferred IP Assets” shall mean the Intellectual Property set forth on Schedule 1.1(a).
     1.2 Interpretation. When a reference is made in this Agreement to an Article, a Section, an Exhibit or a Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or a Schedule to this Agreement unless otherwise indicated. The heading references herein and the table of contents hereof are for convenience purposes only and shall not be deemed to limit or affect any of the provisions hereof. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereby” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to “this Agreement” shall include the Seller Disclosure Schedule and the Purchaser Disclosure Schedule. Except as otherwise expressly provided herein, references to “parties” in this Agreement refer to the parties to this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. References to a Person are also to its permitted successors and assigns. Any reference in this Agreement to a “day” or a number of “days” (without the explicit qualification of “business”) shall be interpreted as a reference to a calendar day or number of calendar days. Except as otherwise expressly provided herein, all remedies provided herein shall be in addition to any other remedies the parties may otherwise have under applicable Law. This Agreement is the product of negotiation by the parties having the assistance of counsel and other advisers, and the parties and their counsel and other advisers have participated jointly in negotiating and drafting this Agreement. If an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
ARTICLE II
SALE AND PURCHASE; CLOSING
     2.1 Sale and Purchase of the Purchased Interests. Upon the terms and subject to the conditions set forth in this Agreement and on the basis of the representations, warranties, covenants, agreements, undertakings and obligations contained herein, at the Closing, Seller hereby agrees to sell or cause to be sold to Purchaser, and Purchaser hereby agrees to purchase from Seller or any of its Subsidiaries, all of the Purchased Interests, free and clear of any and all Seller Created Liens. Seller will pay any and all Taxes payable with respect to the transfer and sale of the Purchased Interests pursuant to this Agreement, other than any applicable Transfer Taxes, which shall be paid 50% by Seller and 50% by Purchaser.

     2.2 Purchase Price; Closing Deliveries.
          (a) Licensed Sports Business Purchase. (i) At the Closing, Purchaser will pay in cash to Seller (or, at Seller’s request, an Affiliate of Seller), by wire transfer of immediately available funds to an account designated by Seller on notice to Purchaser no later than two Business Days prior to the Closing Date, an amount equal to $330,000,000 (the “Licensed Sports Business Purchase Price”), payable in the manner provided in Sections 2.2(d) and 2.2(e), representing the purchase price for the purchase of the Licensed Sports Business.
          (ii) At the Closing, Seller shall deliver, or cause to be delivered, to Purchaser (i) a Certificate evidencing the TeamStore Common Stock, duly endorsed in blank or accompanied by stock powers duly endorsed in blank, in a form acceptable for transfer on the books of TeamStore and with all required stock transfer tax stamps affixed thereto, representing all of the issued and outstanding shares of capital stock and all other equity interests of TeamStore, free and clear of all Seller Created Liens, and (ii) documentation reasonably satisfactory to Purchaser reflecting the transfer on the books of Fanatics of Fanatics Equity Interests representing all of the issued and outstanding membership and equity interests of Fanatics, free and clear of all Seller Created Liens.
          (b) RueLaLa Purchase. (i) At the Closing, Purchaser will pay in cash to Seller (or, at the Seller’s request, an Affiliate of Seller), by wire transfer of immediately available funds to an account designated by Seller on notice to Purchaser no later than two Business Days prior to the Closing Date, an amount equal to $122,500,000 (the “RueLaLa Purchase Price”), payable in the manner provided in Sections 2.2(d) and 2.2(e), representing the purchase price for the purchase of the RueLaLa Common Stock.
          (ii) At the Closing, Seller shall deliver, or cause to be delivered, to Purchaser a Certificate evidencing the RueLaLa Common Stock, duly endorsed in blank or accompanied by stock powers duly endorsed in blank, in a form acceptable for transfer on the books of RueLaLa and with all required stock transfer tax stamps affixed thereto, representing 70% of the issued and outstanding shares of capital stock and all other equity interests of RueLaLa, free and clear of all Seller Created Liens.
     (c) ShopRunner Purchase. (i) At the Closing, Purchaser will pay in cash to Seller (or, at the Seller’s request, an Affiliate of Seller), by wire transfer of immediately available funds to an account designated by Seller on notice to Purchaser no later than two Business Days prior to the Closing Date, an amount equal to $45,500,000 (the “ShopRunner Purchase Price”), payable in the manner provided in Sections 2.2(d) and 2.2(e), representing the purchase price for the purchase of the ShopRunner Common Stock.
          (ii) At the Closing, Seller shall deliver, or cause to be delivered, to Purchaser a Certificate evidencing the ShopRunner Common Stock, duly endorsed in blank or accompanied by stock powers duly endorsed in blank, in a form acceptable for transfer on the books of ShopRunner and with all required stock transfer tax stamps affixed thereto, representing 70% of the issued and outstanding shares of capital stock and all other equity interests of ShopRunner, free and clear of all Seller Created Liens.

          (d) Payment Offset. At or prior to the Closing, Purchaser shall contribute $31,000,000 to one or more of the Purchased Entities, at Purchaser’s election (with respect to the identity of the applicable Purchased Entity), and such capital contribution shall be deemed to be paid in respect of a portion of the Licensed Sports Business Purchase Price, ShopRunner Purchase Price and the RueLaLa Purchase Price payable at the Closing.
          (e) Sale Financing. Notwithstanding anything to the contrary in this Section 2.2, at the Closing, the Lender shall pay directly to Seller, on Purchaser’s behalf, the proceeds of the loan made by the Lender to Purchaser pursuant to the Loan Agreement to pay, as directed by Purchaser, the Licensed Sports Business Purchase Price, the RueLaLa Purchase Price and/or the ShopRunner Purchase Price.
          (f) Other Closing Deliveries by Seller. At the Closing, Seller also shall deliver, or cause to be delivered, to Purchaser the following:
          (i) a certificate of a duly authorized executive officer of Seller certifying as to the matters set forth in Sections 6.2(a) and 6.2(b);
          (ii) duly executed copies of each of the Ancillary Agreements to which Seller or any of its Affiliates is a party to the extent not previously delivered;
          (iii) a certificate, in form and substance reasonably satisfactory to Purchaser, of a duly authorized executive officer of Seller certifying that Seller is not a foreign person in accordance with Treasury Regulations under Code Section 897 and 1445; and
          (iv) any other certificates, documents or instruments relating to the transactions contemplated by this Agreement as Purchaser may reasonably request.
          (g) Closing Deliveries by Purchaser. At the Closing, Purchaser shall also deliver, or cause to be delivered, to Seller the following:
          (i) a certificate of a duly authorized executive officer of Purchaser certifying as to the matters set forth in Sections 6.3(a) and 6.3(b);
          (ii) duly executed copies of each of the Ancillary Agreements to which Purchaser or any of its Affiliates is a party to the extent not previously delivered; and
          (iii) any other certificates, documents or instruments relating to the transactions contemplated by this Agreement as Seller may reasonably request.
          (h) Withholding Rights. Purchaser shall be entitled to deduct and withhold from any amounts payable by Purchaser pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under applicable Law. To the extent that amounts are so withheld by Purchaser, such withheld amounts (i) shall be remitted by Purchaser to the applicable Governmental Entity and (ii) shall be treated for all purposes of this Agreement as having been paid by Purchaser to Seller.

     2.3 Closing. The consummation of the Sale (the “Closing”) shall take place at the offices of Sullivan & Cromwell LLP, located at 1870 Embarcadero Road, Palo Alto, CA 94303, at 10:00 A.M., Pacific time, on the later of: (i) the Merger Closing Date and (ii) the date on which the last to be fulfilled or waived of the conditions set forth in Article VI shall be satisfied or waived in accordance with this Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) or at such other place and time and/or on such other date as Seller and Purchaser may agree (the date on which the Closing is completed, the “Closing Date”). Notwithstanding the foregoing, if any of the conditions set forth in Article VI is not satisfied or waived on or prior to the Closing with respect to any particular Purchased Entity (each, a “Delayed Sale Entity”) but all such conditions as relates to any other Purchased Entity or Purchased Entities have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) at that time, then the Sale shall proceed with respect to such Purchased Entity or Purchased Entities, and the Sale of the Delayed Sale Entity shall not occur unless and until the date on which the last to be fulfilled or waived of the conditions set forth in Article VI is satisfied or waived in accordance with this Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions). In such event and solely for purposes of the consummation of the Sale of any such Delayed Sale Entity, all references to the “Closing” in this Agreement shall refer to such closing and all references to “Closing Date” shall refer to the date on which such closing is completed.
     2.4 Directors. Immediately after the Closing, Purchaser and each of the Purchased Entities shall take such action necessary to appoint the individuals selected by Purchaser and Seller pursuant to the RueLaLa Stockholders Agreement and ShopRunner Stockholders Agreement to be the directors of such Purchased Entities, to hold office until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Organizational Documents of each of such Purchased Entities.
     2.5 Officers. Prior to the Closing, the Seller shall, and shall cause the Purchased Entities to, take all actions necessary to obtain resignations of any officers of any of the Purchased Entities appointed after the Merger Closing in their capacities as such, and not in their capacities as employees.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLER
     Subject to such exceptions as are specifically disclosed in the appropriately corresponding section of the Seller Disclosure Schedule (it being understood and agreed that only disclosures that are set forth in the corresponding section of the Seller Disclosure Schedule or are otherwise manifestly related to the representation or warranty in question under a plain reading of the Seller Disclosure Schedule shall cause an item in the Seller Disclosure Schedule to operate as an exception to a representation or warranty), Seller hereby represents and warrants to Purchaser, both as of the date hereof and as of the Closing Date, as follows:

     3.1 Organization. Seller is a corporation duly organized and validly existing and is in good standing under the laws of its jurisdiction of incorporation.
     3.2 Authorization. Each of Seller and the Seller Excluded Affiliates has full corporate power and authority to execute and deliver the Transaction Agreements to which it is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance by each of Seller and each Seller Excluded Affiliate of any Transaction Agreement to which it is a party has been duly and validly authorized and no additional corporate or stockholder authorization or consent is required by Seller or any Seller Excluded Affiliate in connection with the execution, delivery and performance by Seller or any Seller Excluded Affiliate of the Transaction Agreements to which it is a party. Each Transaction Agreement to which Seller or any Seller Excluded Affiliate is a party has been duly executed and delivered by Seller or such Seller Excluded Affiliate, as applicable, and constitutes a legal, valid and binding obligation of Seller or such Seller Excluded Affiliate, enforceable against it in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Law of general applicability relating to or affecting the rights of creditors and to the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at Law). A transaction committee of the board of directors of Seller has unanimously, by resolutions duly adopted at a meeting duly called and held, approved this Agreement, the Merger Agreement, the Ancillary Agreements, the Merger, the Sale and the other transactions contemplated by this Agreement, the Merger Agreement and the other Ancillary Agreements, which resolutions have not as of the date of this Agreement been subsequently rescinded, modified or withdrawn in any way.
     3.3 Consents and Approvals. Other than the filing with the Securities and Exchange Commission (collectively, the “SEC”) of such reports under, and such other compliance with, the Securities Laws in connection with the Sale and the other transactions contemplated by this Agreement and any notices, filings or approvals under the HSR Act (collectively, the “Required Governmental Approvals”), no consent, approval, waiver, order, authorization, application, permit, notice, filing or registration (collectively, the “Consents”) is or will be required to be obtained by Seller or any of the Seller Excluded Affiliates prior to Closing from, or to be given by Seller or any of the Seller Excluded Affiliates prior to Closing to, or made by Seller or any of the Seller Excluded Affiliates prior to Closing with, any Governmental Entity in connection with the execution, delivery and performance by Seller or any of the Seller Excluded Affiliates of the Transaction Agreements to which it is a party, or the consummation by Seller or any of the Seller Excluded Affiliates of the transactions contemplated hereby and thereby. No Consent is or will be required to be obtained by Seller or any of the Seller Excluded Affiliates prior to Closing from, or to be given by Seller or any of the Seller Excluded Affiliates prior to Closing to, or to be made by Seller or any of the Seller Excluded Affiliates prior to Closing with, any Person that is not a Governmental Entity in connection with the execution, delivery and performance by Seller or any of the Seller Excluded Affiliates of the Transaction Agreements to which it is a party, or the consummation by Seller and the Seller Excluded Affiliates of the transactions contemplated hereby and thereby.
     3.4 Non-Contravention. The execution, delivery and performance by Seller and each Seller Excluded Affiliate of each Transaction Agreement to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not

(i) violate or conflict with any provision of the Organizational Documents of Seller or any of the Seller Excluded Affiliates, (ii) conflict with, or result in the breach of, or constitute a default (with or without notice, lapse of time or both) under, require any consent under, or give others any rights of termination, cancellation, modification or acceleration (with or without notice, lapse of time or both) of any right or obligation of Seller or any of the Seller Excluded Affiliates under, or result in a loss of any benefit to which Seller or any of the Seller Excluded Affiliates is entitled under, any Contract to which Seller or any of the Seller Excluded Affiliates is a party, or result in the creation of any Lien upon any of the Assets of Seller or any of the Seller Excluded Affiliates, or (iii) assuming the filing with the SEC of such reports under, and such other compliance with, the Securities Laws and the making of any notices, filings or approvals under the HSR Act required in connection with the Sale and the other transactions contemplated by this Agreement, conflict with, violate or result in a breach by Seller or any Seller Excluded Affiliate of, or constitute a default by Seller or any of the Seller Excluded Affiliates under, any Law or Governmental Order applicable to Seller or any Seller Excluded Affiliate or by which any of them or any of their respective Assets is bound or otherwise affected, or under any Governmental Authorization of Seller or any of the Seller Excluded Affiliates.
     3.5 Litigation. As of the date of this Agreement, there are no Actions pending or, to the knowledge of Seller, threatened against Seller or any of the Seller Excluded Affiliates in connection with the Sale or the other transactions contemplated hereby. As of the date of this Agreement, there is no Action of any Governmental Entity or other Person pending against Seller or any of the Seller Purchased Entities before any Governmental Entity, or, to the knowledge of Seller, threatened against or affecting Seller, any of the Seller Excluded Affiliates or any of their respective properties or Assets or any of their respective officers, directors, managing members, partners or similar Persons (in their capacities as such) that, individually or in the aggregate, would reasonably be expected to prevent or materially delay or impair the ability of Seller and the Seller Excluded Affiliates to consummate the transactions contemplated by this Agreement or would otherwise prevent Seller or any Seller Excluded Affiliate from (a) executing and delivering the Transaction Agreements to which it is a party or (b) performing its obligations pursuant to, or observing any of the terms and provisions of, the Transaction Agreements to which it is a party. As of the date of this Agreement, there is no Governmental Order against Seller or any of the Seller Excluded Affiliates or, to the knowledge of Seller, any of their respective directors, officers, managing members, partners or similar Persons (in their capacities as such), that could reasonably be expected to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a material adverse effect on the ability of Seller and the Seller Excluded Affiliates to consummate the transactions contemplated by this Agreement and the Ancillary Agreements.
     3.6 Brokers and Finders. Neither Seller nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders, fees in connection with the Sale or the other transactions contemplated in this Agreement in a manner that would subject Purchaser or any of the Purchased Entities to any liability therefor.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
OF PURCHASER
          Subject to such exceptions as are specifically disclosed in the appropriately corresponding section of Purchaser Disclosure Schedule (it being understood and agreed that only disclosures that are set forth in the corresponding section of Purchaser Disclosure Schedule or are otherwise manifestly related to the representation or warranty in question under a plain reading of Purchaser Disclosure Schedule shall cause an item in Purchaser Disclosure Schedule to operate as an exception to a representation or warranty), Purchaser hereby represents and warrants to Seller, both as of the date hereof and as of the Closing Date, as follows:
     4.1 Organization. Purchaser is a limited liability company duly organized and validly existing and is in good standing under the laws of its jurisdiction of organization.
     4.2 Authorization. Each of Purchaser and each of its Affiliates has full corporate or similar power and authority to execute and deliver the Transaction Agreements to which it is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance by each of Purchaser and each of its Affiliates of the Transaction Agreements to which it is a party has been duly and validly authorized and no additional corporate or member authorization or consent is required by Purchaser or any of its Affiliates in connection with the execution, delivery and performance by each of Purchaser and each of its Affiliates of the Transaction Agreements to which it is a party. The Transaction Agreements to which Purchaser or any of its Affiliates is a party have been duly executed and delivered by Purchaser or such Affiliate, as applicable, and constitutes legal, valid and binding obligations of Purchaser and such Affiliates, enforceable against it in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Law of general applicability relating to or affecting the rights of creditors and to the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at Law), subsequently rescinded, modified or withdrawn in any way.
     4.3 Consents and Approvals. Other than the Required Governmental Approvals, no Consent, approval, waiver, order, authorization, permit, notice, filing or registration is or will be required to be obtained by Purchaser or any of its Affiliates prior to Closing from, or to be given by Purchaser or any of its Affiliates prior to Closing to, or made by Purchaser or any of its Affiliates prior to Closing with, any Governmental Entity in connection with the execution, delivery and performance by Purchaser or any of its Affiliates of the Transaction Agreements to which it is a party, or the consummation by Purchaser and its Affiliates of the transactions contemplated hereby and thereby. Except as set forth on Schedule 4.4(b), no Consent is or will be required to be obtained by Purchaser or any of its Affiliates prior to Closing from, or to be given by Purchaser or any of its Affiliates prior to Closing to, or to be made by Purchaser or any of its Affiliates prior to Closing with, any Person that is not a Governmental Entity in connection with the execution, delivery and performance by Purchaser or any of its Affiliates of the Transaction Agreements to which it is a party, or the consummation by Purchaser and its Affiliates of the transactions contemplated hereby and thereby.

     4.4 Non-Contravention. The execution, delivery and performance by Purchaser or any of its Affiliates of the Transaction Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) violate or conflict with any provision of the Organizational Documents of Purchaser or any of its Affiliates, (ii) assuming the receipt of all consents, approvals, waivers and authorizations and the making of the notices and filings set forth on Schedule 4.4(b), conflict with, or result in the breach of, or constitute a default (with or without notice, lapse of time or both) under, require any consent under, or give others any rights of termination, cancellation, modification or acceleration (with or without notice, lapse of time or both) of any right or obligation of Purchaser or any of its Affiliates under, or result in a loss of any benefit to which Purchaser or any of its Affiliates is entitled under any Contract to which Purchaser or any of its Affiliates is a party to, or result in the creation of any Lien upon any of the Assets of Purchaser or any of its Affiliates, (iii) assuming the receipt of all consents, approvals, waivers and authorizations and the making of the notices and filings set forth on Schedule 4.4(b), conflict with, or result in the breach of, or constitute a default (with or without notice, lapse of time or both) under, require any consent under, or give others any rights of termination, cancellation, modification or acceleration (with or without notice, lapse of time or both) of any right or obligation of GSI or any of its Subsidiaries under, or result in a loss of any benefit to which GSI or any of its Subsidiaries is entitled under, any Contract, to which GSI or any of its Subsidiaries is a party to, or result in the creation of any Lien upon any of the Assets of GSI or any of its Subsidiaries, or (iv) assuming the receipt of all consents, approvals, waivers and authorizations and the making of notices and filings under the HSR Act, or required to be made or obtained by Purchaser, conflict with, violate or result in a breach of or constitute a default by Purchaser or any of its Affiliates under any Law or Governmental Order applicable to Purchaser or any of its Affiliates or by which they or any of their respective Assets is bound or otherwise affected, or under any Governmental Authorization of Purchaser or any of its Affiliates.
     4.5 Transferred Employees. Except for the individual(s) listed on Schedule 4.5, none of the Transferred Employees is necessary for, or material to, GSI and its Subsidiaries, taken as a whole, to continue to operate and conduct the businesses of GSI and its Subsidiaries (other than the Purchased Entities) in all material respects as conducted by them immediately prior to the Merger Closing.
     4.6 Litigation. As of the date of this Agreement, there are no Actions pending or, to the knowledge of Purchaser, threatened against Purchaser or any of its Affiliates in connection with the Sale or the other transactions contemplated hereby. As of the date of this Agreement, there is no Action of any Governmental Entity or other Person pending against Purchaser or any of its Affiliates before any Governmental Entity, or, to the knowledge of Purchaser, threatened against or affecting Purchaser, any of its Affiliates or any of their respective properties or Assets or any of their respective officers, directors, managing members, partners or similar Persons (in their capacities as such) that, individually or in the aggregate, would reasonably be expected to prevent or materially delay or impair the ability of Purchaser and its Affiliates to consummate the transactions contemplated by this Agreement or would otherwise prevent Purchaser or any of its Affiliates from (a) executing and delivering the Transaction Agreements to which it is a party or (b) performing its obligations pursuant to, or observing any of the terms and provisions of, the Transaction Agreements to which it is a party. As of the date of this Agreement, there is no Governmental Order against Purchaser or any of its Affiliates or, to the knowledge of Purchaser, any of their respective directors, officers, managing members, partners or similar Persons (in their capacities as such), that could reasonably be expected to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a material adverse effect on the ability of Purchaser and its Affiliates to consummate the transactions contemplated by this Agreement and the Ancillary Agreements.
     4.7 Conduct of Business. Purchaser has not conducted any business, and has not incurred any Liabilities, other than in connection with, or incidental to, the Sale and the other transactions contemplated by this Agreement and the Merger Agreement.
     4.8 Investment Status. Purchaser is an “accredited investor” as such term is defined in Rule 501 promulgated under the Securities Act. Purchaser is purchasing the Purchased Interests for its own account, for investment only and not with a view to, or any present intention of, effecting a distribution of the Purchased Interests or any part thereof in violation of the Securities Act. Purchaser acknowledges and agrees that the Purchased Interests have not been registered under the Securities Act or the securities laws of any state or other jurisdiction and cannot be disposed of unless they are subsequently registered under the Securities Act and any other applicable federal or state securities laws or an exemption from such registration is available. Purchaser has conducted its own due diligence review of the business and operations of the Purchased Entities and has made its own determination as to the suitability of an investment in the Purchased Interests. Purchaser is not relying on any representations or warranties whatsoever, express, implied, at common law, statutory or otherwise, except for the representations or warranties expressly set forth in this Agreement and the Ancillary Agreements. Purchaser is not purchasing the Purchased Interests as a result of any advertisement, article, notice or other communication regarding the Purchased Interests published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.
     4.9 Brokers and Finders. Neither Purchaser nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders, fees in connection with the Sale or the other transactions contemplated by this Agreement in a manner that would subject Seller or any of its Subsidiaries (other than the Purchased Entities) to any liability therefor.

ARTICLE V
ADDITIONAL AGREEMENTS
     5.1 Conduct of Business. (a) Seller covenants and agrees that, from and after the date hereof until the Merger Closing, except as prohibited or required by any Governmental Order, Seller shall use reasonable efforts (including by enforcing covenants binding on GSI and its Subsidiaries under the Merger Agreement) to cause GSI not to take any action that could be reasonably expected to materially impede or interfere with, delay, postpone or materially and adversely affect the consummation of the Sale or the other transactions contemplated by this Agreement.
          (b) Seller covenants and agrees that, from and after the Merger Closing until the Closing (unless Purchaser shall otherwise approve in writing, such approval not to be unreasonably withheld, delayed or conditioned, or except as otherwise expressly contemplated by this Agreement), it shall use reasonable efforts to cause the business of the Purchased Entities to be conducted only in, and the Purchased Entities not to take any action except in, the ordinary and usual course of business and in a manner consistent with past practice, and the respective business organizations of the Purchased Entities to be preserved intact, including by using reasonable efforts to keep available the services of the current officers, employees and consultants of the Purchased Entities and to maintain or improve the Purchased Entities respective existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, employees, Governmental Entities and other Persons with which the Purchased Entities have significant business relations. By way of amplification and not limitation, except as expressly contemplated by this Agreement, Seller shall use its reasonable efforts to ensure that none of the Purchased Entities shall, on or after the Merger Closing and prior to the Closing, and Seller shall not cause any of the Purchased Entities to, take any action that GSI and its Subsidiaries would be prohibited from taking prior to the Merger Closing under the Merger Agreement without the prior written consent of Seller (without taking into account any materiality qualifiers set forth in Section 4.2 of the Merger Agreement), in any such case without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, delayed or conditioned.
          (c) From and after the Merger Closing until the Closing, except as prohibited or required by any Governmental Order, Seller covenants and agrees not to take any action, or cause or permit any of the Purchased Entities, to (i) grant any preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments of any character under which the Purchased Entities are or may become obligated to issue or sell, or giving any Person a right to subscribe for or acquire, or in any way dispose of, any shares of the capital stock or other equity interests, or any securities or obligations exercisable or exchangeable for or convertible into any shares of the capital stock or other equity interests, of the Purchased Entities; (ii) subject the shares of capital stock and other equity interests of any Purchased Entity to any voting trust agreement or other contract, agreement or arrangement restricting or otherwise relating to the voting, dividend rights or disposition of such stock or other equity interests; or (iii) (A) issue, sell, transfer, grant, pledge, dispose of or otherwise encumber any Purchased Interests, (B) declare, set aside or pay any dividends or distributions on, or make any other distributions in respect of, any Purchased Interests, (C) split, combine or reclassify any outstanding Purchased Interests or (D) purchase, redeem or otherwise acquire or dispose of any Purchased Interests.
          (d) From and after the date hereof until the Closing, Seller and Purchaser shall cooperate and use their reasonable efforts to explore and negotiate in good faith, and if mutually acceptable to Seller and Purchaser, agree upon and undertake potential business and commercial opportunities between RueLaLa and ShopRunner, on the one hand, and Seller and its Affiliates (including PayPal), on the other hand.
     5.2 Information and Access. (a) Each party hereto shall keep the other apprised of the status of matters relating to completion of the Sale or the other transactions contemplated hereby, including promptly furnishing the other with copies of any material notices or other communications received by such party or, to the knowledge of such party, its Representatives from any third party and/or any Governmental Entity with respect to the Sale and the other transactions contemplated by this Agreement, in each case to the extent permitted by applicable Law. Each party hereto shall give prompt notice to the other party hereto of any development or combination of developments that, individually or in the aggregate, is reasonably likely to (a) cause it to fail to comply with or satisfy in any material respect any covenant, condition or agreement under this Agreement or (in the case of Seller only) the Merger Agreement to be complied with or satisfied by it under this Agreement or (in the case of Seller only) the Merger Agreement, or (b) prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement or (in the case of Seller only) the Merger Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties hereto (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.
          (b) In order to facilitate the resolution of any claims made by or against or incurred by Seller or any of its Affiliates after the Closing, to comply with the terms of this Agreement, any applicable Law or Governmental Order or any request of any Governmental Entity or for any other reasonable purpose, (i) with respect to matters not pertaining to Taxes, for a period of five years after the Closing, or for any longer period as may be required by any Governmental Entity or as may be reasonably necessary with respect to the prosecution or defense of any audit or other Action that is then pending or threatened, or (ii) with respect to matters pertaining to Taxes, for a period that is equivalent to the period established by any applicable statute of limitations (including any extension or waiver thereof), Purchaser shall, or shall cause the Purchased Entities to, (A) retain the Books and Records (including Tax Returns) of the Purchased Entities Related to the Purchased Entities Businesses relating to the period prior to the Closing in a manner consistent with the Purchased Entities’ customary document retention policies on or after the Closing and (B) upon reasonable notice, afford the Representatives of Seller reasonable access (including the right to make photocopies, at Seller’s expense), during normal business hours, to such Books and Records and reasonable access to and the reasonable assistance of Purchaser’s and its Subsidiaries respective Representatives with respect to the matters contemplated by this Section 5.2(b) and (C) otherwise cooperate with and assist Seller or any of its Affiliates, at Seller’s cost and expense, in connection with any such claims, including by causing employees of Purchaser or any of the Purchased Entities to avail themselves for trial, depositions, interviews and other Action-related litigation endeavors, in each case on terms and conditions reasonably satisfactory to Purchaser (including with respect to protecting privilege);

provided that Seller agrees to reimburse Purchaser for all reasonable out-of-pocket expenses incurred by Purchaser or any of its Subsidiaries in complying with clauses (B) and (C) above. Following the period specified in the first sentence of this Section 5.2(b), if Purchaser wishes to destroy such Books and Records (other than Tax Returns), Purchaser shall first provide Seller the reasonable opportunity to take possession of the same (at Seller’s cost and expense); it being understood and agreed that any information disclosed to Seller or its Representatives pursuant to this Section 5.2(b) shall be subject to Seller’s obligations in Section 5.3(a) (Confidentiality).
          (c) In order to facilitate the resolution of any claims made by or against or incurred by Purchaser or any of its Affiliates after the Closing, to comply with the terms of this Agreement, any applicable Law or Governmental Order or any request of any Governmental Entity or for any other reasonable purpose, (i) with respect to matters not pertaining to Taxes, for a period of five years after the Closing, or for any longer period as may be required by any Governmental Entity or as may be reasonably necessary with respect to the prosecution or defense of any audit or other Action that is then pending or threatened, or (ii) with respect to matters pertaining to Taxes, for a period that is equivalent to the period established by any applicable statute of limitations (including any extension or waiver thereof), Seller shall, or shall cause GSI and its Subsidiaries to, (A) retain the Books and Records (including Tax Returns) Related to the Excluded Business relating to the period prior to the Closing in a manner consistent with the customary document retention policies of GSI and its Subsidiaries on or after the Closing and (B) upon reasonable notice, afford Representatives of Purchaser reasonable access (including the right to make photocopies, at Purchaser’s expense), during normal business hours, to such Books and Records and access to and the assistance of GSI’s and its Subsidiaries’ respective Representatives to the extent necessary with respect to the matters contemplated by this Section 5.2(c) and (C) otherwise cooperate with and assist Purchaser or any of its Affiliates, at Purchaser’s cost and expense, in connection with any such claims, including by causing employees of GSI or any of its Subsidiaries to avail themselves for trial, depositions, interviews and other Action-related litigation endeavors, in each case on terms and conditions reasonably satisfactory to Seller (including with respect to protecting privilege); provided that Purchaser agrees to reimburse Seller for all reasonable out-of-pocket expenses incurred by GSI or any of its Subsidiaries in complying with clauses (B) and (C) above. Following the period specified in the first sentence of this Section 5.2(c), if Seller wishes to destroy such Books and Records (other than Tax Returns), Seller shall first provide Purchaser the reasonable opportunity to take possession of the same (at Purchaser’s cost and expense); it being understood and agreed that any information disclosed to Purchaser or its Representatives pursuant to this Section 5.2(c) shall be subject to Purchaser’s obligations in Section 5.3(b) (Confidentiality).
     5.3 Confidentiality.
          (a) Following the Closing, Seller agrees to, and shall cause its Affiliates and their respective directors, officers, employees, Affiliates, financial advisors, attorneys, accountants and other advisors or representatives (as to each party, its “Representatives”) to, treat and hold as confidential (and not disclose or provide access to any Person), and not to otherwise use, any and all confidential or proprietary information, knowledge and data to the extent relating to any of the Purchased Entities or their respective businesses and affairs (collectively, “Purchaser Confidential Information”) that becomes known to Seller or its Representatives in connection with the transactions contemplated by this Agreement, the

Ancillary Agreements or the Merger Agreement by using the same degree of care, but no less than a reasonable standard of care, to prevent the unauthorized use, dissemination or disclosure of Purchaser Confidential Information as it and its Affiliates use with respect to their own confidential or proprietary information, knowledge and data, unless Purchaser provides its prior written consent to such use or disclosure and except as otherwise permitted in this Section 5.3(a). Notwithstanding the foregoing, in the event that Seller or any of its Representatives becomes legally compelled by Governmental Order or is required by Law to disclose any Purchaser Confidential Information, disclosure in compliance with this Section 5.3(a) shall be permitted and, to the extent reasonably practicable and permitted by applicable Law, Seller agrees to, and shall cause its Representatives to, (i) provide Purchaser with reasonable written notice of such requirement so that Purchaser may seek a protective order or other remedy, (ii) in the event that such protective order or other remedy is not obtained, furnish only that portion of such Purchaser Confidential Information which is legally required to be provided and exercise reasonable efforts to obtain assurances that confidential treatment will be afforded to such Purchaser Confidential Information and (iii) use reasonable efforts to promptly furnish to Purchaser a copy (in whatever form or medium) of such Purchaser Confidential Information that it intends to furnish or has furnished. The foregoing sentences in this Section 5.3(a) shall not apply to any information, knowledge or data that at the time of disclosure is available publicly or becomes publicly available through no act or omission of the party owing a duty of confidentiality, or becomes available on a non-confidential basis from a source other than the party owing a duty of confidentiality, so long as such source is not known by such party to be bound by a confidentiality agreement with or other obligations of secrecy to the other party. Seller agrees and acknowledges that remedies at Law for any breach under this Section 5.3(a) by it or any of its Representatives are inadequate and that in addition thereto Purchaser shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach.
          (b) Following the Closing, Purchaser agrees to, and shall cause its Representatives to, treat and hold as confidential (and not disclose or provide access to any Person), and not to otherwise use, any and all confidential or proprietary information, knowledge and data to the extent relating to Seller, GSI and their respective Subsidiaries (other than the Purchased Entities) or their respective businesses and affairs (collectively, “Seller Confidential Information”) that becomes known to Purchaser or its Representatives in connection with the transactions contemplated by this Agreement or the Ancillary Agreements by using the same degree of care, but no less than a reasonable standard of care, to prevent the unauthorized use, dissemination or disclosure of Seller Confidential Information as it and its Affiliates use with respect to their own confidential or proprietary information, knowledge and data, unless Seller provides its prior written consent to such use or disclosure and except as otherwise permitted in this Section 5.3(b). Notwithstanding the foregoing, in the event that Purchaser or any of its Representatives becomes legally compelled by Governmental Order or is required by Law to disclose any Seller Confidential Information, disclosure in compliance with this Section 5.3(b) shall be permitted and, to the extent reasonably practicable and permitted by applicable Law, Purchaser agrees to, and shall cause its Representatives to, (i) provide Seller with reasonable written notice of such requirement so that Seller may seek a protective order or other remedy, (ii) in the event that such protective order or other remedy is not obtained, furnish only that portion of such Seller Confidential Information which is legally required to be provided and exercise reasonable efforts to obtain assurances that confidential treatment will be afforded to such Seller Confidential Information and (iii) use reasonable efforts to promptly furnish to Seller a copy (in whatever form or medium) of such Seller Confidential Information that it intends to furnish or has furnished. The foregoing sentences in this Section 5.3(b) shall not apply to any information, knowledge or data that at the time of disclosure is available publicly or becomes publicly available through no act or omission of the party owing a duty of confidentiality, or becomes available on a non-confidential basis from a source other than the party owing a duty of confidentiality, so long as such source is not known by such party to be bound by a confidentiality agreement with or other obligations of secrecy to the other party. Purchaser agrees and acknowledges that remedies at Law for any breach under this Section 5.3(b) by it or any of its Representatives are inadequate and that in addition thereto Seller shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach.
     5.4 Further Action; Efforts. (a) Subject to the terms and conditions of this Agreement, each party shall use reasonable efforts to take, or cause to be taken, all actions and to use reasonable efforts to do, or cause to be done, and assist and cooperate with the other parties in doing, all things reasonably necessary, proper or advisable under this Agreement and applicable Law to satisfy the conditions to the completion of the Sale and, except as prohibited or required by any Governmental Order, to consummate as soon as reasonably practicable the Sale and the other transactions contemplated by this Agreement in accordance with the terms hereof and, except as prohibited or required by any Governmental Order, shall not, and it shall cause its Representatives not to, take any action that could be reasonably expected to materially impede or interfere with, materially delay, materially postpone or materially and adversely affect the consummation of the Sale or the other transactions contemplated by this Agreement.
          (b) In connection with and without limiting the foregoing, each party shall provide, or cause to be provided, all necessary notices, applications, requests and information to, and enter into discussions with, each Governmental Entity from whom any consent, approval, authorization or other action or non-action is required to be obtained in order to consummate the Sale or the other transactions contemplated by this Agreement or in connection herewith (collectively, the “Governmental Consents”), use reasonable efforts to obtain all such Governmental Consents and, except as prohibited or required by any Governmental Order, to eliminate each and every other impediment that may be asserted by any Governmental Entity with respect to the Sale or the other transactions contemplated by this Agreement, in each case so as to enable the Sale and the other transactions contemplated hereby to occur as soon as reasonably practicable. Without limitation of the foregoing sentence, Purchaser and its Affiliates shall be responsible for all filing fees under the HSR Act payable in connection with the Sale.
          (c) In connection with and without limiting the foregoing, Purchaser shall provide, or cause to be provided, all necessary notices and information to, and enter into discussions with, any Person (other than any Governmental Entity) from whom any Consent is required to be obtained in connection with the Sale or the other transactions contemplated by this Agreement and use reasonable efforts to obtain all such Consents, and Seller will provide reasonable cooperation to Purchaser, at Purchaser’s expense, in promptly seeking to obtain all such Consents. Purchaser shall be responsible for all costs and expenses to obtain such Consents pursuant to this Section 5.4(c). If a Consent to the assignment by GSI or any of its Subsidiaries of any such Contract is obtained, Purchaser shall not, and shall not permit any of the Purchased Entities to, (i) amend such Contract in a manner that would increase the Liability of GSI or such

Subsidiary thereunder or (ii) renew, expand or enter into any extension of any such Contract unless GSI or such Subsidiary has been released of all its Liabilities under or relating to the Contract in question.
          (d) In connection with and without limiting the generality of the foregoing, each party shall (i) make or cause to be made, in consultation and cooperation with the other parties, all necessary and appropriate registrations, declarations, notices and filings relating to or in connection with the Sale and the other transactions contemplated by this Agreement with the relevant Governmental Entities under all applicable Antitrust Laws; (ii) use reasonable efforts to furnish to the other parties all reasonable assistance, cooperation and information required for any such registration, declaration, notice or filing and in order to achieve the effects set forth in Section 5.4(b); (iii) give the other parties reasonable prior notice of any such registration, declaration, notice or filing and, to the extent reasonably practicable, of any material communication with any Governmental Entity with respect to applicable Antitrust Laws regarding the Sale or the other transactions contemplated hereby (including with respect to any of the actions referred to in Section 5.4(b)), and permit the other parties to review and discuss in advance, and consider in good faith the views of, and secure the participation of, the other parties in connection with, any such registration, declaration, notice, filing or communication; (iv) respond as promptly as practicable under the circumstances to any inquiries received from any Governmental Entity with respect to applicable Antitrust Laws regarding the Sale or the other transactions contemplated hereby; (v) unless prohibited by applicable Law or by the applicable Governmental Entity, (A) to the extent reasonably practicable, not participate in or attend any meeting, or engage in any material substantive conversation with any Governmental Entity with respect to applicable Antitrust Laws regarding the Sale or the other transactions contemplated hereby (including with respect to any of the actions referred to in Section 5.4(b)) without the other party hereto, (B) to the extent reasonably practicable, give the other party hereto reasonable prior notice of any such meeting or conversation, (C) in the event one party is prohibited by applicable Law or by the applicable Governmental Entity from participating or attending any such meeting or engaging in any such conversation, keep the other parties reasonably apprised with respect thereto, (D) cooperate in the filing of any substantive memoranda, white papers, filings, correspondence or other written communications explaining or defending this Agreement, the Sale or the other transactions contemplated hereby and thereby, articulating any regulatory or competitive argument, and/or responding to requests or objections made by any Governmental Entity under applicable Antitrust Laws, and (E) furnish the other party hereto with copies of all material correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and its Representatives, on the one hand, and any Governmental Entity or members of any Governmental Entity’s staff, on the other hand, with respect to applicable Antitrust Laws that concern this Agreement, the Sale or the other transactions contemplated hereby and thereby.
          (e) In the event that any Action is instituted (or threatened to be instituted) by a Governmental Entity or private party challenging any transaction contemplated by this Agreement, each party shall, except as prohibited or required by any Governmental Order, (i) provide reasonable cooperation to the other party hereto and use its respective reasonable efforts to contest and resist any such Action and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other Governmental Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement, and (ii) at its own cost and expense, defend any such Actions against it or its Affiliates in connection with the transactions contemplated by this Agreement.
     5.5 Publicity. To the extent practicable and except with respect to any filing required to be made by Seller under the Exchange Act, Seller and Purchaser shall consult with one another prior to issuing any press releases or otherwise making any public announcements with respect to the Sale and the other transactions contemplated by this Agreement; provided, however, that no such consultation shall be required with respect to press releases or public statements that are consistent with (and not more expansive in any material respect than) prior press releases and statements made in accordance with this Section 5.5.
     5.6 Restrictions on Transfers. From and after the Merger Closing Date until the earlier of the Closing Date and the termination of this Agreement pursuant to Article VII, except as prohibited or required by any Governmental Order, Seller shall not, and shall cause its Subsidiaries not to, directly or indirectly, by operation of law or otherwise, sell, exchange, transfer, convey, assign, mortgage, pledge, encumber or otherwise dispose of (a) any direct or indirect interest in or beneficial ownership of all or any portion of the issued and outstanding shares or other equity interests or (b) except in the ordinary course of business of Seller or any of its Subsidiaries consistent with past practice, any of the rights, property or assets, of any of the Purchased Entities (whether by actual disposition or effective economic disposition due to hedging, cash settlement or otherwise).
     5.7 Intercompany Arrangements. (a) Beginning on the date hereof, Seller and Purchaser shall use reasonable efforts to cooperate and use their reasonable efforts to negotiate in good faith and, if mutually acceptable to Purchaser and Seller, agree upon and effect in an expeditious manner modifications to any Intercompany Arrangements between GSI or any its Affiliates, on the one hand, and any of the Purchased Entities, on the other hand, to cause the terms of such Intercompany Arrangements to be consistent with the terms of those Contracts between GSI or any of its Subsidiaries, on the one hand, and Persons not Affiliated with GSI or its Subsidiaries in similar arms-length transactions.
          (b) At or prior to the Closing, Seller shall cause GSI to make or cause to be made to each of RueLaLa, ShopRunner and an entity forming a part of the Licensed Sports Business, to be designated by Purchaser prior to the Closing, a capital contribution in an amount equal to $61,000,000, $40,000,000 and $55,000,000, respectively, in each case to the extent not previously made pursuant to Section 2.2(d) or otherwise.
          (c) At or prior to the Closing, Seller shall cause GSI to make or cause to be made to each of RueLaLa, ShopRunner and TeamStore a capital contribution in an amount equal to such entity’s outstanding indebtedness to GSI at that time; provided, however, that the amount of such capital contributions shall not exceed $40,000,000 in the aggregate. At or prior to the Closing, Seller shall cause each of RueLaLa, ShopRunner and TeamStore to apply such capital contributions to repayment in full of such indebtedness to GSI.
          (d) At or prior to the Closing, Seller shall cause GSICS to effect the contribution of certain assets and other interests to TeamStore on the terms and conditions set forth in the Contribution Agreement and, to the extent any assets or other interests owned by GSICS and used exclusively by, or customized exclusively for, the business contemplated to be engaged in by TeamStore fail to be contributed to TeamStore prior to the Closing, Seller shall cause GSICS to complete the contribution of such assets or other interests as soon as practicable upon Purchaser’s written request.
     5.8 Transition Services Agreement. Promptly after the date hereof, the parties hereto shall negotiate reasonably and in good faith agree upon (in no event later than the Closing) a form of one or more transition services agreements consistent in all material respects with the terms and conditions set forth in Exhibit B, pursuant to which Seller or its Affiliates shall provide to Purchaser or its Affiliates certain specified services for up to the time periods and at the prices specified in Exhibit B following the Closing Date (collectively, the “Transition Services Agreement”).
     5.9 Transition. (a) Assuming that Seller or its Representatives receive information reasonably necessary to assess the matters contemplated by this Section 5.9(a), Seller and Purchaser shall work together in good faith to develop a plan prior to the Closing Date (the “Conversion Plan”) to effect the orderly transfer of servicing of any customer accounts serviced by GSI and its Subsidiaries (other than the Purchased Entities) as of the Merger Closing Date from the Shepardsville Warehouse to another warehouse facility owned or leased by Seller and its Subsidiaries (other than the Purchased Entities). Seller shall bear any and all cost and expense of such transfer as determined using the existing intercompany rates between GSI and its Subsidiaries for such transfers as in effect as of the Merger Closing Date. Each of Purchaser and Seller shall use reasonable efforts to agree upon and implement the Conversion Plan.
          (b) Except as otherwise provided in the Contribution Agreement, promptly following the Closing, Seller agrees to cause to be transferred and delivered to Purchaser or any of the Purchased Entities, as directed by Purchaser and at Purchaser’s sole cost and expense using the intercompany rates currently in effect for such transfers and on the same terms as the intercompany agreements between GSI and its Subsidiaries or among the Subsidiaries of GSI governing such transfers as in effect immediately prior to the Merger Closing, any and all Purchased Entity Inventory in the possession of GSI and its Subsidiaries as of the Merger Closing; provided that if GSI or any of its Subsidiaries receive any Purchased Entity Inventory after the Closing, Seller shall cause such inventory to be transferred and delivered to Purchaser or any of the Purchased Entities, as directed by Purchaser, as promptly as practicable after receipt thereof. Promptly following the Closing, Purchaser agrees to cause to be transferred and delivered to GSI or any of its Subsidiaries, as directed by Seller and at Seller’s sole cost and expense using the intercompany rates currently in effect for such transfers and on the same terms as the intercompany agreements between GSI and its Subsidiaries or among the Subsidiaries of GSI governing such transfers as in effect immediately prior to the Merger Closing, any and all GSI Inventory in the possession of the Purchased Entities as of the Merger Closing, including that located at the Shepardsville Warehouse; provided that if any Purchased Entity receives any GSI Inventory after the Closing, Purchaser shall cause such GSI Inventory to be transferred and delivered to GSI or any of its Subsidiaries, as directed by Seller, as promptly as practicable after receipt thereof.

          (c) Following the Closing, Seller will authorize, and use reasonable efforts to cause, GSI or any of its Subsidiaries to assign to the Purchased Entities all Contracts for services provided by third parties solely for the National Turnpike Facility or the Shepardsville Warehouse (collectively, the “Facility Contracts”) to the extent reasonably practicable. To the extent such assignment of any such Facility Contract is not reasonably practicable, following the Closing, Seller agrees to cause GSI or any of its Subsidiaries to enter into in any reasonable and lawful arrangements (including at a mutually agreeable cost) mutually agreeable between Purchaser and Seller that is designed to provide to the Purchased Entities the benefits of use of such Facility Contract consistent with the services provided to the Purchased Entities pursuant to any such Facility Contract until Purchaser replaces those arrangements with an alternative arrangement for the provision of services provided to the Purchased Entities prior to the Closing pursuant to any such Facility Contract. Without limitation of the foregoing sentence, Purchaser agrees to use reasonable efforts promptly following the Closing (but in no event later than the first anniversary of the Closing) to enter into a Contract with a third party for the provision of services provided to the Purchased Entities prior to the Closing pursuant to any such Facility Contract that is not assigned to any of the Purchased Entities at Closing.
     5.10 Merger Agreement Matters. (a) Without the prior written consent of Purchaser, which shall not be unreasonably withheld, delayed or conditioned, except as prohibited or required by any Governmental Order, Seller shall not amend or modify the Merger Agreement as in effect on the date hereof or grant any consent or waiver thereunder, in a manner that adversely affects in any material respect Purchaser’s rights and obligations hereunder or would be reasonably expected to prevent or materially delay or materially impair the ability of Seller to consummate the Sale and the other transactions contemplated by this Agreement. Subject to the foregoing, Seller shall deliver promptly to Purchaser copies of all amendments or modifications to the Merger Agreement.
          (b) Nothing in this Section 5.10 or elsewhere in this Agreement shall (i) prohibit Seller from terminating the Merger Agreement in accordance with its terms or (ii) shall require that Seller waive in whole or in part any condition to its obligation to effect the Merger.
     5.11 Corporate Guarantees. Seller acknowledges that GSI or its Subsidiaries have guaranteed the performance of RueLaLa, ShopRunner and TeamStore under certain inventory purchase agreements and leases entered into by them prior to the Merger Closing and the performance of TeamStore under certain Contracts assigned to TeamStore pursuant to the Contribution Agreement and agrees to maintain those corporate guarantees in full force and effect with respect to all inventory purchases by RueLaLa, ShopRunner and TeamStore following the Merger Closing in the ordinary course of business consistent with past practice, all such leases and all such Contracts assigned to TeamStore, without modification, until Purchaser replaces those guarantees with corporate guarantees by Purchaser or its Subsidiaries, subject to Purchaser’s indemnification obligations pursuant to clause (B) of Section 8.2(e); provided, however, that Seller shall not be required to so maintain such corporate guarantees after the first anniversary of the Closing Date; provided further, however, that Purchaser shall not, and shall not permit any of the Purchased Entities to, renew, expand, amend in a manner that would increase its Liability thereunder or enter into any extension of any such agreement, lease or Contract while any corporate guarantee by GSI or any of its Subsidiaries (other than the Purchased Entities) with respect to such agreement, lease or Contract remains outstanding.

Without limitation of the foregoing, Purchaser agrees to use reasonable efforts (including by Purchaser or its Subsidiaries issuing replacement guarantees) to cause the guarantees to be released promptly (but in no event later than one year) after the Closing.
     5.12 Seller Guarantee. Seller hereby unconditionally guarantees the remaining obligations of GSI under Section 2.9 of the RueLaLa Merger Agreement, subject to Purchaser’s indemnification obligations to the Seller Indemnified Persons pursuant to Sections 8.2(d) and 8.2(f). Without limitation of the foregoing, Purchaser shall promptly pay as and when due any amounts required to be paid by GSI pursuant to, and perform or cause to be performed any other obligations of GSI under, Section 2.9 of the RueLaLa Merger Agreement.
     5.13 Seller Indemnification Cooperation. Following the Closing, at the written direction of Purchaser, Seller shall (or shall cause the applicable Affiliate of Seller to), at Purchaser’s expense, participate as a party in any action, suit or proceeding to obtain reimbursement and indemnification, on behalf of Purchaser and the Purchased Entities, under the RueLaLa Merger Agreement or the Fanatics Merger Agreement, as applicable, for any Losses incurred by Purchaser or any of the Purchased Entities for which GSI and its Affiliates would be entitled to indemnification pursuant to the RueLaLa Merger Agreement or the Fanatics Merger Agreement, as applicable, and to obtain the release from escrow of any amount that may be released in connection therewith, in each case only to the extent reasonably necessary to enable Purchaser and the Purchased Entities to obtain any and all reimbursement and indemnification for which GSI and its Affiliates would be otherwise entitled pursuant to the RueLaLa Merger Agreement or the Fanatics Merger Agreement, as applicable; provided that Purchaser assumes the sole obligation to prosecute and defend any such proceeding, at its sole expense, and shall indemnify, defend and reimburse Seller and all Affiliates of Seller for any Losses incurred by Seller or any Affiliate of Seller (including reasonable fees of Seller’s counsel) in connection with any such action, suit or proceeding. Purchaser shall have the sole power to direct and control any proceedings for which it has assumed the sole responsibility to prosecute and defend and agrees to keep Seller and its counsel reasonably apprised with regard to the status of any such action, suit or proceeding. Seller shall hold in trust (or cause to be held in trust) for and pay to Purchaser as soon as reasonably practicable upon receipt thereof all amounts received by Seller or any of its Subsidiaries on behalf of Purchaser and the Purchased Entities pursuant to this Section 5.13 or otherwise pursuant to such merger agreements.
     5.14 Transfer of Employees. Effective immediately prior to the Closing, Seller shall request that GSI and its Subsidiaries to transfer the employment of the employees listed on Schedule 5.14 to the extent such individuals are employed by GSI and its Subsidiaries as of the Closing (the “Transferred Employees”) to one of the Purchased Entities, as determined by Purchaser. Seller and Purchaser shall work together in good faith to effect such transfer. All Liabilities with respect to accrued but unused vacation, sick pay or other paid time off or other compensation and benefits payable with respect to the Transferred Employees in connection with such transfer or in connection with their employment with GSI or any of its Subsidiaries shall be the sole responsibility of Purchaser. Seller shall pay Purchaser a cash payment within three days after the Closing equal to 50% of the value of any unvested stock options, restricted stock units, performance restricted stock units or any other unvested equity-based compensation (the “Unvested Equity Awards”) granted by GSI or any of its Subsidiaries to the Transferred Employees and the employees of the Purchased Entities (together with the Transferred

Employees, the “Employees”) and that are forfeited as of the Closing (collectively, the “Value for the Unvested Equity Awards”), and such payment shall be treated as an adjustment to the ShopRunner Purchase Price, the RueLaLa Purchase Price and the Licensed Sports Business Purchase Price, as applicable, for all Tax purposes to the extent permitted by applicable Law. The Value for the Unvested Equity Awards shall be determined in good faith by both the Seller and Purchaser and shall be based on the value of the Unvested Equity Awards assuming that they became fully vested and paid out on the Closing. The cash payment by Seller to Purchaser in respect of the Value for the Unvested Equity Awards shall be used by Purchaser to implement a compensation plan. The Employees will participate in such compensation plan, as determined by the Purchaser, and any awards granted thereunder will have vesting terms and conditions substantially similar in all material respects to the vesting terms and conditions to those Unvested Equity Awards that are forfeited upon Closing.
     5.15 Further Assurances.
          (a) From time to time after the Closing Date, each party hereto shall, and shall cause its Subsidiaries, promptly to execute, acknowledge and deliver any other assurances or documents or instruments of transfer reasonably requested by the other party hereto and necessary for the requesting party to satisfy its obligations hereunder or to obtain the benefits of the transactions contemplated hereby. Without limiting the generality of the foregoing, to the extent that Purchaser discovers following the Closing that any Asset Related to the Purchased Entities Businesses that the parties intended to be transferred to Purchaser or any of the Purchased Entities pursuant to this Agreement was not transferred to Purchaser or any of the Purchased Entities at Closing, or Seller discovers following the Closing that any Asset Related to the Excluded Business that the parties had not intended to be transferred to or retained by Purchaser or any of the Purchased Entities pursuant to this Agreement was transferred to Purchaser or any of the Purchased Entities at the Closing, Purchaser or Seller, as applicable, shall or shall cause its Subsidiaries promptly upon request of the other party to assign and transfer to such other party, at no cost to the other party, all right, title and interest in such Asset and shall hold in trust for and pay to such other party promptly upon receipt thereof, all income, proceeds and other monies received by it or any of its Subsidiaries in connection with its use of such Asset (net of any Taxes and any other costs imposed upon it or any of its Subsidiaries), except in each case to the extent (i) any applicable Law prohibits the transfer of such Asset or (ii) the transfer of such Asset otherwise would subject the transferring party or any of its Subsidiaries to any material liability. Without limiting the generality of the foregoing, if Purchaser discovers following the Closing that any Transferred Employee was transferred to or retained by Purchaser or any of the Purchased Entities at the Closing in breach of Purchaser’s representations and warranties in Section 4.5, Purchaser agrees to cooperate with Seller to enable such Transferred Employee to be hired by GSI or any of its Subsidiaries to the extent permitted by applicable Law.
          (b) Notwithstanding anything to the contrary in this Agreement, with respect to any Asset Related to the Excluded Business that is required for or used in connection with the respective businesses of the Purchased Entities as conducted by them prior to the Merger Closing that is not transferred or assigned to Purchaser or any Purchased Entity at the Closing, Seller agrees to enter into in any mutually agreeable, reasonable and lawful arrangements designed to provide to Purchaser and the Purchased Entities the benefits of use of such Asset (including at a

mutually agreeable cost) (including Non-Exclusive Licenses under Intellectual Property) consistent with the Purchased Entities’ use of such Asset prior to the Closing.
          (c) At the Closing, Purchaser shall assume and discharge or perform when due all the Purchased Entity Related Liabilities. Except as expressly provided in this Agreement or any Ancillary Agreement, Purchaser will not assume or have any responsibility of any nature with respect to any other Liability relating to GSI or any of its Subsidiaries that is not a Purchased Entity Related Liability. Seller and its Affiliates shall retain and be responsible for all Seller Covered Liabilities. From and after the Closing, Purchaser shall use reasonable efforts to assume (and cause Seller and its Affiliates to be released from) any Purchased Entity Related Liabilities for which the Seller Indemnified Persons are entitled to reimbursement and indemnification from the Purchaser Indemnifying Parties pursuant to Section 8.2(h). From and after the Closing, Seller shall use reasonable efforts to assume (and cause Purchaser and its Affiliates to be released from) any Seller Covered Liabilities for which the Purchaser Indemnified Persons are entitled to reimbursement and indemnification from Seller pursuant to Section 8.3(d).
     5.16 Business Relationships. From and after the Closing and as long as Michael Rubin continues to beneficially own at least a majority of the outstanding capital stock of ShopRunner, Seller shall use commercially reasonable efforts to cause GSI to continue to make ShopRunner a standard feature on current and future platforms and agrees to use reasonable efforts to maintain custom configuration on current and future platform for TeamStore.
     5.17 Intellectual Property Matters. (a) Seller hereby assigns, sells, conveys and transfers (and agrees to cause its Affiliates to assign, sell, convey and transfer) to the appropriate Purchased Entity (as set forth on Schedule 1.1(a)) all its (and their) rights, title and interest in and to the Transferred IP Assets to be held and enjoyed by such Purchased Entity, its successors and assigns. Seller hereby further assigns, sells, conveys and transfers (and agrees to cause its Affiliates to assign, sell, convey and transfer) to such Purchased Entity all its (and their) right, title and interest in and to any and all causes of action and rights to recover past, present and future infringement of the Transferred IP Assets (whether before or hereafter accrued), to settle and retain proceeds from any such actions, and the right to claim priority from the Transferred IP Assets. At Purchaser’s reasonable request and expense, Seller shall provide, and shall cause its Affiliates to provide, any cooperation and perform any other acts as may be reasonably necessary or appropriate, (i) to fully assign to such Purchased Entity all rights, title and interest in and to the Transferred IP Assets assigned or required to be assigned hereunder, (ii) to record and otherwise perfect such assignments, including by promptly executing and delivering to such Purchased Entity all forms and other documents (such as short form assignment agreements for purposes of recording any such assignments) reasonably requested by such Purchased Entity for such purposes, and (iii) to convey possession to such Purchased Entity of copies of any such Transferred IP Assets that are not in the possession or control of such Purchased Entity as of the date of this Agreement.
          (b) (i) Prior to and after the Closing, Seller shall, and shall cause its Affiliates to, assign, sell, convey and transfer to the appropriate Purchased Entity all of Seller’s and its Affiliates’ rights, title and interest in, to and under all Internet domain names Related to the Purchased Entities Businesses, including (x) all registrations, and applications for registration therein, and the exclusive right to apply for and maintain such Internet domain names, (y) all goodwill associated therewith and symbolized by such Internet domain names, and (z) all benefits, privileges, causes of action and remedies relating to any of the foregoing, whether before or hereafter accrued (including the rights to sue for all past, present or future infringements or other violations of any rights in such Internet domain names and to settle and retain proceeds from any such actions).
          (ii) Prior to and after the Closing, Purchaser shall, and shall cause its Affiliates (including, after the Closing, the Purchased Entities) to, assign, sell, convey and transfer to Seller all of Purchaser’s and its Affiliates’ rights, title and interest in, to and under all Internet domain names Related to the Excluded Businesses, including (x) all registrations and applications for registration therein and the exclusive right to apply for and maintain such Internet domain names, (y) all goodwill associated therewith and symbolized by such Internet domain names and (z) all benefits, privileges, causes of action and remedies relating to any of the foregoing, whether before or hereafter accrued (including the rights to sue for all past, present or future infringements or other violations of any rights in such Internet domain names and to settle and retain proceeds from any such actions).
          (iii) Prior to the Closing, the parties shall negotiate in good faith to identify Internet domain names that will be assigned hereunder.
          (c) (i) Prior to and after the Closing, Seller shall, and shall cause its Affiliates to, assign, sell, convey and transfer to the appropriate Purchased Entity all of such Seller’s and its Affiliates’ rights, title and interest in, to and under, and, to the extent that a right cannot be assigned, license or otherwise provide a contractual use right (with the same breadth and exclusivity as Seller’s and its Affiliates’ use rights) to, all Intellectual Property (other than Internet domain names and patents and patent applications) Related to the Purchased Entities Businesses.
          (ii) Prior to and after the Closing, Purchaser shall, and shall cause its Affiliates (including, after the Closing, the Purchased Entities) to, assign, sell, convey and transfer to Seller all of Purchaser’s and its Affiliates’ rights, title and interest in, to and under, and, to the extent that a right cannot be assigned, license or otherwise provide a contractual use right (with the same breadth and exclusivity as Purchaser’s and its Affiliates’ use rights) to, all Intellectual Property (other than Internet domain names and patents and patent applications) Related to the Excluded Businesses.
     5.18 Employment Matters.
          (a) The parties acknowledge and agree that the consummation of the Merger shall be deemed to constitute a “Change of Control” as such term is defined under that certain employment agreement between GSI and Michael Rubin, effective August 23, 2006, as amended by an Amendment 2008-1 to the Employment Agreement, effective December 30, 2008 (such agreement as so amended, the “Rubin Employment Agreement”) and that upon the consummation of the Merger, (i) all time-based vesting restrictions on any stock options, RSUs, PRSUs or any other equity-based compensation awarded by GSI to Michael Rubin shall be deemed fully satisfied upon such Change in Control and (ii) all performance based vesting conditions on any PRSUs or any other equity-based compensation awarded by GSI to Michael Rubin shall be deemed fully satisfied at the maximum level upon such Change in Control. For the avoidance of doubt, the acceleration of vesting and the payment set forth in this Section 5.18(a) shall be in addition to any other payments and benefits that Michael Rubin may be entitled to under the Rubin Employment Agreement.
          (b) The parties further acknowledge and agree that following the Merger Closing, Section 7.2 of the Rubin Employment Agreement shall be amended by adding the following new sentence to the end thereof:
“Notwithstanding anything to the contrary herein, Executive shall have the right to, directly or indirectly, communicate, disclose or divulge to any Person, or use for the benefit of any Person, any Proprietary Information or Third Party Information, in each case, in any way relating to the business or operation of any of the Purchased Entities (as defined in that certain Stock Purchase Agreement by and between NRG Commerce, LLC and eBay Inc., dated as of March 27, 2011).”
Following the Merger Closing, Seller shall cause GSI to amend the employment agreement to reflect the addition to Section 7.2 discussed above in this Section 5.18(b).
ARTICLE VI
CONDITIONS
     6.1 Conditions to Each Party’s Obligation to Effect the Sale. The respective obligation of each party to effect the Sale is subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:
          (a) Regulatory Consents. The waiting period applicable to the consummation of the Sale under the HSR Act and any other applicable Antitrust Laws shall have expired or been earlier terminated and any Governmental Consents required under applicable Antitrust Laws shall have been obtained.
          (b) No Injunctions or Restraints. No court or other Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Governmental Order or taken any other action (whether temporary, preliminary or permanent) that is in effect and makes illegal, restrains, enjoins or otherwise prohibits the consummation of the Sale or the other transactions contemplated by this Agreement on the terms contemplated hereby or materially modifies any material term of this Agreement, the Sale or the other transactions contemplated hereby.
          (c) Merger Closing. The Merger Closing contemplated by the Merger Agreement shall have occurred in accordance with the terms of the Merger Agreement.
          (d) Ownership of Purchased Entities. GSI and its Subsidiaries, collectively, own, directly or indirectly, all of the outstanding capital stock and other equity interests in the

Purchased Entities and the Purchased Entities own all assets required to enable Seller to discharge all obligations to Purchaser related to the Sale.
     6.2 Conditions to Obligations of Purchaser. The obligations of Purchaser to effect the Sale is also subject to the satisfaction or waiver by Purchaser at or prior to the Closing of the following conditions:
          (a) Representations and Warranties of Seller. The representations and warranties of Seller contained in Article III (considered without regard to any reference to materiality qualifiers such as “material” or “in all material respects” set forth therein) shall be true and correct in all material respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), other than any failures of such representations and warranties to be so true and correct to the extent that such failures and the underlying causes thereof, individually or in the aggregate, (i) have not impaired and would not reasonably be expected to impair in any material respect the ability of Seller to consummate the transactions contemplated by this Agreement or the Ancillary Agreements or to perform its obligations hereunder or thereunder on a timely basis or (ii) have not materially and adversely affected (and would not be reasonably expected to materially and adversely affect) the right and ability of Purchaser to receive the full benefits of the Sale and the other transactions contemplated by this Agreement as contemplated hereunder, and Purchaser shall have received a certificate signed on behalf of Seller by an executive officer of Seller to such effect.
          (b) Performance of Obligations of Seller. Seller shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Purchaser shall have received a certificate signed on behalf of Seller by an executive officer of Seller to such effect.
          (c) Closing Deliverables. Seller shall have furnished or caused to be furnished to Purchaser at the Closing all documents required to be delivered by or on behalf of Seller to Purchaser pursuant to Section 2.2.
          (d) Financing. Contemporaneously with the Closing, Lender shall pay to Seller, on behalf of Purchaser, the proceeds of the Loan to be made to Purchaser pursuant to the Loan Agreement on the terms and conditions set forth in the Loan Agreement as such terms and conditions may be amended with Purchaser’s consent, in its sole discretion.
     6.3 Conditions to Obligations of Seller. The obligation of Seller to effect the Sale is also subject to the satisfaction or waiver by Seller at or prior to the Closing of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Purchaser contained in Article IV (considered without regard to any reference to materiality qualifiers such as “material” or “in all material respects set forth therein”) shall be true and correct in all material respects as of the Closing Date, as though made on and as of the Closing Date, other than any failures of such representations and warranties to be so true and correct to the extent that such failures and the underlying causes thereof, individually or in the aggregate, (i) have not impaired and would not reasonably be expected to impair in any material respect the ability of Purchaser to consummate the transactions contemplated by this Agreement or the Ancillary Agreements or to perform its obligations hereunder or thereunder on a timely basis or (ii) have not materially and adversely affected (and would not be reasonably expected to materially and adversely affect) the right and ability of Seller to receive the full benefits of the Sale and the other transactions contemplated by this Agreement as contemplated hereunder, and Seller shall have received a certificate signed on behalf of Purchaser by an executive officer of Purchaser to such effect
          (b) Performance of Obligations of Purchaser. Purchaser shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date and Seller shall have received a certificate signed on behalf of Purchaser by an executive officer of Purchaser to such effect.
          (c) Key Man. Michael Rubin shall beneficially own, directly or indirectly, a majority of the outstanding membership and other equity interests of Purchaser. Michael Rubin shall not have died or become permanently disabled.
          (d) Closing Deliverables. Purchaser shall have furnished or caused to be furnished to Seller at the Closing all documents required to be delivered by or on behalf of Purchaser to Seller pursuant to Section 2.2.
ARTICLE VII
TERMINATION
     7.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing by mutual written consent of each of Purchaser and Seller.
     7.2 Termination by Either Purchaser or Seller. If the Merger Agreement is terminated, this Agreement may be terminated by either Purchaser or Seller at any time on or after the second anniversary of the date hereof.
     7.3 Termination by Purchaser. This Agreement may be terminated at any time prior to the Closing by Purchaser if (i) there has been a breach of or failure to perform any covenant or agreement made by Seller in this Agreement, or any such representation or warranty of Seller shall have become untrue after the date of this Agreement, in either case such that the conditions in Sections 6.2(a) or 6.2(b) would not be satisfied; and (ii) such failure is not capable of being cured or, if capable of being cured, shall not have been cured by Seller by the 30th calendar day following receipt of written notice of such breach or failure to perform from Purchaser.

     7.4 Termination by Seller. This Agreement may be terminated at any time prior to the Closing by Seller if (i) there has been a breach of or failure to perform any covenant or agreement made by Purchaser in this Agreement, or any such representation or warranty of Purchaser shall have become untrue after the date of this Agreement, in either case such that the conditions in Sections 6.3(a) or 6.3(b) would not be satisfied and (ii) such failure is not capable of being cured or, if capable of being cured, shall not have been cured by Purchaser by the 30th calendar day following receipt of written notice of such breach or failure to perform from Seller.
     7.5 Effect of Termination. In the event of termination of this Agreement pursuant to this Article VII, this Agreement (other than as set forth in Section 8.1) shall become void and of no effect with no liability on the part of any party hereto (or of any of its Representatives); provided, however, except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.
ARTICLE VIII
SURVIVAL AND INDEMNIFICATION
     8.1 Survival. Subject to the provisions of this Article VIII, each of the representations, warranties, covenants and obligations in this Agreement shall survive and continue in full force and effect notwithstanding the occurrence of the Closing and the consummation of the Sale. Each representation and warranty shall expire and terminate on the one year anniversary of the Closing Date, except that the representations and warranties set forth in Section 3.1 through Section 3.4 and Section 4.1 through Section 4.4 shall survive indefinitely. All covenants and obligations of the parties shall survive the Closing and continue in full force and effect in accordance with their respective terms. Notwithstanding the foregoing, if at any time prior to the one year anniversary of the Closing Date, any Indemnified Person delivers a Claim Notice pursuant to Section 8.4, then the claim asserted in such Claim Notice and the corresponding representation and warranty shall survive the one year anniversary of the Closing to the extent and only to the extent of the claims set forth in such Claim Notice. Section 7.5 and Article IX (Miscellaneous and General) shall survive the termination of this Agreement. The right of a Person to any remedy pursuant to this Article VIII shall not be affected by any investigation or examination conducted, or any knowledge possessed or acquired, by such Person at any time concerning any circumstance, action, omission or event relating to the accuracy or performance of any representation, warranty, covenant or obligation, or by the waiver of any closing condition contained in this Agreement.
     8.2 Indemnification and Reimbursement of Seller Indemnified Persons. Following the Closing, Purchaser shall (and shall cause the Purchased Entities from and after the Closing, jointly and severally with Purchaser and the other Purchased Entities, to) indemnify, defend, hold harmless and reimburse Seller, its Affiliates, and their respective directors, officers, stockholders, partners, members, attorneys, accountants, agents, representatives and employees and their heirs, successors and permitted assigns, each in their capacity as such (the “Seller Indemnified Persons”) from and against each Loss asserted against, or sustained, incurred or accrued directly or indirectly by, any of them, whether in respect of third party claims, claims between the parties hereto or otherwise, in connection with, relating to or arising out of:

          (a) any breach of any representation or warranty made by Purchaser pursuant to Article IV of this Agreement for the period such representation or warranty survives;
          (b) any breach of any covenant or agreement of Purchaser contained in this Agreement;
          (c) all Liabilities arising under (i) the Shepardsville Lease and (ii) the Facility Contracts relating to services provided by third parties in respect of the Shepardsville Warehouse (collectively, the “Shepardsville Related Contracts”), in each case under clause (i) and (ii) of this clause (c) in respect of any period from and after the Closing Date;
          (d) 70% of any earnout payments that become payable following the Closing by GSI or Seller upon the achievement of specified financial milestones in accordance with Section 2.9 of the RueLaLa Merger Agreement;
          (e) the guarantees of the performance of any of the Purchased Entities or any Subsidiary of the Purchased Entities provided by GSI or any of its Subsidiaries;
          (f) GSI’s obligations under or with respect to (or the taking of any action in relation to) the RueLaLa Merger Agreement (other than any earnout payments payable following the Closing by GSI or Seller upon the achievement of specified financial milestones in accordance with Section 2.9 of the RueLaLa Merger Agreement) and any agreements ancillary thereto, including any breach of the foregoing agreements;
          (g) GSI’s obligations under or with respect to (or the taking of any action in relation to) the escrow arrangement established in connection with the Fanatics Merger Agreement;
          (h) the Purchased Entity Related Liabilities (it being understood that the Seller Indemnified Persons shall only be entitled to indemnification and reimbursement for 70% of any such Losses in connection with, relating to or arising out of any Purchased Entity Related Liabilities to the extent arising out of the conduct of the respective businesses of, or to the extent otherwise relating to, ShopRunner and RueLaLa); and
          (i) any claim against GSI or any of its Subsidiaries by any Person who immediately prior to the Closing is an employee of any of the Purchased Entities with respect to the termination of equity awards of GSI in connection with the transactions contemplated by this Agreement.
     8.3 Indemnification and Reimbursement of Purchaser Indemnified Persons. Following the Closing, Seller shall indemnify, defend, hold harmless and reimburse Purchaser, its Affiliates, and their respective directors, officers, stockholders, partners, members, attorneys, accountants, agents, representatives and employees and their heirs, successors and permitted assigns, each in their capacity as such (the “Purchaser Indemnified Persons”) from and against each Loss asserted against, or sustained, incurred or accrued directly or indirectly by, any of them, whether in respect of third party claims, claims between the parties hereto or otherwise, in connection with, relating to or arising out of:

          (a) any breach of any representation or warranty made by Seller pursuant to Article III of this Agreement for the period such representation or warranty survives;
          (b) any breach of any covenant or agreement of Seller contained in this Agreement;
          (c) all Liabilities arising under the Shepardsville Lease and the Shepardsville Related Contracts to the extent in respect of any period prior to the Closing Date;
          (d) the Seller Covered Liabilities.
     8.4 Third-Party Claim Indemnification Procedures. (a) In the event that any written claim or demand for which either party may have liability (such Person, an “Indemnifying Person”) to any Seller Indemnified Person or Purchaser Indemnified Person, as applicable (such Person, an “Indemnified Person”), hereunder is asserted against or sought to be collected from any Indemnified Person by a third party (a “Third-Party Claim”), such Indemnified Person shall promptly, but in no event more than ten days following such Indemnified Person’s receipt of a Third-Party Claim, notify the Indemnifying Person in writing of such Third-Party Claim, the amount or the estimated amount of damages sought thereunder to the extent then ascertainable (which estimate shall not be conclusive of the final amount of such Third-Party Claim), any other remedy sought thereunder, any relevant time constraints relating thereto and, to the extent practicable, any other material details pertaining thereto (a “Claim Notice”); provided, however, that the failure timely to give a Claim Notice shall affect the rights of an Indemnified Person hereunder only to the extent that such failure has a prejudicial effect on the defenses or other rights available to the Indemnifying Person with respect to such Third-Party Claim. The Indemnifying Person shall have 20 days (or such lesser number of days set forth in the Claim Notice as may be required by any court proceeding in the event of a litigated matter) after receipt of the Claim Notice (the “Notice Period”) to notify the Indemnified Person that it desires to defend the Indemnified Person against such Third-Party Claim.
          (b) In the event that the Indemnifying Person notifies the Indemnified Person within the Notice Period that it desires to defend the Indemnified Person against a Third-Party Claim, the Indemnifying Person shall have the right to defend the Indemnified Person by appropriate proceedings and shall have the sole power to direct and control such defense, with counsel reasonably satisfactory to the Indemnified Person at the Indemnifying Person’s expense. Once the Indemnifying Person has duly assumed the defense of a Third-Party Claim, the Indemnified Person shall have the right, but not the obligation, to participate in any such defense and to employ separate counsel of its choosing. The Indemnified Person shall participate in any such defense at its expense unless (i) the Indemnifying Person and the Indemnified Person are both named parties to the proceedings and the Indemnified Person shall have reasonably concluded that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or (ii) the Indemnified Person assumes the defense of a Third-Party Claim after the Indemnifying Person has failed to diligently pursue a Third-Party Claim it has assumed, as provided in the first sentence of Section 8.4(c). The Indemnifying Person shall not, without the prior written consent of the Indemnified Person, settle, compromise or offer to settle or compromise any Third-Party Claim unless (A) no finding or admission of any violation of Law or any violation of the rights of any Person by the

Indemnified Person or any of its Affiliates can be made as the result of such action, and (B) the sole relief (if any) provided is monetary damages that are reimbursed in full by the Indemnifying Person.
          (c) If the Indemnifying Person (i) elects not to defend the Indemnified Person against a Third-Party Claim, whether by not giving the Indemnified Person timely notice of its desire to so defend or otherwise or (ii) after assuming the defense of a Third-Party Claim, fails to take reasonable steps necessary to defend diligently such Third-Party Claim within five days after receiving written notice from the Indemnified Person to the effect that the Indemnifying Person has so failed, the Indemnified Person shall have the right but not the obligation to assume its own defense, and in such event (A) the Indemnifying Person shall be bound by any action taken, or any compromise or settlement effected by the Indemnified Person, and (B) to the extent that such Third-Party Claim is properly subject to indemnification or reimbursement under Section 8.2 or Section 8.3, all costs and expenses incurred by the Indemnified Person in defending the Third-Party Claim (including reasonable legal, accounting and other professional fees and disbursements and expenses of investigation, preparation and defense) shall be reimbursed by the Indemnifying Person as incurred. If the Indemnifying Person has not duly assumed the defense of the Third-Party Claim within 10 calendar days following its receipt of the Claim Notice, the Indemnifying Person shall thereafter have no further right to assume or control such defense; it being understood that the Indemnified Person’s right to indemnification for a Third-Party Claim shall not be adversely affected by assuming the defense of such Third-Party Claim.
          (d) The Indemnified Person and the Indemnifying Person shall cooperate in order to ensure the proper and adequate defense of a Third-Party Claim, including by providing access to each other’s relevant business records and other documents, and employees; it being understood that the costs and expenses of the Indemnified Person relating thereto shall be considered as Losses.
          (e) The Indemnified Person and the Indemnifying Person shall keep each other informed on a reasonable basis concerning the status of such Third-Party Claim and any related proceedings at all stages thereof, and shall render to each other such assistance as they may reasonably require of each other and shall cooperate with each other in good faith in order to ensure the proper and adequate defense of such Third-Party Claim. All reasonable out-of-pocket costs and expenses incurred by the Indemnified Person in connection therewith shall be reimbursed by the Indemnifying Person as incurred.
          (f) The Indemnified Person and the Indemnifying Person shall use reasonable efforts to avoid production of confidential information (consistent with applicable Law and rules of procedure), and to cause all communications among employees, counsel and others representing any party to a Third-Party Claim to be made so as to preserve any applicable attorney-client or work-product privileges.
     8.5 Defense and Indemnification for Third Party IP Infringement Claims. Third Party IP Claims (as defined below) are subject to this Section 8.5 and are not subject to Section 8.4. For purposes of this Section 8.5:

          (a) “Existing Third Party IP Claim” means any claim or demand that, as of the date of this Agreement, a third party has asserted in a Legal Proceeding, or threatened in writing to assert, against both (i) one or more Purchaser Indemnified Parties and (ii) one or more Seller Indemnified Parties, based on allegations of infringement, misappropriation or other violations of Intellectual Property. The claims identified on Schedule 8.5(a) are both Existing Third Party IP Claims.
          “Future Third Party IP Claim” means any claim or demand (excluding any Existing Third Party IP Claim) that a third party asserts in a Legal Proceeding, or threatens in writing to assert, after the date of this Agreement against both (i) one or more Purchaser Indemnified Parties and (ii) one or more Seller Indemnified Parties, based on allegations of infringement, misappropriation or other violations of Intellectual Property.
          “Purchaser Indemnified Party” means any customer or client of a Purchaser Indemnifying Party that is entitled to indemnification by any Purchaser Indemnifying Party, with respect to a third party claim or demand based on allegations of infringement, misappropriation or other violations of Intellectual Property arising from or relating to, in whole or in part, the products and services being developed, offered, marketed, distributed, provided or sold by any Purchaser Indemnifying Party immediately prior to the Merger Closing or any future versions of such products or services (but not new and different products or services developed, offered, marketed, distributed, provided or sold by any Purchaser Indemnifying Party after the Merger Closing).
          “Purchaser Indemnifying Party” means any Purchased Entity or any Subsidiary of a Purchased Entity.
          “Seller Indemnified Party” means any customer or client of a Seller Indemnifying Party that is entitled to indemnification by any Seller Indemnifying Party, with respect to a third party claim or demand based on allegations of infringement, misappropriation or other violations of Intellectual Property arising from or relating to, in whole or in part, the products and services being developed, offered, marketed, distributed, provided or sold by any Seller Indemnifying Party immediately prior to the Merger Closing or any future versions of such products or services (but not new and different products or services developed, offered, marketed, distributed, provided or sold by any Seller Indemnifying Party after the Merger Closing).
          “Seller Indemnifying Party” means Seller or any Subsidiary of Seller (other than the Purchased Entities and their Subsidiaries).
          “Third Party IP Claims” means, collectively, Existing Third Party IP Claims and Future Third Party IP Claims.
          (b) Each party hereto shall promptly notify the other party hereto in writing upon becoming aware of any Third Party IP Claim. As between the Seller Indemnifying Parties and the Purchaser Indemnifying Parties, the Seller Indemnifying Parties will have the right to conduct and direct the defense and settlement negotiations related to all Third Party IP Claims, with counsel of their choice. If the Seller Indemnifying Parties assume control of the defense of a Third Party IP Claim, then (i) Purchaser shall ensure that the applicable Purchaser

Indemnifying Parties fully cooperate with the Seller Indemnifying Parties in such defense and settlement negotiations (including, but not limited to, preserving and providing reasonable access to documents, information, evidence, and witnesses), and (ii) the Seller Indemnifying Parties may agree to or reject a settlement of any Third Party IP Claim in their discretion (after consultation with the applicable Purchaser Indemnifying Parties), except that Purchaser’s approval (which shall not be unreasonably withheld or delayed) will be required to accept any settlement of a Third Party Claim that contains an admission of liability, royalty rate, or valuation or would require a monetary payment by or restrict any activity of any Purchaser Indemnifying Party. If the Seller Indemnifying Parties are unable or unwilling to conduct and direct such defense, then the Purchaser Indemnifying Parties will conduct and direct such defense and (i) Seller shall ensure that the applicable Seller Indemnifying Parties fully cooperate with the Purchaser Indemnifying Parties in such defense and settlement negotiations (including, but not limited to, preserving and providing reasonable access to documents, information, evidence, and witnesses), and (ii) the Purchaser Indemnifying Parties may agree to or reject a settlement of any Third Party IP Claim in their discretion (after consultation with the applicable Seller Indemnifying Parties), except that Seller’s approval (which shall not be unreasonably withheld or delayed) will be required to accept any settlement of a Third Party Claim that contains an admission of liability, royalty rate, or valuation or would require a monetary payment by or restrict any activity of any Seller Indemnifying Party.
          (c) As between the Seller Indemnifying Parties and the Purchaser Indemnifying Parties, responsibility for the total amount of costs and expenses of defending Third Party IP Claims will be allocated according to the Allocation Percentage (as defined below).
          (d) As between the Seller Indemnifying Parties and the Purchaser Indemnifying Parties, responsibility for any judgment amounts or settlement payments arising from an Existing Third Party IP Claim will be allocated as follows: (i) the Purchaser Indemnifying Parties will be responsible for the first $100,000 in judgment amounts or settlement payments arising from such Existing Third Party IP Claim, and (ii) any additional judgment amounts or settlement payments arising from such Existing Third Party IP Claim will be allocated according to the Allocation Percentage.
          (e) As between the Seller Indemnifying Parties and the Purchaser Indemnifying Parties, responsibility for any awards of judgment amounts or settlement payments arising from a Future Third Party IP Claim will be allocated as follows: (i) the Seller Indemnifying Parties will be responsible for the first $500,000 in judgment amounts or settlement payments arising from such Future Third Party IP Claim, and (ii) any additional judgment amounts or settlement payments arising from such Future Third Party IP Claim will be allocated according to the Allocation Percentage.
          (f) For purposes of paragraphs (d) and (e) above, any judgment amounts or settlement payments (or portions thereof) for which no Seller Indemnified Party and no Purchaser Indemnified Party is entitled to indemnification or reimbursement from, respectively, a Seller Indemnifying Party or a Purchaser Indemnifying Party, will be disregarded and excluded from the allocation calculations. Allocations of costs, expenses, judgment amounts, and settlement payments will be done on a quarterly basis, with each party reporting to the other party the amount of costs and expenses incurred by the first party during such quarter within forty-five (45) days after the end of such quarter. Any payment owed hereunder will be due within thirty (30) days after each party has made such report to the other party.
          (g) For each Legal Proceeding in which there are one or more Third Party IP Claims:
          “Allocation Percentage” means: (i) for the Purchaser Indemnifying Parties, the Purchaser Party Revenue divided by the Total Revenue; and (ii) for the Seller Indemnifying Parties, the Seller Party Revenue divided by the Total Revenue;
          “Purchaser Party Revenue” means the aggregate amount of the payments received by the Purchaser Indemnifying Parties from the Purchaser Indemnified Parties (with respect to the products or services of the Purchaser Indemnifying Parties that are the subject of the Third Party IP Claims) in the Allocation Period;
          “Seller Party Revenue” means the aggregate amount of the payments received by the Seller Indemnifying Parties from the Seller Indemnified Parties (with respect to the products or services of the Seller Indemnifying Parties that are the subject of the Third Party IP Claims) in the Allocation Period;
          “Total Revenue” means the sum of the Purchaser Party Revenue and the Seller Party Revenue;
          “Filing Date” means the date on which the complaint containing the first such Third Party IP Claim was first filed; and
          “Allocation Period” means (a) if each Purchaser Indemnified Party was a customer of a Purchaser Indemnifying Party for at least one year before the Filing Date, and each Seller Indemnified Party was a customer of a Seller Indemnified Party for at least one year before the Filing Date, the one year period of time ending on the Filing Date; and otherwise (b) the longest period of time, ending on the Filing Date, in which each Purchaser Indemnified Party was a customer of a Purchaser Indemnifying Party and each Seller Indemnified Party was a customer of a Seller Indemnified Party.
          For example, if the Purchaser Party Revenue were $5 million and the Seller Party Revenue were $20 million, then (i) twenty percent (20%) of the costs and expenses would be allocated to the Purchaser Indemnifying Parties and eighty percent (80%) of the costs and expenses would be allocated to the Seller Indemnifying Parties; (ii) the Purchaser Indemnifying Parties would be responsible the first $100,000 in judgment amounts or settlement payments attributable to Existing Third Party IP Claims and twenty percent (20%) of any additional judgment amounts or settlement payments attributable to Existing Third Party IP Claims, and the Seller Indemnifying Parties would be responsible for eighty percent (80%) of any additional judgment amounts or settlement payments attributable to Existing Third Party IP Claims; and (iii) the Seller Indemnifying Parties would be responsible for the first $500,000 in judgment amounts or settlement payments attributable to Future Third Party IP Claims and eighty percent (80%) of any additional judgment amounts or settlement payments attributable to Future Third Party IP Claims, and the Purchaser Indemnifying Parties would be responsible for twenty percent

(20%) of any additional judgment amounts or settlement payments attributable to Future Third Party IP Claims.
     8.6 Characterization of Indemnification Payments. Any payment to be made to any Indemnified Person by any Indemnifying Person under this Article VIII shall be treated as an adjustment to the purchase price of the Purchased Interests for all Tax purposes to the extent permitted by applicable Law.
     8.7 Indemnification Payments. For the avoidance of doubt and without limitation of anything to the contrary in this Article VIII, the determination at any time of the amount of any Losses for which Seller is entitled to reimbursement and indemnification by Purchaser pursuant to Section 8.2 shall be grossed up to take into account, to the extent reasonably appropriate, the diminution in the value of the RueLaLa Common Stock and ShopRunner Common Stock held by Purchaser at such time by virtue of RueLaLa or ShopRunner having made such payment to Seller.
     8.8 Limitation on Liability. Purchaser shall not be liable to the Seller Indemnified Persons for any Losses with respect to the matters contained in Section 8.2(a), and Seller shall not be liable to the Purchaser Indemnified Persons for any Losses with respect to the matters contained in Section 8.3(a), unless and until the Losses therefrom exceed an aggregate amount equal to $1,000,000 (the “Basket Amount”) and then only for Losses in excess of the Basket Amount; provided that any Losses for which the Seller Indemnified Persons or Purchaser Indemnified Persons are entitled to reimbursement and indemnification under Section 8.2(a) or Section 8.3(a) in respect of any individual inaccuracy or breach (or multiple inaccuracies or breaches of the same representation or warranty or of different representations and warranties, but based on similar events, conditions, facts or circumstances) must exceed $10,000.
     8.9 Specific Performance. Each of Purchaser and Seller acknowledges and agrees that any breach of Section 5.3(a) or Section 5.3(b) would give rise to irreparable harm for which monetary damages would not be an adequate remedy. Each of Purchaser and Seller accordingly agrees that, in addition to other remedies, the other party shall be entitled to enforce the terms of Section 5.3(a) or Section 5.3(b), as applicable, by decree of specific performance without the necessity of proving the inadequacy of monetary damages as a remedy or the posting of any bond and to obtain injunctive relief against any breach or threatened breach of Section 5.3(a) or Section 5.3(b), as applicable.
ARTICLE IX
TAX MATTERS
     9.1 Tax Indemnification and Reimbursement of Seller Indemnified Persons.
          (a) Following the Closing, subject to Section 9.1(b), Purchaser shall (and shall cause the Purchased Entities from and after the Closing, jointly and severally with Purchaser and the other Purchased Entities, to) indemnify, defend, hold harmless and reimburse the Seller Indemnified Persons from and against all Taxes actually paid by GSI that are related or attributable to the Purchased Entities (excluding, for the avoidance of any doubt, any Taxes on any gains attributable to the sale of the Purchased Interests), regardless of the taxable period to which such Taxes relate. For purposes of calculating the income Taxes that are related or attributable to a Purchased Entity with respect to a taxable period ending on or prior to the Closing Date during which such Purchased Entity was a member of a consolidated, combined or unitary group, such income Taxes shall be deemed equal to the income Taxes for which such Purchased Entity would have been liable if it had filed a separate income Tax Return during such period, computed by employing the methods and principles of accounting, elections and conventions actually used in the determination of the income tax liability of such group.
          (b) With respect to Taxes that are related to or attributable to RueLaLa or ShopRunner, Purchaser’s indemnification obligation under Section 9.1(a) shall be limited to 70% (or if at the time of such indemnification payment the Seller owns less than 30% of either of such company, then such limit shall be increased by the difference between 30% and the percentage so owned) if the indemnification payment with respect thereto is made by Purchaser or any of its Affiliates (other than RueLaLa or ShopRunner).
     9.2 Tax Indemnification and Reimbursement of Purchaser Indemnified Persons. Following the Closing, Seller shall indemnify, defend, hold harmless and reimburse the Purchaser Indemnified Persons from and against all Taxes that are related or attributable to Seller, GSI or any of their respective Affiliates other than those that are related or attributable to the Purchased Entities as determined under Section 9.1, regardless of the taxable period to which such Taxes relate.
     9.3 Tax Returns. Seller shall prepare and file or cause to be prepared and filed (a) all Tax Returns for the Purchased Entities that are due on or before the Closing Date and (b) all consolidated, combined or unitary Tax Returns that include a Purchased Entity with respect to a taxable period ending on or prior to the Closing Date, regardless of when such Tax Returns are due. Purchaser shall prepare and file or cause to be prepared and filed all Tax Returns for the Purchased Entities other than those described in the preceding sentence.
     9.4 Tax Cooperation. From and after the Closing Date, each party hereto shall, and shall cause its Affiliates to, provide the other party with such cooperation, documentation and information as either of them reasonably may request in connection with (a) filing any Tax Return, (b) determining a liability for Taxes or an indemnity or obligation under this Article IX, (c) preparing for any audit or the defense of any audit or other Tax proceeding, provided, however, that Purchaser shall have the right to control any audit or other Tax proceeding related to Taxes for which it has an indemnification obligation under Section 9.1(a), or (d) preparing any financial statements or regulatory filings with respect to the Purchased Entities. Such cooperation and information shall include providing copies of all relevant portions of relevant Tax Returns, together with all relevant accompanying schedules and work papers (or portions thereof) and other supporting documentation, providing each party with reasonable access to employees, consultants, third-party advisors and auditors, and providing any needed powers of attorney or Tax forms or certificates needed to establish an exemption from Tax; provided, however, that none of the parties or any of their Affiliates shall be required to disclose to the other party, any Tax Returns or accompanying schedules and work papers (or portions thereof) relating to any consolidated, combined or unitary group, except for a pro forma copy of any such Tax Return, schedule or work paper that does not directly relate to a Purchased Entity.

     9.5 Treatment of Indemnification Payments. Any payment to be made to any Indemnified Person by any Indemnifying Person under Article VIII or this Article IX shall be treated as an adjustment to the purchase price of the Purchased Interests for all Tax purposes to the extent permitted by applicable Law.
     9.6 Exclusivity. Notwithstanding any other provision in this agreement to the contrary all matters relating to Taxes (other than Taxes with respect to the transfer and sale of the Purchased Interests covered in Section 2.1) covered in this Article IX shall be governed exclusively by the provisions of this Article IX.
ARTICLE X
MISCELLANEOUS AND GENERAL
     10.1 Modification or Amendment. Subject to the provisions of the applicable Law, at any time prior to the Closing, the parties hereto may only modify or amend this Agreement by a written agreement, specifically referring to this Agreement, executed and delivered by duly authorized officers of Purchaser and Seller.
     10.2 Waiver of Conditions. At any time prior to the Closing, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of any other party hereto or (b) waive compliance with any of the agreements of any other party or any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for its benefit and to the extent permitted by applicable Law. Any such extension or waiver shall be binding upon a party only if such extension or waiver is set forth in a writing executed by such party and shall be effective only in the specific instance and for the specific purpose for which it is granted. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
     10.3 GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS

CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.3.
     10.4 Consent to Jurisdiction. Each party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contained in or contemplated by this Agreement and the Ancillary Agreements exclusively in the Delaware Chancery Court or, if the Delaware Chancery Court lacks jurisdiction in any such action or proceeding, in the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware (the “Chosen Courts”), and solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement or any of the Ancillary Agreements (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto and (iv) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 10.5. Each party hereto irrevocably designates CT Corporation as its agent and attorney-in-fact for the acceptance of service of process and making an appearance on its behalf in any such claim or proceeding and for the taking of all such acts as may be necessary or appropriate in order to confer jurisdiction over it before the Chosen Courts, and each party hereto stipulates that such consent and appointment is irrevocable and coupled with an interest.
     10.5 Notices. All notices and communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended or delivered by registered or certified mail, return receipt requested, or if sent by facsimile or email, provided that the facsimile or email is promptly confirmed by telephone confirmation thereof, to the Person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such Person:
if to Purchaser to:
935 First Avenue
King of Prussia, PA 19406
Fax: (610) 491-7299
Attention: Michael Rubin
with a copy (which shall not constitute notice) to:
Sullivan & Cromwell LLP
1870 Embarcadero Road
Palo Alto, CA 94303
Attention: John L. Savva
Fax: (650) 461-5700

if to Seller to:
General Counsel’s Office
eBay Inc.
2145 Hamilton Avenue
San Jose, CA 95125
Fax: (408) 376-7517
     10.6 Entire Agreement. This Agreement (including any exhibits and schedules hereto) and the Ancillary Agreements constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.
     10.7 No Assignment or Benefit to Third Parties. Subject to Section 10.8, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, legal representatives and permitted assigns. No party to this Agreement may assign any of its rights or delegate any of its obligations under this Agreement, by operation of Law or otherwise, without the prior written consent of the other party hereto, except as provided in Section 10.9 and except that Purchaser may assign any and all of its rights under this Agreement or any Ancillary Agreement to one or more of its wholly owned subsidiaries (but no such assignment shall relieve Purchaser of any of its obligations hereunder). Nothing in this Agreement, express or implied, is intended to confer upon any Person other than Purchaser, Seller, (in the case of Section 8.2 or Section 8.3 only) the Seller Indemnified Persons and the Purchaser Indemnified Persons, the Persons entitled to the benefit of the corporate guarantees from GSI and its Subsidiaries pursuant to Section 5.11, the Persons entitled to the benefit of the guarantee from Seller pursuant to Section 5.12, and their respective successors, legal representatives and permitted assigns, any rights or remedies under or by reason of this Agreement.
     10.8 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefore in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.
     10.9 Fulfillment of Obligation. Any obligation of any party to any other party under this Agreement, or any of the Ancillary Agreements, which obligation is performed, satisfied or fulfilled completely by an Affiliate of such party, shall be deemed to have been performed, satisfied or fulfilled by such party. Whenever this Agreement requires a Subsidiary of Seller to take any action, such requirement shall be deemed to include an undertaking on the part of Seller to cause such Subsidiary to take such action.

     10.10 Further Assurances. Each of the parties hereto shall use reasonable efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver, or cause to be delivered, such further certificates, instruments and other documents, and to take, or cause to be taken, such further actions as may be necessary or desirable for effecting the consummation of this Agreement and the transactions contemplated hereby.
     10.11 Expenses. Except as otherwise provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, each of the parties shall bear its own fees, costs and expenses incurred in connection with this Agreement (including the preparation, negotiation and performance hereof) and the transactions contemplated hereby (including fees and disbursements of attorneys, accountants, agents, representatives and financial and other advisors).
     10.12 Counterparts. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement, and shall become effective when counterparts have been signed by each party hereto and delivered to each other party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 10.12; provided that receipt of copies of such counterparts is confirmed.

          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first written above.

NRG Commerce, LLC
By:	/s/ Michael G. Rubin
	Name:	Michael G. Rubin
	Title:	Managing Member

eBAY INC.
By:	/s/ Robert H. Swan
	Name:	Robert H. Swan
	Title:	Chief Financial Officer

Exhibit A
RueLaLa Stockholders Agreement

STOCKHOLDERS’ AGREEMENT
by and among
RUELALA, INC.,
NRG COMMERCE, LLC
and
EBAY DOMESTIC HOLDINGS, INC.
Dated as of [•], 2011

Page
ARTICLE I
Definitions

Section 1.1 Definitions	1
Section 1.2 Interpretation	1

ARTICLE II
Board of Directors and Voting Provisions

Section 2.1 Size of the Board	2
Section 2.2 Company Board Composition	2
Section 2.3 Subsidiary Governing Body Composition	3
Section 2.4 Failure to Designate a Board Member	3
Section 2.5 Actions of Stockholders	3
Section 2.6 Actions of the Company	3
Section 2.7 No Liability for Election of Recommended Directors	4
Section 2.8 Quorum	4
Section 2.9 Observer Rights	4
Section 2.10 Acknowledgment	5
Section 2.11 Termination	6

ARTICLE III
Related Party and Other Transactions

Section 3.1 Related Party Transactions	6
Section 3.2 Compensation	7
Section 3.3 Termination	7

ARTICLE IV
Rights to Future Stock Issuances

Section 4.1 Preemptive Rights	7
Section 4.2 Termination	8

ARTICLE V
Right of First Refusal

Section 5.1 Right of First Refusal	8
Section 5.2 Exempt Transfers	10
Section 5.3 Termination	10

i

Page
ARTICLE VI
Right of First Offer

Section 6.1 Right of First Offer	11
Section 6.2 Exempt Transfers	13
Section 6.3 Termination	13

ARTICLE VII
Tag-Along Right

Section 7.1 Tag-Along Right; Actions to Be Taken	13
Section 7.2 Termination	14

ARTICLE VIII
Drag-Along Right

Section 8.1 Application of Drag-Along Rights	14
Section 8.2 Exercise	14
Section 8.3 Agreements	15
Section 8.4 Termination	16

ARTICLE IX
[Reserved]

Section 9.1 [Reserved]	16

ARTICLE X
Information Rights

Section 10.1 Applicable Regulatory Compliance	16
Section 10.2 Delivery of Financial Statements	17
Section 10.3 Inspection	18
Section 10.4 Termination	18

ARTICLE XI
Registration Rights

Section 11.1 Demand Registration Rights	18
Section 11.2 Piggyback Registration Rights	20
Section 11.3 Offer Procedures	21
Section 11.4 Expenses	24
Section 11.5 Indemnification and Contribution	25

ARTICLE XII
Representations and Warranties

Section 12.1 Power and Authority; Valid and Binding Obligations; No Conflict or Violation	28

ii

Annex A — Definitions
Exhibit A — Adoption Agreement
Exhibit B — Consent of Spouse

iii

STOCKHOLDERS’ AGREEMENT
     THIS STOCKHOLDERS’ AGREEMENT (this “Stockholders’ Agreement”) is made and entered into as of this [•] day of [•], 2011, by and among RueLaLa, Inc. (formerly known as Retail Convergence, Inc.), a Delaware corporation (the “Company”), NRG Commerce, LLC, a Delaware limited liability company (the “NRG Holder”), eBay Domestic Holdings, Inc., a Delaware corporation (the “EDH Holder”) and any subsequent stockholders, or any transferees, who become parties hereto pursuant to Section 14.1 below (the “Other Holders”, and collectively with the NRG Holder and the EDH Holder, the “Stockholders”).
RECITALS
     A. The NRG Holder and the EDH Holder are parties to the Stock Purchase Agreement, dated as of March 27, 2011 (the “Purchase Agreement”), pursuant to which the NRG Holder has agreed to acquire 70% of the total issued and outstanding shares of common stock, par value US$0.001 per share, of the Company (the “Common Stock”), with the EDH Holder holding the remaining 30% of the total issued and outstanding shares of the Common Stock, on the terms and subject to the conditions set forth in the Purchase Agreement; and
     B. In connection with the Purchase Agreement and as a condition to consummating the transactions contemplated by the Purchase Agreement, the parties hereto desire to enter into this Stockholders’ Agreement in order to set forth certain rights and obligations.
     NOW, THEREFORE, in consideration of the premises set forth above, the mutual promises and covenants set forth herein and other good and valuable consideration, the parties hereto agree as follows:
ARTICLE I
Definitions
     Section 1.1 Definitions. Defined terms used in this Stockholders’ Agreement are set forth in Annex A.
     Section 1.2 Interpretation.
          (a) The headings contained in this Stockholders’ Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Stockholders’ Agreement.
          (b) Whenever the words “include,” “includes” or “including” are used in this Stockholders’ Agreement they shall be deemed to be followed by the words “without limitation.”
          (c) The words “hereby,” “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Stockholders’ Agreement as a whole and not to any particular provision of this Stockholders’ Agreement. Whenever reference is made in this Stockholders’ Agreement to any Article, Section, Annex or Exhibit, such reference shall be deemed to apply to the specified Article or Section of this Stockholders’ Agreement or the specified Annex or Exhibit to this Stockholders’ Agreement.

          (d) The meaning assigned to each term defined herein shall be equally applicable to both singular and plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.
          (e) Reference to any law means as amended, modified, codified, replaced or re-enacted, in whole or in part, and in effect on the date hereof, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder. References to any contract or document means as amended, novated, supplemented, restated or replaced from time to time and in effect on the date hereof, unless the context requires otherwise.
ARTICLE II
Board of Directors and Voting Provisions
     Section 2.1 Size of the Board. Each Stockholder agrees to vote, or cause to be voted, all Shares (as defined below) owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that the size of the board of directors of the Company (the “Board”) shall be set and remain at five (5) directors.
     Section 2.2 Company Board Composition. Each Stockholder agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that, at each annual or special meeting of Stockholders at which an election of directors is held or pursuant to any written consent of the Stockholders, the following persons shall be elected to the Board:
          (a) The Company’s Chief Executive Officer (the “CEO Director”); provided that, if for any reason the CEO Director shall cease to serve as the Chief Executive Officer of the Company, each of the Stockholders shall promptly vote their respective Shares (i) to remove the former Chief Executive Officer from the Board if such individual has not resigned as a member of the Board; and (ii) to elect such individual’s replacement as Chief Executive Officer of the Company as the new CEO Director;
          (b) Michael G. Rubin;
          (c) Two (2) individuals designated by the NRG Holder for so long as the NRG Holder alone, or collectively with its transferees pursuant to an Exempt Transfer and its Affiliates, owns thirty percent (30%) or more of the Shares then outstanding (together with Michael G. Rubin, the “NRG Holder Designees”); and
          (d) One (1) individual designated by the EDH Holder (the “EDH Holder Company Designee”), which individual shall initially be Robert H. Swan.
          (e) To the extent the NRG Holder no longer qualifies to appoint two (2) individuals to the Board under clause (c) above, such two (2) individuals shall be appointed by majority vote of the Stockholders. To the extent the EDH Holder exercises its right to appoint the Board Observer (defined below) in lieu of its right to appoint one (1) individual under clause

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(d) above, such one (1) individual shall be appointed by the NRG Holder or, in the case where the immediately preceding sentence applies, by majority vote of the Stockholders.
     Section 2.3 Subsidiary Governing Body Composition. The EDH Holder shall have the right to designate one (1) individual to the board of directors or similar governing body of each and every Subsidiary of the Company (each, an “EDH Holder Subsidiary Designee”).
     Section 2.4 Failure to Designate a Board Member. In the absence of any designation by the NRG Holder or the EDH Holder as specified in Section 2.2 or Section 2.3, the director or directors (or in the case of Section 2.3, such individual appointed to the governing body, as applicable) previously designated by the NRG Holder or the EDH Holder, as applicable, and then serving shall be reelected if still eligible to serve as provided herein.
     Section 2.5 Actions of Stockholders. Each Stockholder agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:
          (a) no director who is a NRG Holder Designee may be removed from office unless such removal is directed or approved by the NRG Holder;
          (b) no director who is an EDH Holder Company Designee may be removed from office unless such removal is directed or approved by the Other Holder;
          (c) following the resignation, removal or death of a director who is a NRG Holder Designee, the NRG Holder shall have the right to nominate a successor director and such nominee shall be appointed as a member of the Board, in each case in accordance with the provisions of this Article II;
          (d) following the resignation, removal or death of a director who is an EDH Holder Company Designee, the EDH Holder shall have the right to nominate a successor director and such nominee shall be appointed as a member of the Board, in each case in accordance with the provisions of this Article II;
          (e) upon the request of the NRG Holder to remove any director who is a NRG Holder Designee, such director shall be removed;
          (f) upon the request of the EDH Holder to remove any director who is an EDH Holder Company Designee, such director shall be removed; and
          (g) no NRG Holder Designee (other than Michael G. Rubin) remains in office after the NRG Holder no longer qualifies for appointment rights under Section 2.2(c).
     Section 2.6 Actions of the Company.
          (a) The Company agrees to vote, or cause to be voted, all voting securities of its Subsidiaries owned directly or indirectly by the Company, or over which the Company has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:

3

          (i) each EDH Holder Subsidiary Designee is elected to the governing body of each Subsidiary of the Company as designated by the EDH Holder under Section 2.3;
          (ii) no individual who is a EDH Holder Subsidiary Designee may be removed from office unless such removal is directed or approved by the EDH Holder;
          (iii) following the resignation, removal or death of an individual who is a EDH Holder Subsidiary Designee, the EDH Holder shall have the right to nominate a successor individual and such nominee shall be appointed as a member of the governing body of the applicable Subsidiary of the Company, in each case in accordance with the provisions of this Article II; and
          (iv) upon the request of the EDH Holder to remove any individual who is an EDH Holder Subsidiary Designee, such individual shall be removed.
          (b) The Company agrees at the request of any party entitled to designate directors to call a special meeting of Stockholders for the purpose of electing directors.
     Section 2.7 No Liability for Election of Recommended Directors. No Stockholder, nor any Affiliate of any Stockholder, shall have any liability as a result of designating an individual for election to the Board or similar governing body of any Subsidiary of the Company for any act or omission by such designated individual in his or her capacity as a member of the Board or similar governing body of any Subsidiary, nor shall any Stockholder or Affiliate of any Stockholder have any liability as a result of voting for any such designee in accordance with the provisions of this Stockholders’ Agreement.
     Section 2.8 Quorum.
          (a) For so long as the EDH Holder Company Designee serves on the Board, the presence of the EDH Holder Company Designee shall be required to constitute a quorum of the Board; provided, however, that if the EDH Holder Company Designee is not present at any two (2) consecutive meetings of the Board, then the presence of the EDH Holder Company Designee shall not be required to constitute a quorum of the Board for the following meeting of the Board.
          (b) For so long as any EDH Holder Subsidiary Designee serves on the board of directors or similar governing body of any Subsidiary, the presence of such EDH Holder Subsidiary Designee shall be required to constitute a quorum of such governing body; provided, however, that if such EDH Holder Subsidiary Designee is not present at any two (2) consecutive meetings of such governing body, then the presence of such EDH Holder Company Designee shall not be required to constitute a quorum of such governing body for the following meeting of such governing body.
     Section 2.9 Observer Rights.
          (a) In lieu of appointing any EDH Holder Company Designee to the Board, the EDH Holder may appoint a representative of the EDH Holder chosen by the EDH Holder in

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its sole discretion (the “Board Observer”) to attend all meetings of the Board and all committees thereof (whether in person, telephonic or other) in a non-voting, observer capacity, and in this respect the Company shall provide to the Board Observer complete copies of all notices, minutes, consents and other materials that are sent to the members of the Board or any committee thereof, at the same time such notices, minutes, consents and other materials are provided to the Company’s directors; provided, however, that such Board Observer shall agree to hold in confidence and trust all information so provided; and provided further that the Company reserves the right to withhold any information and to exclude such Board Observer from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest.
          (b) In lieu of appointing any EDH Holder Subsidiary Designee to the governing body of any Subsidiary of the Company, the EDH Holder may appoint a representative of the EDH Holder chosen by the EDH Holder in its sole discretion (in each case, a “Subsidiary Observer”) to attend all meetings of the governing body of any Subsidiary of the Company and all committees thereof (whether in person, telephonic or other) in a non-voting, observer capacity, and in this respect such Subsidiary of the Company shall provide to the Subsidiary Observer complete copies of all notices, minutes, consents and other materials that are sent to the members of the governing body of such Subsidiary of the Company or any committee thereof, at the same time such notices, minutes, consents and other materials are provided to such to the members of such Subsidiary’s governing body; provided, however, that such Subsidiary Observer shall agree to hold in confidence and trust all information so provided; and provided further that the Company reserves the right to withhold any information and to exclude such Subsidiary Observer from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between such Subsidiary and its counsel or result in disclosure of trade secrets or a conflict of interest.
     Section 2.10 Acknowledgment. Each of the Company and the NRG Holder recognizes and acknowledges that the EDH Holder and its Affiliates may now or in the future be engaged in the research, development, production, marketing, licensing and/or sale of similar services or products to those being researched, developed, produced, marketed, licensed and/or sold by the Company, its Subsidiaries and/or the NRG Holder. The services or products of the EDH Holder and its Affiliates may be competitive with those of the Company, its Subsidiaries and/or the NRG Holder and may display the same or similar functionality. Nothing in this Stockholders’ Agreement shall be construed to prevent the EDH Holder and its Affiliates from engaging independently in such activities; provided that the EDH Holder and its Affiliates do not use the Company’s Highly Proprietary Information (defined below) in order to do so.
          (a) Each of the Company, the NRG Holder and the EDH Holder hereby acknowledge and agree that the Company does not intend to provide the EDH Holder and its Affiliates, and the EDH Holder and its Affiliates do not intend to receive, any Highly Proprietary Information from the Company. For clarity, the following provisions are included if and only if the Company, the NRG Holder and the EDH Holder and its Affiliates desire that the Company disclose any Highly Proprietary Information from the Company. Accordingly, prior to any disclosure to the EDH Holder and its Affiliates (including by way of disclosure to any EDH

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Holder Company Designee, EDH Holder Subsidiary Designee, Board Observer or Subsidiary Observers) of any Highly Proprietary Information, the Company shall either (i) if in a tangible form, clearly mark such information as Highly Proprietary Information at the time of disclosure, and receive the EDH Holder’s (or its EDH Holder Company Designee’s, EDH Holder Subsidiary Designee’s, Board Observer’s or Subsidiary Observers’) express written consent to receive such information prior to its delivery; or (ii) if oral, verbally indicate such information is Highly Proprietary Information at the time of disclosure and receive the EDH Holder’s (or its EDH Holder Company Designee’s, EDH Holder Subsidiary Designee’s, Board Observer’s or Subsidiary Observers’) express consent to receive such information prior to discussing it. Nothing contained in this Stockholders’ Agreement shall be construed as preventing EDH Holder’s or its Affiliates’ employees and agents (including its EDH Holder Company Designee, EDH Holder Subsidiary Designee, Board Observer or Subsidiary Observers) who had access to Highly Proprietary Information from using such information as part of their general skill, knowledge, talent and expertise.
          (b) For purposes of this Stockholders’ Agreement, the term “Highly Proprietary Information” means (i) the Company’s trade secrets; and (ii) such other highly confidential and proprietary information that is material to the Company’s products and services (not including ordinary course confidential business, financial and commercial information). Notwithstanding anything to the contrary contained in this Stockholders’ Agreement, “Highly Proprietary Information” shall not include information, and none of the EDH Holder or its Affiliates shall have any obligations to the Company with respect to any information, that: (A) is now or hereafter becomes publicly available through no act or failure to act on the part of the EDH Holder or its Affiliates; (B) a third party furnishes or has furnished to the EDH Holder or its Affiliates if, to the knowledge of the EDH Holder or its Affiliates after reasonable inquiry, such third party is not breaching any obligation of confidentiality by disclosing such information to the EDH Holder or its Affiliates; (C) the EDH Holder or its Affiliates have independently developed without using the Company’s Highly Proprietary Information; or (D) the Company gives written permission to the EDH Holder or its Affiliates to disclose.
     Section 2.11 Termination. Each of the provisions of this Article II shall expire on the earlier of (a) the closing of a Qualified IPO; and (b) with respect to any particular provision, the last date permitted by applicable law (including the rules of the SEC and any exchange, quotation service or other market upon which Securities of the Company are listed).
ARTICLE III
Related Party and Other Transactions
     Section 3.1 Related Party Transactions. For as long as the EDH Holder owns at least five percent (5%) of the then outstanding Shares, neither the Company nor any of its Subsidiaries shall, without the prior written consent of the EDH Holder, enter into or agree to enter into any contract, transaction or arrangement with the NRG Holder or any of its Affiliates, other than:
          (a) contracts, transactions or arrangements between the Company and one or more of its wholly-owned Subsidiaries or between any of its wholly-owned Subsidiaries;

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          (b) contracts, transactions or arrangements that are entered into on an arms’ length basis in the ordinary course of business and on terms and conditions generally offered by the Company, any of its wholly-owned Subsidiaries, the NRG Holder or any of its Affiliates to third parties;
          (c) contracts, transactions or arrangements that are fair from a financial point of view to the Company and/or its relevant Subsidiaries, as determined by the Board, after consultation with an independent financial advisor;
          (d) the declaration and payment of dividends to the Stockholders in accordance with their equity interests in the Company; and
          (e) the Management Agreement.
     Section 3.2 Compensation. Neither the Company nor any of its Subsidiaries shall pay or agree to pay more than twenty million dollars ($20,000,000) (excluding compensation accrued as of the Closing), in the aggregate, to employees, independent contractors, consultants, advisors or others who had or have any relationship with the Company except on account of services performed on or after the Closing.
     Section 3.3 Termination. Each of the provisions of Section 3.1 shall expire on the closing of a Qualified IPO.
ARTICLE IV
Rights to Future Stock Issuances
     Section 4.1 Preemptive Rights. Subject to the terms and conditions of this Article IV and applicable securities laws, if the Company or any Subsidiary of the Company proposes to offer or sell any New Securities, the Company or such Subsidiary of the Company shall first offer such New Securities to each Stockholder then existing.
          (a) The Company shall give notice (the “Offer Notice”) to each Stockholder, stating (i) its or any Subsidiary of the Company’s bona fide intention to offer such New Securities; (ii) the number of such New Securities to be offered; and (iii) the price and terms upon which it proposes to offer such New Securities.
          (b) By notification to the Company within ten (10) Business Days after the Offer Notice is given (the “Option Period”), each Stockholder may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the shares of Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of any Derivative Securities then held by such Stockholder bears to the total shares of Common Stock then outstanding (assuming full conversion and/or exercise, as applicable, of all Derivative Securities then outstanding). If the total number of New Securities set forth in the Offer Notice is not fully subscribed by the Stockholders upon expiration of the Option Period, the Company shall promptly provide written notice of the number of unsubscribed New Securities (the “Overallotment Notice”) to the Stockholders electing to participate in the offering of New Securities. By notification to the Company within seven (7) Business Days after the

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Overallotment Notice is given (the “Overallotment Period”), each Stockholder entitled to receive the Overallotment Notice may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such additional New Securities which equals the proportion that the shares of Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of any Derivative Securities then held by such Stockholder bears to the total shares of Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of any Derivative Securities then held by all Stockholders entitled to receive the Overallotment Notice. The closing of any sale pursuant to this Section 4.1(b) shall occur on the later of (i) thirty (30) days of the date that the Offer Notice or, if applicable, the Overallotment Notice is given; and (ii) the date of initial sale of New Securities pursuant to Section 4.1(c).
          (c) If all New Securities the Stockholders are entitled to purchase under this Section 4.1 are not elected to be purchased as provided in clause (b) of this Section 4.1, the Company may, during the one hundred and eighty (180) day period following the expiration of the Overallotment Period, offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not consummate the sale of the New Securities within such period, the rights of Stockholders to subscribe to the issuance of such New Securities provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Stockholders in accordance with this Section 4.1.
     Section 4.2 Termination. Each of the provisions of this Article IV shall expire on the closing of a Qualified IPO.
ARTICLE V
Right of First Refusal
     Section 5.1 Right of First Refusal.
          (a) Grant.
          (i) The NRG Holder (on behalf of itself and its Affiliates and its transferees pursuant to an Exempt Transfer) hereby unconditionally and irrevocably grants to the EDH Holder a Right of First Refusal to purchase all or any portion of Securities included in a Proposed Transfer; provided that a Proposed Transfer Notice is delivered on or before January 1, 2015 pursuant to the terms of this Section 5.1.
          (ii) The EDH Holder (on behalf of itself and its Affiliates and its transferees pursuant to an Exempt Transfer) hereby unconditionally and irrevocably grants to the NRG Holder a Right of First Refusal to purchase all or any portion of Securities included in a Proposed Transfer; provided that a Proposed Transfer Notice is delivered on or before January 1, 2015 pursuant to the terms of this Section 5.1.
          (iii) For purposes of this Article V, the NRG Holder or the EDH Holder (and each of their respective Affiliates and any other transferees pursuant to an Exempt Transfer), as the case may be, proposing to make a Proposed Transfer is referred to as the

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ROFR Selling Stockholder, and the EDH Holder or the NRG Holder, as the case may be, entitled to a Right of First Refusal with respect to a Proposed Transfer by the ROFR Selling Stockholder pursuant to Section 5.1(a)(i) or Section 5.1(a)(ii) is referred to as the ROFR Stockholder.
          (b) Proposed Transfer Notice and Exercise of Right of First Refusal.
          (i) If the ROFR Selling Stockholder desires to engage in or effect a Proposed Transfer, the ROFR Selling Stockholder shall first deliver to the Company and the ROFR Stockholder a Proposed Transfer Notice of its bona fide intention of a Proposed Transfer. Such Proposed Transfer Notice shall contain (A) the number of and type of Securities included in the Proposed Transfer (the “ROFR Offered Securities”); (B) the per unit cash value of the consideration to be received in the Proposed Transfer (the “ROFR Offer Price”), including the form of consideration (if other than cash); (C) the name and address of the Proposed Transferee; (D) the date the Proposed Transfer is expected to be entered into or otherwise consummated, if known; (E) any binding or non-binding documentation entered into with such Proposed Transferee in connection with the Proposed Transfer (or negotiated drafts thereof); and (F) any other material terms and conditions of the Proposed Transfer. Delivery of a Proposed Transfer Notice shall constitute an offer by the ROFR Selling Stockholder, irrevocable through and including the Offer Date to transfer to the ROFR Stockholder, subject to the terms of this Section 5.1, all or any portion of the ROFR Offered Securities, each unit at the ROFR Offer Price and on the other terms and conditions set forth in the Proposed Transfer Notice.
          (ii) During the ten (10) Business Days following the receipt of such Proposed Transfer Notice (such tenth day, for the purposes of this Section 5.1, the “ROFR Offer Date”), the ROFR Stockholder shall have the right, but not the obligation, to purchase, each unit at the ROFR Offer Price, all or any portion of the ROFR Offered Securities (the “Right of First Refusal”) by delivery of a written notice (the “ROFR Stockholder Acceptance Notice”) to the ROFR Selling Stockholder setting forth (A) its irrevocable election to purchase from the ROFR Selling Stockholder all or any portion of the ROFR Offered Securities (the “ROFR Accepted Securities”); (B) closing arrangements; and (C) a closing date not more than forty-five (45) days following the ROFR Offer Date. The ROFR Stockholder Acceptance Notice shall constitute a binding commitment of the ROFR Stockholder to purchase, and a binding commitment of the ROFR Selling Stockholder to transfer the ROFR Accepted Securities, each unit at the ROFR Offer Price. The ROFR Selling Stockholder shall transfer to the ROFR Stockholder the ROFR Accepted Securities, free and clear of all Encumbrances, and shall deliver to the ROFR Stockholder such other documents and instruments of transfer as the ROFR Stockholder may reasonably request.
          (iii) If the ROFR Stockholder fails to respond to the Proposed Transfer Notice by the ROFR Offer Date, delivers a ROFR Stockholder Acceptance Notice electing to purchase less than all of the Offered Securities or elects by written notice to the ROFR Selling Stockholder not to purchase any portion of the ROFR Offered Securities, the ROFR Selling Stockholder, or its applicable Affiliate or transferee, shall

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be free to transfer such portion of the ROFR Offered Securities which are not ROFR Accepted Securities to the Proposed Transferee, each unit at the ROFR Offer Price and on terms and conditions no more favorable to the Proposed Transferee than were set forth in the Proposed Transfer Notice; provided that such Proposed Transfer is consummated within 180 days after the ROFR Offer Date. In the event that the ROFR Selling Stockholder, or its applicable Affiliate or transferee, does not consummate such transfer within such 180 day period, the rights of the ROFR Stockholder to purchase all or any portion of Securities included in a Proposed Transfer provided hereunder shall be deemed to be revived and such Securities shall not be transferred to the Proposed Transferee or any other Person, other than those permitted under Section 5.2, unless reoffered to the ROFR Stockholder in accordance with this Section 5.1.
          (iv) The receipt of consideration by any ROFR Selling Stockholder selling Securities in payment for the transfer of such Securities pursuant to this Section 5.1 shall be deemed a representation and warranty by such Selling Stockholder that: (A) such ROFR Selling Stockholder has full right, title and interest in and to such Securities; (B) such ROFR Selling Stockholder has all necessary power and authority and has taken all necessary actions to sell such Securities as contemplated by this Section 5.1; and (C) such Securities are free and clear of any Encumbrances.
          (c) Consideration. Should the ROFR Offer Price specified in the Proposed Transfer Notice be payable in property other than cash or evidences of indebtedness, the ROFR Stockholder shall have the right to pay the ROFR Offer Price in the form of cash equal in amount to the fair market value of such property, determined on a per unit basis with respect to each ROFR Offered Security. If the ROFR Stockholder objects to the ROFR Selling Stockholder’s calculation of the ROFR Offer Price and the parties are unable to agree on the calculation of the Offer Price within seven (7) days after the ROFR Stockholder’s receipt of the Proposed Transfer Notice, the valuation of the fair market value of such property shall be made by an independent financial advisor jointly selected by the ROFR Selling Stockholder and the ROFR Stockholder. The determination made by such independent financial advisor shall be binding on both the ROFR Selling Stockholder and the ROFR Stockholder and the cost of such valuation shall be shared equally by the ROFR Selling Stockholder and the ROFR Stockholder. The ten (10) Business Day period set forth in Section 5.1(b)(ii) shall not begin to run until such dispute is resolved either by an agreement between the ROFR Selling Stockholder and the ROFR Stockholder or by the independent financial advisor.
     Section 5.2 Exempt Transfers. The provisions of Section 5.1 shall not apply to Exempt Transfers; provided that any transferee obtaining Securities in an Exempt Transfer shall remain bound by the terms of this Section 5.1.
     Section 5.3 Termination. Each of the provisions of this Article V shall expire on the earlier of (i) the closing of a Qualified IPO or (ii) the full repayment of the principal of, and any interest on, the Loan (as defined in the Loan Agreement) under the Loan Agreement.

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ARTICLE VI
Right of First Offer
     Section 6.1 Right of First Offer.
          (a) Grant.
          (i) The NRG Holder (on behalf of itself, its Affiliates and its transferees pursuant to an Exempt Transfer) hereby unconditionally and irrevocably grants to the EDH Holder a Right of First Offer to purchase all or any portion of Securities included in a Proposed Transfer; provided that a Proposed Transfer Notice is delivered after January 1, 2015 pursuant to the terms of this Section 6.1.
          (ii) The EDH Holder (on behalf of itself, its Affiliates and its transferees pursuant to an Exempt Transfer) hereby unconditionally and irrevocably grants to the NRG Holder a Right of First Offer to purchase all or any portion of Securities included in a Proposed Transfer; provided that a Proposed Transfer Notice is delivered after January 1, 2015 pursuant to the terms of this Section 6.1.
          (iii) For purposes of this Article VI, the NRG Holder or the EDH Holder (and each of their respective Affiliates and any other transferees pursuant to an Exempt Transfer), as the case may be, proposing to make a Proposed Transfer is referred to as the ROFO Selling Stockholder, and the EDH Holder or the NRG Holder, as the case may be, entitled to a Right of First Offer with respect to a Proposed Transfer by the ROFO Selling Stockholder pursuant to Section 6.1(a)(i) or Section 6.1(a)(ii) is referred to as the ROFO Stockholder.
          (b) Proposed Transfer Notice and Exercise of Right of First Offer.
          (i) If the ROFO Selling Stockholder desires to engage in or effect a Proposed Transfer, the ROFO Selling Stockholder shall first deliver to the Company and the ROFO Stockholder a Proposed Transfer Notice of its bona fide intention of a Proposed Transfer. Such Proposed Transfer Notice shall contain (A) the number of and type of Securities included in the Proposed Transfer (the “ROFO Offered Securities”); (B) the per unit cash value of the consideration to be received in the Proposed Transfer (the “ROFO Offer Price”), including the form of consideration (if other than cash); and (C) any other material terms and conditions of the Proposed Transfer. Delivery of a Proposed Transfer Notice shall constitute an offer by the ROFO Selling Stockholder, irrevocable through and including the ROFO Offer Date to transfer to the ROFO Stockholder, subject to the terms of this Section 6.1, all or any portion of the ROFO Offered Securities, each unit at the ROFO Offer Price and on the other terms and conditions set forth in the Proposed Transfer Notice.
          (ii) During the ten (10) Business Days following the receipt of such Proposed Transfer Notice (such tenth Business Day, for the purposes of this Section 6.1, the “ROFO Offer Date”), the ROFO Stockholder shall have the right, but not the obligation, to purchase, each unit at the ROFO Offer Price, all or any portion of the ROFO Offered Securities (the “Right of First Offer”) by delivery of a written notice (the

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“ROFO Stockholder Acceptance Notice”) to the ROFO Selling Stockholder setting forth (A) its irrevocable election to purchase from the ROFO Selling Stockholder all or any portion of the ROFO Offered Securities (the “ROFO Accepted Securities”); (B) closing arrangements; and (C) a closing date not more than forty-five (45) days following the ROFO Offer Date. The ROFO Stockholder Acceptance Notice shall constitute a binding commitment of the ROFO Stockholder to purchase, and a binding commitment of the ROFO Selling Stockholder to transfer the ROFO Accepted Securities, each unit at the ROFO Offer Price. The ROFO Selling Stockholder shall transfer to the ROFO Stockholder the Accepted Shares, free and clear of all Encumbrances, and shall deliver to the ROFO Stockholder such other documents and instruments of transfer as the ROFO Stockholder may reasonably request.
          (iii) If the ROFO Stockholder fails to respond to the Proposed Transfer Notice by the Offer Date, or elects by written notice to the ROFO Selling Stockholder (a “ROFO Stockholder Election Notice”) not to purchase any portion of the ROFO Offered Securities, the ROFO Selling Stockholder, or its applicable Affiliate or transferee, shall be free to transfer such portion of the ROFO Offered Securities which are not Accepted Securities in any manner permitted by this Stockholders’ Agreement; provided that (x) such Proposed Transfer is consummated within 180 days after the later of (A) the ROFO Offer Date, or (B) the receipt by the ROFO Selling Stockholder of the foregoing ROFO Stockholder Election Notice, and (y) the per unit price at which the ROFO Offered Securities are transferred must be equal to or higher than the Offer Price. In the event that the ROFO Selling Stockholder, or its applicable Affiliate or transferee, does not consummate such transfer within such 180-day period, the rights of the ROFO Stockholder to purchase all or any portion of Securities included in a Proposed Transfer provided hereunder shall be deemed to be revived and such Securities shall not be transferred to any Person, other than those permitted under Section 6.2, unless reoffered to the ROFO Stockholder in accordance with this Section 6.1.
          (iv) The receipt of consideration by the ROFO Selling Stockholder selling Securities in payment for the transfer of such Securities pursuant to this Section 6.1 shall be deemed a representation and warranty by such Selling Stockholder that: (A) the ROFO Selling Stockholder has full right, title and interest in and to such Securities; (B) the ROFO Selling Stockholder has all necessary power and authority and has taken all necessary actions to sell such Securities as contemplated by this Section 6.1; and (C) such Securities are free and clear of any Encumbrances.

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          (c) Consideration. Should the ROFO Offer Price specified in the Proposed Transfer Notice be payable in property other than cash or evidences of indebtedness, the ROFO Stockholder shall have the right to pay the ROFO Offer Price in the form of cash equal in amount to the fair market value of such property, determined on a per unit basis with respect to each Offered Security. If the ROFO Stockholder objects to the ROFO Selling Stockholder’s calculation of the Offer Price and the parties are unable to agree on the calculation of the ROFO Offer Price within seven (7) days after the ROFO Stockholder’s receipt of the Proposed Transfer Notice, the valuation of the fair market value of such property shall be made by an independent financial advisor jointly selected by the ROFO Selling Stockholder and the ROFO Stockholder. The determination made by such independent financial advisor shall be binding on both the ROFO Selling Stockholder and the ROFO Stockholder and the cost of such valuation shall be shared equally by the ROFO Selling Stockholder and the ROFO Stockholder. The ten (10) Business Day period set forth in Section 6.1(b)(ii) shall not begin to run until such dispute is resolved either by an agreement between the ROFO Selling Stockholder and the ROFO Stockholder or by the independent financial advisor.
     Section 6.2 Exempt Transfers. The provisions of Section 6.1 shall not apply to Exempt Transfers; provided that any transferee obtaining Securities in an Exempt Transfer shall remain bound by the terms of this Section 6.1.
     Section 6.3 Termination. Each of the provisions of this Article VI shall expire upon the earlier of (i) the closing of a Qualified IPO or (ii) the full repayment of the principal of, and any interest on, the Loan (as defined in the Loan Agreement) under the Loan Agreement.
ARTICLE VII
Tag-Along Right
     Section 7.1 Tag-Along Right; Actions to Be Taken. Subject to prior compliance with Articles V and VI, if the NRG Holder or any of its Affiliates or other transferees pursuant to an Exempt Transfer proposes to transfer (in a sale consummated in a single transfer, or a series of related transfers to a single purchaser or a group of purchasers as part of a single transaction) Shares representing five percent (5%) or more of the then outstanding Shares (the “Transfer”); provided that the Transfer is not an Exempt Transfer, then the EDH Holder shall have the right (the “Tag-Along Right”) to require the proposed purchaser(s) to purchase from the EDH Holder not less than the number of whole Shares derived by multiplying the total number of Shares to be purchased by the proposed purchaser(s) in such transaction(s) by a fraction, the numerator of which is the total number of Shares owned by the EDH Holder, and the denominator of which is the sum of the Shares owned by the NRG Holder plus the Shares owned by the EDH Holder (in each case including the Shares owned by any Affiliates of such Stockholder). Any Shares purchased from the EDH Holder pursuant to this Section 7.1 shall be purchased at the same price per Share and upon the same terms of payment and conditions as such proposed Transfer by the NRG Holder (the “Transfer Terms”).
          (a) Notice. The NRG Holder shall promptly notify the EDH Holder in writing in advance of a proposed Transfer giving rise to the Tag-Along Right, and such notice shall include the Transfer Terms and a copy of any written offer or agreement pertaining thereto. The Tag-Along Right may be exercised by the EDH Holder by delivery of a written notice to the

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NRG Holder proposing to sell Shares (the “Tag-Along Notice”) within ten (10) Business Days following the EDH Holder’s receipt of such notice from the NRG Holder. The Tag-Along Notice shall state the number of Shares that the EDH Holder and any of its Affiliates propose to include in such Transfer to the proposed purchaser(s). If the proposed purchaser(s) will not agree to purchase the sum of all of the Shares intended to be included in the Transfer by the NRG Holder and any of its Affiliates and the EDH Holder and any of its Affiliates, the number of Shares that the NRG Holder and any of its Affiliates may sell in the Transfer shall be reduced by the number of Shares the EDH Holder is entitled to include as calculated in accordance with the immediately preceding paragraph.
          (b) Closing. At the closing of any Transfer pursuant to this Section 7.1, the proposed purchaser(s) shall deliver to the EDH Holder the consideration for the total sales price of the Shares of the EDH Holder and any of its Affiliates sold pursuant hereto, upon delivery by the EDH Holder and any of its Affiliates of stock certificate(s) for such Shares duly endorsed in blank for transfer or accompanied by stock power(s) duly executed in blank, and the compliance by the EDH Holder and any of its Affiliates with all other conditions to closing generally applicable to the NRG Holder and its Affiliates in such transaction (including the provision by the EDH Holder and any of its Affiliates to the proposed purchaser(s) of customary representations, warranties, covenants and indemnities so long as they are made severally and not jointly and the aggregate liabilities of the EDH Holder and any of its Affiliates in connection with these representations, warranties, covenants and indemnities will not exceed the gross proceeds received by the EDH Holder and any of its Affiliates from such sale. In the event that the EDH Holder fails to deliver or cause to be delivered the stock certificates representing the Shares of the EDH Holder and any of its Affiliates sold pursuant hereto, or fails to satisfy any other condition applicable to it, at the closing (assuming the satisfaction of all other conditions to closing), the EDH Holder shall be deemed to have waived the Tag-Along Right therefor and the NRG Holder shall be entitled to complete the Transfer at the closing without participation by the EDH Holder or any of its Affiliates.
     Section 7.2 Termination. Each of the provisions of this Article VII shall expire on the closing of a Qualified IPO.
ARTICLE VIII
Drag-Along Right
     Section 8.1 Application of Drag-Along Rights. Subject to prior compliance with Articles V and VI, in the event that the NRG Holder approves in writing a Sale of the Company to any Person, or a group of related Persons, that is not, or if a group does not include, an Affiliate or member of the NRG Holder, at any time on or after January 1, 2013, specifying that this Article VIII shall apply to such transaction, then each of the EDH Holder and its Affiliates and any Other Holders (collectively, the “Dragged Holders” and collectively with the NRG Holder, the “Drag-Along Sellers”) shall be bound by the terms of this Section 8.1.
     Section 8.2 Exercise. The NRG Holder shall deliver a written notice (the “Drag-Along Sale Notice”) to the Company at least ten (10) Business Days prior to the consummation of the proposed transaction and the Company shall promptly deliver such Drag-Along Sale Notice to each Dragged Holder. The Drag-Along Sale Notice shall set forth the principal terms

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and conditions of the proposed sale, including (a) the percentage of Shares held by the NRG Holder and any of its Affiliates that are proposed to be transferred; (b) the form of consideration (if other than cash); (c) the name and address of the prospective purchaser; and (d) if known, the proposed transfer date. If any Drag-Along Sellers are given an option as to the form and amount of consideration to be received, all Drag-Along Sellers will be given the same option with respect to such sale. Unless otherwise agreed by each Drag-Along Seller, any non-cash consideration shall be allocated among such Drag-Along Sellers pro rata based upon the aggregate amount of consideration to be received by such Drag-Along Sellers. If at the end of the 180th day after the date of delivery of the Drag-Along Sale Notice, the NRG Holder has not completed the proposed Sale of the Company, the Drag-Along Sale Notice shall be null and void, each Dragged Holder shall be released from such Dragged Holder’s obligation under the Drag-Along Sale Notice and it shall be necessary for a separate Drag-Along Sale Notice to be delivered and the terms and provisions of this Section 8.2 separately complied with, in order to consummate such proposed sale pursuant to this Section 8.2, unless the failure to complete such proposed sale resulted directly from any failure by any Dragged Holder to comply with the terms of this Article VIII.
     Section 8.3 Agreements. Each Dragged Holder hereby agrees:
          (a) if such transaction requires stockholder approval, with respect to all Shares that the Dragged Holders own or over which the Dragged Holders otherwise exercise voting power, to vote (in person, by proxy or by action by written consent, as applicable) all Shares in favor of, and adopt, such Sale of the Company (together with any related amendment to the certificate of incorporation or by-laws of the Company required in order to implement such Sale of the Company) and to vote in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Sale of the Company;
          (b) if such transaction is a Stock Sale, to sell the same proportion of Shares beneficially held by the Dragged Holders as is being sold by the NRG Holder to the Person to whom the NRG Holder proposes to sell its Shares, and on the same terms and conditions as the NRG Holder (provided that, the representations, warranties, covenants and indemnities provided by the Dragged Holders are made severally and not jointly and the aggregate liabilities of each Dragged Holder in connection with these representations, warranties, covenants and indemnities will not exceed the gross proceeds received by the Dragged Holder and any of its Affiliates from such Sale of the Company;
          (c) to execute and deliver all related documentation and take such other action in support of the Sale of the Company as shall reasonably be requested by the Company or the NRG Holder in order to carry out the terms and provisions of this Article VIII, including without limitation executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of Encumbrances) and any similar or related documents, each on terms and conditions substantially similar to all other Drag-Along Sellers; and

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          (d) not to deposit, and to cause their Affiliates not to deposit, except as provided in this Stockholders’ Agreement, any Shares owned by such party or Affiliate in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the acquiror in connection with the Sale of the Company; and
          (e) to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company.
     Section 8.4 Termination. Each of the provisions of this Article VIII shall expire on the closing of a Qualified IPO.
ARTICLE IX
[Reserved]
     Section 9.1 [Reserved]
ARTICLE X
Information Rights
     Section 10.1 Applicable Regulatory Compliance.
          (a) The Company agrees to provide, or cause to be provided, to the EDH Holder, or its designee(s), as promptly as reasonably practicable upon written request therefor, any information in the possession or under the control of the Company or its Subsidiaries to the extent (i) reasonably necessary to allow the EDH Holder to comply with reporting, disclosure, filing or other requirements imposed on it or its Affiliates by a Governmental Authority having jurisdiction over it, including under applicable securities or tax laws, including the Sarbanes-Oxley Act of 2002 and the rules and regulations thereunder, or applicable rules of any Self-Regulatory Organization (collectively, the “Applicable Regulatory Requirements”); (ii) reasonably required for use by the EDH Holder in any judicial, regulatory, administrative, tax or other proceeding; or (iii) reasonably required for use by the EDH Holder in order to satisfy any audit, accounting, claims, regulatory, litigation, tax or other similar requirements; provided that, in the event that the Company determines in its reasonable discretion that any such provision of information would result in disclosure of commercially sensitive information or a violation of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over the Company or any of its Subsidiaries, the Company and the EDH Holder shall use commercially reasonable efforts to permit the Company to comply with this Section 10.1(a) to the extent such compliance would not result in any such disclosure or violation.
          (b) The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with GAAP, consistently applied, and will set aside on its books such accruals and reserves as may be required under GAAP.
          (c) The Company will furnish the EDH Holder a draft of the annual and quarterly budgets fifteen (15) days prior to the beginning of the fiscal year to which the budgets apply including an operating plan (forecast) for such fiscal year (and as soon as available, any

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subsequent written revisions thereto) and shall include at least a projection of income and cash flow for each fiscal quarter in such fiscal year and a projected balance sheet as of the end of each fiscal quarter in such fiscal year. The Company will provide Board approved annual and quarterly budgets as soon as practicable following the beginning of the fiscal year to which the budgets apply.
          (d) The Company will provide the EDH Holder updates to the annual and quarterly budgets as soon as practicable after any such updates are prepared by the Company during a given fiscal year.
          (e) The Company shall use commercially reasonable efforts to maintain systems of disclosure controls and procedures and internal control over financial reporting, to the extent and only to the extent if such systems are reasonably required to enable the EDH Holder to satisfy its obligations under applicable securities laws, including under the Sarbanes-Oxley Act of 2002 and the rules and regulations thereunder.
     Section 10.2 Delivery of Financial Statements. The Company shall deliver to the EDH Holder:
          (a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, (i) a balance sheet as of the end of such year; (ii) statements of income and of cash flows for such year; and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements prepared in accordance with GAAP and audited and certified by independent public accountants selected by the Company; and
          (b) as soon as practicable, but in any event within forty-five (45) days after the end of each quarter of each fiscal year of the Company, unaudited statements of income and of cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments; and (ii) not contain all notes thereto that may be required in accordance with GAAP); and provided, further, that upon reasonable advance request from the EDH Holder, the Company will use commercially reasonable efforts to furnish (to the extent prepared and available) draft financial statements for each month, quarter and annual period-end (with the exception that no notes need to be attached to such statements) within one month (or as soon as such is prepared and available) following the period-end prepared consistent with management’s reports and consistent (pending audit and review adjustments and subject to normal quarterly adjustments to comply with external reporting obligations) with audited and reviewed financial statements including any details of accounts the EDH Holder is required to obtain to publicly report financial measures, including, but not limited to, amortization of intangible assets, stock-based compensation and other extraordinary items as required to complete any publicly reported financial measures.

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          (c) If, for any period, the Company has any Subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing clauses (a) and (b) shall be the consolidated and consolidating financial statements of the Company and all such consolidated Subsidiaries.
     Section 10.3 Inspection. The Company shall permit the EDH Holder, at the EDH Holder’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances and accounts with its officers, employees and auditors, during normal business hours of the Company as may be reasonably requested by the EDH Holder; provided, however, that the Company shall not be obligated pursuant to this Section 10.3 to provide access to any information that it reasonably and in good faith considers to be Highly Proprietary Information or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.
     Section 10.4 Termination. Each of the provisions of this Article X shall expire on the closing of a Qualified IPO.
ARTICLE XI
Registration Rights
     Section 11.1 Demand Registration Rights.
          (a) Following the date that is six (6) months after the closing of an Initial Public Offering, any Stockholder, or Stockholders, holding individually, or in the aggregate, at least five percent (5%) of the Securities then outstanding (each such Stockholder, the “Demanding Stockholder”) may, in accordance with the provisions set forth in this Article XI, demand that the Company publish an Offer Document for a Public Offering of all or part of the Demanding Stockholders’ Subject Securities, by giving written notice to the Company specifying the number of Subject Securities to be covered by such Offer Document and the intended method of distribution thereof (the “Demand Request”). The Demanding Stockholder shall deliver such Demand Request to the other Stockholders. The Demanding Stockholder may specify that the registration statement shall be in the form of a “shelf” registration statement, providing for the offer and sale of Subject Securities by the Demanding Stockholder on a delayed or continuous basis as permitted by the Securities Act, in which case the intended method of distribution contained in the Demand Request may be general in nature or contemplate multiple methods of distribution.
          (b) Each Stockholder shall have the right, within twenty (20) days of delivery of a Demand Request by a Demanding Stockholder, or within such lesser period of time as specified in the Demand Request (but in any event not less than five (5) Business Days) if the Public Offering is reasonably required to occur on an accelerated timetable, to request that the Company include in the Offer Document all or a portion of the Subject Securities held by such other Stockholder (a “Participation Request”).
          (c) Upon receipt of a Demand Request, the Company shall as promptly as practicable file with the SEC an Offer Document and shall use its reasonable best efforts to obtain the Qualification of such Offer Document, covering the Subject Securities included in the

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Demand Request and, if applicable, the Subject Securities included in any Participation Request, for disposition in accordance with the intended method of disposition stated in the Demand Request.
          (d) The Company’s obligations under subsections (a) to (c) are subject to the following limitations:
          (i) The Company shall not be required to comply with its obligations under subsections (a) to (c) during any period of time (not to exceed one hundred twenty (120) days in the aggregate with respect to each calendar year) with respect to which it and the Board, each acting in good faith, have decided to proceed with a Public Offering for its own account and, in the good faith judgment of the managing underwriters (the “Underwriters”) thereof, the compliance with such obligations would have a material adverse effect on such Public Offering (any such period of time being hereinafter referred to as a “Blackout Period”); provided that (A) any such Blackout Period shall terminate upon the completion or abandonment of such Public Offering; (B) the Company shall deliver to each Stockholder a certificate of a member of the Board demonstrating that, prior to the receipt of the Demand Request, it engaged an investment bank of international standing to conduct the Public Offering; and (C) if during the Blackout Period a Demand Request is withdrawn, such request shall not be considered a Demand Request and such request shall be of no further effect.
          (ii) The Company shall not be required to comply with its obligations under subsections (a) to (c) during any period of time (not to exceed one hundred twenty (120) days in the aggregate with respect to each calendar year) with respect to which in the good faith judgment of the Board and the Company it would be materially detrimental to the Company and its Stockholders for any Offer Document to be filed because such filing would (A) require disclosure of material nonpublic information, the disclosure of which would be reasonably likely to materially adversely affect the Company and its subsidiaries taken as a whole; or (B) adversely affect an existing or prospective material financing, acquisition, merger, disposition or other comparable transaction or negotiation involving the Company; provided that in any such case the Company shall have the right to suspend the use of but not the filing of, any Offer Document.
          (iii) The minimum aggregate offering price of the Subject Securities in any Public Offering, as estimated in good faith by the Board immediately prior to the time the Qualification of the relevant Offer Document becomes effective, shall be at least one hundred million dollars ($100,000,000).
          (iv) If the number of Subject Securities to be offered and sold in an underwritten Public Offering following a Demand Request exceeds the Maximum Number, then the aggregate number of Subject Securities to be offered and sold shall be reduced to the Maximum Number and the Company shall include in the Offer Document up to the Maximum Number (A) first, all of the Subject Securities requested by the Demanding Stockholder and the other requesting Stockholders to be included in the Offer Document, allocated among them pro rata on the basis of the number of Subject Securities then held by them; and (B) second, to the extent that the number of Subject

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Securities to be included in the Offer Document pursuant to (A) is less than the Maximum Number, any Subject Securities that the Company proposes to offer and sell for its own account.
          (v) The Company shall not be obligated to give effect to a Demand Request in the event that a registration pursuant to Section 11.2 has been available to any Stockholder within the ninety (90) days preceding the date of the Demand Request.
          (vi) The Company shall not be obligated to give effect to more than two (2) Demand Requests under this Article XI.
          (e) A request by a Stockholder that the Company file an Offer Document shall not be considered a Demand Request if the Offer Document does not become Qualified.
     Section 11.2 Piggyback Registration Rights.
          (a) If the Company proposes to seek Qualification of an Offer Document in respect of any authorized but unissued Subject Securities for purposes of a Public Offering of such Subject Securities, the Company shall deliver written notice to each Stockholder of such proposal at least fifteen (15) Business Days before the commencement of preparations for such Public Offering. Such notice shall specify at a minimum the number of Subject Securities proposed to be included in the Offer Document, the proposed filing date of the Offer Document, the proposed method of distribution of the Subject Securities and the proposed Underwriters, if any.
          (b) Each Stockholder shall be entitled to submit a written request within fifteen (15) days after receipt of such notice that all or a portion of the Subject Securities held by it shall be included in the Offer Document, and the Company shall permit, or cause the Underwriters, if any, to permit, the inclusion in the Offer Document the Subject Securities referred to in such request; provided that any offer and sale of such Subject Securities shall be on the same terms and conditions as the Subject Securities offered and sold by the Company; provided, further, that the number of Subject Securities to be included in the Offer Document for any underwritten Public Offering shall not exceed the Maximum Number. If the number of Subject Securities to be offered and sold in an underwritten Public Offering pursuant to Section 11.2(a) exceeds the Maximum Number, the aggregate number of Subject Securities to be offered and sold shall be reduced to the Maximum Number and the Company shall include in the Offer Document up to the Maximum Number (i) first, all of the Subject Securities that the Company proposes to offer and sell for its own account; and (ii) second, to the extent that the number of Subject Securities to be included in the Offer Document pursuant to (i) is less than the Maximum Number, any Subject Securities requested by any requesting Stockholders to be included in the Offer Document, allocated among them pro rata on the basis of the number of Subject Securities then held by them. A Stockholder who has submitted a request to have Subject Securities included in the Offer Document pursuant to this Section 11.2(b) shall be entitled to withdraw this request by giving written notice to the Company of its election to do so at least five (5) Business Days prior to the proposed date of Qualification of such Offer Document.

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     Section 11.3 Offer Procedures. If and whenever the Company is required by Section 11.1 or Section 11.2 to use its reasonable best efforts to obtain the Qualification of an Offer Document in respect of any Subject Securities, the following provisions shall apply:
          (a) The Company shall:
          (i) As promptly as practicable prepare and file with the SEC an Offer Document with respect to the Subject Securities and use its reasonable best efforts to cause such Offer Document to become and remain Qualified; provided that before filing any Offer Document or any amendments or supplements thereto, the Company shall furnish to and afford each Stockholder holding Subject Securities covered by such Offer Document (a “Participating Stockholder”), its advisors and the Underwriters, if any, a reasonable opportunity to review and comment on copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed.
          (ii) As promptly as practicable, prepare and file with the SEC such amendments and supplements to an Offer Document as may be necessary to comply with the provisions of applicable Law with respect to the sale or disposition of the Subject Securities.
          (iii) Promptly notify each Participating Stockholder (A) when an Offer Document or any amendment or supplement thereto has been filed and when it has become Qualified; (B) of any request by the SEC for amendments or supplements to an Offer Document or for additional information; or (C) of any order issued or threatened by the SEC suspending the Qualification of an Offer Document; the Company shall use its reasonable best efforts to prevent the issuance of any such order and, if any such order is issued, shall use its reasonable best efforts to obtain the withdrawal of such order at the earliest possible moment.
          (iv) Promptly upon becoming aware thereof, notify each Participating Stockholder and the Underwriters, if any, at any time when an Offer Document is required to be made available under applicable law or regulations, of the occurrence of an event requiring the preparation of a supplement or amendment to an Offer Document so that, as thereafter delivered to the purchasers of the Subject Securities, such Offer Document will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and promptly make available to each Participating Stockholder and the Underwriters, if any, any such supplement or amendment.
          (v) Use its reasonable best efforts to register or qualify the Subject Securities under such securities or blue sky laws of such jurisdictions in the United States as the Participating Stockholders or the Underwriters, if any, shall reasonably request, and do any and all other acts and things that may be reasonably necessary to enable each Participating Stockholder or the Underwriters, if any, to consummate the disposition of the Subject Securities in such jurisdictions; provided that in no event shall the Company

21

be required to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified, or to execute or file any general consent to service of process under the laws of any jurisdiction.
          (vi) Use reasonable best efforts to keep a Registration Statement that has become a Qualified Offer Document continuously effective and not subject to any stop order, injunction or other similar order or requirement of the SEC, until the earlier of (A) the expiration of the SEC Required Period; and (B) the date on which all Subject Securities covered by the Registration Statement (1) have been disposed of pursuant to such Registration Statement; or (2) cease to be subject to the registration requirements of the Securities Act; provided that in no event will such period expire prior to the expiration of the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 promulgated thereunder; provided, further, that in the event of any stop order, injunction or other similar order or requirement of the SEC relating to the Registration Statement, the SEC Required Period shall be extended by the number of days during which such stop order, injunction or similar order or requirement remains in effect.
          (vii) Make available upon reasonable advance notice for inspection by any Participating Stockholder, any Underwriters and any attorney, accountant or other professional retained by any such Participating Stockholder or Underwriter (collectively, the “Advisors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary to enable them to conduct a “reasonable” investigation for purposes of Section 11(a) of the Securities Act and other applicable antifraud and securities laws and cause the Company’s directors, officers and employees to supply all information reasonably requested by any Advisors in connection with such Offer Document.
          (viii) Use its reasonable best efforts to cause all Subject Securities covered by an Offer Document to be listed or qualified for trading on a national securities exchange, or otherwise become actively traded over-the-counter, in any case in the same manner in which the Company’s outstanding Securities are listed or qualified for trading and, if none of the Company’s outstanding Securities are so listed or qualified for trading, use its reasonable best efforts to cause all such Securities promptly to be listed or qualified for trading on a national securities exchange, or otherwise become actively traded over-the-counter in a generally recognized and generally accepted manner in the United States.
          (ix) Promptly furnish to each Participating Stockholder and each Underwriter, if any, such number of copies of an Offer Document, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and such other documents as such Participating Stockholder or Underwriter may reasonably request in order to facilitate the disposition of the Subject Securities owned by such Participating Stockholder.
          (x) In connection with an underwritten offering of Subject Securities, enter into an underwriting agreement in such form as is customary in underwritten offerings made by selling security holders and take all such other actions as are

22

reasonably requested by the Underwriters in order to expedite or facilitate the registration or the disposition of such Subject Securities, and in such connection (A) make such representations and warranties to the Underwriters with respect to the business of the Company and its subsidiaries, and the relevant Offer Document and documents, if any, incorporated or deemed to be incorporated by reference therein, as are customarily made by issuers to underwriters in underwritten offerings made by selling security holders, and confirm the same on the settlement date for the offering; (B) cause opinions of counsel to the Company (which counsel and opinions shall be reasonably satisfactory to the Underwriters) to be delivered to the Underwriters covering the matters customarily covered in opinions requested in underwritten offerings by selling security holders; (C) cause “cold comfort” letters and updates thereof (which letters and updates shall be reasonably satisfactory to the Underwriters) from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any Subsidiary of the Company or of any business acquired or owned by the Company for which financial statements and financial data are, or are required to be, included in the Offer Document) to be delivered to the Underwriters, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings by selling security holders; and (D) agree to customary indemnification and contribution provisions in favor of both the Participating Stockholders and the Underwriters or selling agents.
          (xi) Comply with all applicable rules and regulations of the SEC and make generally available to security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) not later than forty-five (45) days after the end of any twelve (12)-month period (or ninety (90) days after the end of any twelve (12)-month period if such period is a fiscal year) (A) commencing at the end of any fiscal quarter in which Subject Securities are offered and sold to underwriters in a Public Offering; and (B) if not sold to underwriters in such an offering, commencing on the first day of the fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said twelve (12)-month period.
          (xii) Cooperate with each Participating Stockholder and the Underwriters in connection with any filings required to be made with any Self-Regulatory Organization.
          (xiii) Use its reasonable best efforts to take all other steps reasonably necessary to effect the Qualification, offering and sale of the Subject Securities covered by an Offer Document and enter into any other customary agreements and take such other actions, including participation in “road shows”, as are reasonably required in order to expedite or facilitate the disposition of the Subject Securities.
          (b) Each Participating Stockholder shall enter into an underwriting agreement in such form as is customary in underwritten offerings made by selling security holders including, without limitation, any lock-up restrictions requested by the Underwriters prohibiting and/or restricting the transfer of Subject Securities and any hedging or other trading activities with respect to such securities. It shall be a condition precedent to the obligations of the

23

Company to take any action pursuant to this Article XI with respect to the Subject Securities of any Participating Stockholder that such Participating Stockholder shall furnish to the Company such information regarding itself, the Subject Securities held by it, and the intended method of disposition of such Subject Securities as shall be required to effect the registration of such Participating Stockholder’s Subject Securities.
     Section 11.4 Expenses.
          (a) All fees and expenses incident to the Qualification and offer and sale of the Subject Securities in a Public Offering pursuant to Section 11.1 or Section 11.2 (and all fees and expenses incurred by the Company or, subject to any limitations under applicable law, the Participating Stockholder (excluding for the avoidance of doubt any underwriting discounts or commissions) in compliance with Section 11.3) shall be borne by the Company, including without limitation (i) all registration and filing fees (including (A) fees with respect to filings required to be made with any Self-Regulatory Organization; and (B) fees and expenses of compliance with state securities or blue sky laws (including fees and disbursements of counsel for the Company and the Underwriters in connection with such matters)); (ii) printing expenses (including any costs of printing certificates for Subject Securities in a form eligible for deposit with clearing agencies, printing prospectuses, and printing or preparing any underwriting agreement, agreement among underwriters and related syndicate or selling group agreements, pricing agreements and blue sky memoranda); (iii) the expenses, excluding for the avoidance of doubt any underwriting fees or commissions, of any “qualified independent underwriter” or other independent appraiser participating in an offering pursuant to the conduct rules of the Financial Industry Regulatory Authority; (iv) the expenses and costs of any road show (including travel, meals, accommodation and other arrangements for investor presentations or meetings); (v) the fees, expenses and costs of any public relations, investor relations or other consultants retained in connection with any road show (including travel and other arrangements for any investor presentations or meetings); (vi) fees and disbursements of counsel for the Company and, if applicable, one counsel in each relevant jurisdiction for the Participating Stockholders; (vii) fees and disbursements of all independent certified public accountants for the Company (including the expenses of any “cold comfort” letters required by or incident to such performance); and (viii) costs and expenses incurred in connection with the quotation or listing of the Subject Securities on any securities exchange or automated securities quotation system. The Company shall not, however, be required to pay for any expenses of any registration proceeding begun pursuant to this Article XI if a Demand Request is subsequently withdrawn at the request of a majority in interest of the Participating Stockholders requesting such registration (in which case all Participating Stockholders shall bear such expenses pro rata based upon the number of Subject Securities that were to be thereby registered in the withdrawn registration).
          (b) Notwithstanding anything to the contrary in Section 11.4(a), the Company will bear all costs and expenses associated with any offering-related liability insurance, if the Company desires to obtain such insurance.

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     Section 11.5 Indemnification and Contribution.
          (a) In connection with any Offer Document in respect of any Public Offering pursuant to this Article XI, the Company shall agree to indemnify and hold harmless each Participating Stockholder and each Underwriter, if any, and each of their respective officers, directors or employees, each Person, if any, who controls such Participating Stockholder or such Underwriter within the meaning of Section 15 of the Securities Act, Section 20 of the Exchange Act and each Person of which such Participating Stockholder or such Underwriter, directly or indirectly, is a subsidiary or group company, from and against any and all losses, claims, damages and liabilities (“Losses”) and any actions in respect thereof (including any legal or other expenses incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in such Offer Document (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading or any violation by the Company of any securities or other applicable laws relating to such Offer Document, except insofar as such Losses or actions in respect thereof are caused by any such untrue statement or omission or alleged untrue statement or omission contained in any information (i) in the case of a Participating Stockholder, relating to such Participating Stockholder and furnished to the Company by such Participating Stockholder in writing expressly for use therein; or (ii) in the case of an Underwriter, relating to such Underwriter and furnished to the Company by such Underwriter in writing expressly for use therein.
          (b) In connection with any Offer Document in respect of any Public Offering pursuant to this Article XI, each Participating Stockholder shall agree to indemnify and hold harmless the Company and each Underwriter, if any, and each of their respective officers, directors or employees, each Person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act, Section 20 of the Exchange Act and each Person of which the Company or such Underwriter, directly or indirectly, is a subsidiary or group company and any other Stockholder, from and against any and all Losses and any actions in respect thereof (including any legal or other expenses incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in such Offer Document (as amended or supplemented if such Participating Stockholder shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with respect to any information relating to such Participating Stockholder furnished to the Company by such Participating Stockholder in writing expressly for use therein and not otherwise caused by the manner of disclosure of such information by the Company or the Underwriter; provided that the obligations of each Participating Stockholder hereunder shall not exceed the amount of net proceeds realized by such Participating Stockholder from the sale of its Subject Securities registered pursuant to such Offer Document.
          (c) In the event a claim arises pursuant to subsection 11.5(a) through 11.5(b), any Person in respect of which indemnification may be sought (the “Public Offering Indemnified Party”) shall promptly notify the party against whom the claim for indemnification

25

is made of such claim and the facts constituting the basis for such claim in reasonable detail. The party against whom the claim for indemnification is made is hereinafter referred to as the “Public Offering Indemnifying Party”. Failure to notify a Public Offering Indemnifying Party shall not relieve such Public Offering Indemnifying Party from its obligations hereunder unless such Public Offering Indemnifying Party is materially prejudiced as a result thereof.
          (d) Counsel to the Public Offering Indemnified Party shall be selected by the Public Offering Indemnifying Party and shall be reasonably satisfactory to the Public Offering Indemnified Party; provided that counsel to the Public Offering Indemnified Party shall not (except with the consent of the relevant Public Offering Indemnified Party) also be counsel to the Public Offering Indemnifying Party. The Public Offering Indemnifying Party may participate at its own expense in the defense of any claim arising pursuant to subsections 11.5(a) through 11.5(b) and, to the extent it shall wish and be legally permitted, assume the defense thereof, jointly with any other Public Offering Indemnifying Party similarly notified; provided, however, that in the event the Public Offering Indemnified Party shall have reasonably concluded on the advice of counsel that there may be defenses available to it that are different from or additional to those available to the Public Offering Indemnifying Party, the Public Offering Indemnifying Party shall not have the right to direct the defense of such action as it relates to such defenses on behalf of such Public Offering Indemnified Party and the fees and expenses of separate counsel (selected by the Public Offering Indemnified Party and reasonably satisfactory to the Public Offering Indemnifying Party) relating to such defenses for such Public Offering Indemnified Party shall be borne by the Public Offering Indemnifying Party. After notice from the Public Offering Indemnifying Party to such Public Offering Indemnified Party of its election to assume the defense of any such claim and after election of counsel to the Public Offering Indemnified Party as set forth above, the Public Offering Indemnifying Party shall not be liable for any legal expenses of other counsel (except for separate counsel, but not more than the costs of one such separate counsel for all Public Offering Indemnified Parties, in the circumstances described above) subsequently incurred by such Public Offering Indemnified Party. Except as provided in the preceding sentences, the Public Offering Indemnifying Party shall not be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all Public Offering Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No Public Offering Indemnifying Party shall, without the prior written consent of the Public Offering Indemnified Parties, settle or compromise or consent to the entry of any judgment with respect to any litigation or any investigation or proceeding by any Governmental Authority, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this Section 11.5 (whether or not the Public Offering Indemnified Parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each Public Offering Indemnified Party from all liability arising out of such litigation or claim; (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Public Offering Indemnified Party; and (iii) does not impose any restriction upon the future operations of the Public Offering Indemnified Party.
          (e) If at any time a Public Offering Indemnified Party shall have requested a Public Offering Indemnifying Party to reimburse the Public Offering Indemnified Party for fees and disbursements of counsel, such Public Offering Indemnifying Party agrees that it shall be

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liable for any settlement effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such Public Offering Indemnifying Party of the aforesaid request; (ii) such Public Offering Indemnifying Party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement taking effect; and (iii) such Public Offering Indemnifying Party shall not have reimbursed such Public Offering Indemnified Party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time a Public Offering Indemnified Party shall have requested a Public Offering Indemnifying Party to reimburse the Public Offering Indemnified Party for fees and disbursements of counsel, a Public Offering Indemnifying Party shall not be liable for any settlement effected without its consent if such Public Offering Indemnifying Party (i) reimburses such Public Offering Indemnified Party in accordance with such request to the extent it considers such request to be reasonable; and (ii) provides written notice to the Public Offering Indemnified Party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.
          (f) If the indemnification provided for in subsections 11.5(a) through 11.5(b) is unavailable to Persons to be indemnified pursuant thereto or insufficient in respect of any Losses referred to therein, then the Public Offering Indemnifying Party, in lieu of indemnifying such Person, shall contribute to the amount paid or payable by such Person as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Public Offering Indemnifying Party, on the one hand, and such Person, on the other hand, from the Public Offering; or (ii) if allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Public Offering Indemnifying Party, on the one hand, and such Person, on the other hand, in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations; provided that the obligations of each Participating Stockholder hereunder shall not exceed the amount of net proceeds realized by such Participating Stockholder from the sale of its Subject Securities registered pursuant to such Offer Document.
          (g) The indemnity, contribution and reimbursement obligations under this Section 11.5 shall be in addition to any liability each Public Offering Indemnifying Party may otherwise have and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Public Offering Indemnified Party but may be modified as appropriate and agreed by the Parties in connection with entering any customary underwriting agreement.
          (h) In the event of any conflict between the provisions set forth in this Section 11.5 and those set forth in any underwriting agreement entered pursuant to this Article XI, the provisions of this Section 11.5 shall control unless the Participating Stockholder involved in such conflict is a party to such underwriting agreement, in which case the underwriting agreement shall control.

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ARTICLE XII
Representations and Warranties
     Section 12.1 Power and Authority; Valid and Binding Obligations; No Conflict or Violation. Each party represents and warrants that:
          (a) such party has full corporate or limited liability company power and authority, as applicable, to execute and deliver this Stockholders’ Agreement and perform its obligations hereunder;
          (b) this Stockholders’ Agreement has been duly authorized, executed and delivered by such party and constitutes a valid and legally binding agreement of such party, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles where applicable; and
          (c) neither the execution or delivery of this Stockholders’ Agreement by such party, nor the performance by such party of its obligations hereunder, will (i) violate any provision of the certificate of incorporation, bylaws, certificate of formation, limited liability company agreement or such similar organizational documents of such party; or (ii) violate or result in a breach of or constitute a default under any law to which such party is subject.
ARTICLE XIII
Additional Covenants
     Section 13.1 Further Assurances. All Stockholders agree to execute and deliver any written consents or other documentation required to effectuate or otherwise carry out the provisions and purposes of this Stockholders’ Agreement. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder. Without limiting the foregoing, each of the Company and the Stockholders agrees to use its best efforts, within the requirements of applicable law, to ensure that the rights granted under this Stockholders’ Agreement are effective and that the parties enjoy the benefits of this Stockholders’ Agreement. Each of the Stockholders and the Company agrees to vote the Shares it then holds for the amendment of the certificate of incorporation or by-laws of the Company and such same or similar organizational documents of any Subsidiary of the Company, in each case for all matters necessary to implement any provisions of this Stockholders’ Agreement and that do not impair any right or privilege of such Stockholder or the Company or impose any new or increase any existing obligation of such Stockholder or the Company, other than to the extent is contemplated herein. Each of the Stockholders and the Company agrees not to vote any Share such Stockholder or the Company holds, and each of the Company and the Stockholders agrees not to take any other actions, that would in any manner defeat, impair, be inconsistent with or adversely affect the stated intentions of the parties under this Stockholders’ Agreement.

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     Section 13.2 Specific Enforcement. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Stockholders’ Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the parties hereto shall be entitled to an injunction to prevent breaches of this Stockholders’ Agreement, and to specific enforcement of this Stockholders’ Agreement and its terms and provisions in any action instituted in any court of the United States or any state having competent jurisdiction.
     Section 13.3 Remedies Cumulative. All remedies, either under this Stockholders’ Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
     Section 13.4 Prohibited Transfer Void. Any transfer of Securities not made in compliance with the requirements of this Stockholders’ Agreement shall be null and void ab initio, shall not be recorded on the books of the Company and shall not be recognized by the Company.
ARTICLE XIV
Miscellaneous
     Section 14.1 Transfers. Each transferee or assignee of any Securities, and such Securities so transferred or assigned, shall continue to be subject to the terms hereof and, as a condition precedent to the effectiveness of such transfer or assignment, each transferee or assignee shall agree in writing to be subject to each of the terms of this Stockholders’ Agreement by executing and delivering an adoption agreement substantially in the form attached hereto as Exhibit A (an “Adoption Agreement”). Upon the execution and delivery of an Adoption Agreement by any transferee, such transferee shall be deemed to be a party hereto as if such transferee were the transferor and such transferee’s signature appeared on the signature pages of this Stockholders’ Agreement and shall be deemed to be an Other Holder and Stockholder. The Company shall not permit the transfer of any Securities subject to this Stockholders’ Agreement on its books or issue a new certificate representing any such Securities unless and until such transferee shall have complied with the terms of this Section 14.1. Each certificate representing the Securities subject to this Stockholders’ Agreement if issued on or after the date of this Stockholders’ Agreement shall be endorsed by the Company with the legend set forth in Section 14.13.
     Section 14.2 Assignment. No party may assign this Stockholders’ Agreement, or any of the rights and obligations under this Stockholders’ Agreement, other than in accordance with Section 14.1.
     Section 14.3 Successors and Assigns. The terms and conditions of this Stockholders’ Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Stockholders’ Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Stockholders’ Agreement, except as expressly provided herein.

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     Section 14.4 Governing Law. This Stockholders’ Agreement and any controversy arising out of or relating to this Stockholders’ Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the laws of the State of New York, in each case, without regard to conflict of law principles that would result in the application of any law other than the laws of the State of Delaware or the laws of the State of New York.
     Section 14.5 Counterparts. This Stockholders’ Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
     Section 14.6 Notices. All notices or other communications required or permitted to be given under this Stockholders’ Agreement shall be in writing and shall be deemed to have been fully given on the date delivered by hand or by a generally recognized courier service (with relevant fees prepaid), or by other messenger (or, if delivery is refused, upon presentment) or upon receipt by facsimile transmission (provided that, the confirmation of such facsimile transmission is delivered by hand or by a generally recognized courier service to the addressee of the facsimile within five (5) days after the delivery of the facsimile), or upon delivery by registered or certified mail (return receipt requested), postage prepaid, to the parties at the address as shown below the signature of each such party on the signature page of this Stockholders’ Agreement (or at such other address as such party may designate by fifteen (15) days’ advance written notice to the other parties to this Stockholders’ Agreement given in accordance with this Section 14.6). If notice is given to (i) the NRG Holder, a copy shall also be sent to Sullivan & Cromwell LLP, 1870 Embarcadero Road, Palo Alto, California 94303, Attention: John L. Savva; facsimile no.: (650) 461-5700; (ii) the EDH Holder, a copy shall also be sent to Dewey & LeBoeuf LLP, 1950 University Avenue, Suite 500, East Palo Alto, California 94303-2225, Attention: Keith A. Flaum; facsimile no.: (650) 845-7333; and (iii) the Company, a copy shall also be sent to [•]; facsimile no.: ([•]) [•].
     Section 14.7 Effective Time; Consent Required to Amend, Terminate or Waive.
          (a) This Stockholders’ Agreement shall come into effect upon the Closing.
          (b) This Stockholders’ Agreement may be amended or terminated and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by each of the Company and the Stockholders. Notwithstanding the foregoing:
          (i) the consent of the Other Holders shall not be required for any amendment or waiver if such amendment or waiver does not materially and adversely affect the rights of the Other Holders; provided that, it is understood and agreed that amendments or waivers of this Agreement or certain provisions hereof that affect all Stockholders will not be deemed to “materially and adversely affect” an Other Holder solely because such Other Holder (1) owns or holds more or fewer Securities than any

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other Stockholders; (2) invested more or less money in the Company or its Subsidiaries than any other Stockholders; or (3) has different voting power than other Stockholders because of the size of its equity interest in the Company; and
          (ii) any provision hereof may be waived by the waiving party on such party’s own behalf, without the consent of any other party.
          (c) The Company shall give prompt written notice of any amendment, termination or waiver hereunder to any party that did not consent in writing thereto. Any amendment, termination or waiver effected in accordance with this Section 14.7 shall be binding on each party and all of such party’s successors and permitted assigns, whether or not any such party, successor or assignee entered into or approved such amendment, termination or waiver. For purposes of this Section 14.7, the requirement of a written instrument may be satisfied in the form of an action by written consent of the Stockholders circulated by the Company and executed by the Stockholder parties specified in accordance with this Section 14.7, whether or not such action by written consent makes explicit reference to the terms of this Stockholders’ Agreement.
     Section 14.8 Termination.
          (a) This Stockholders’ Agreement may be terminated at any time by mutual written consent of the Company, the NRG Holder and the EDH Holder.
          (b) No termination of this Stockholders’ Agreement by mutual consent or termination of any of the terms hereof, in accordance with their terms, shall relieve any Person of liability for any breach occurring prior to such termination.
     Section 14.9 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Stockholders’ Agreement, upon any breach or default of any other party under this Stockholders’ Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Stockholders’ Agreement, or any waiver on the part of any party of any provisions or conditions of this Stockholders’ Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.
     Section 14.10 Severability. If any provision of this Stockholders’ Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, (a) such provision shall be stricken from this Stockholders’ Agreement and the remainder of this Stockholders’ Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Stockholders’ Agreement; (b) a suitable and equitable provision shall be substituted therefor in order to carry

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out, so far as is enforceable, the intent and purpose of such unenforceable provision; and (c) the remainder of this Stockholders’ Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such unenforceability; nor shall such unenforceability affect the enforceability of such provision, or the application thereof, in any other jurisdiction.
     Section 14.11 No Ownership Interest. Nothing contained in this Stockholders’ Agreement shall be deemed to vest in any party any direct or indirect ownership or incidence of ownership of or with respect to any Securities. All rights, ownership and economic benefits of and relating to any securities of the Company shall remain vested in and belong to the respective holders thereof.
     Section 14.12 Entire Agreement. This Stockholders’ Agreement (including the Annex and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.
     Section 14.13 Legend on Stock Certificates.
          (a) Each certificate representing any Securities now owned or hereafter acquired by the Stockholders, or issued by the Company after the date hereof, shall be endorsed by the Company with a legend reading substantially as follows:
     “THE SECURITIES EVIDENCED HEREBY ARE SUBJECT TO A STOCKHOLDERS’ AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SECURITIES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT STOCKHOLDERS’ AGREEMENT.”
          (b) Each of the Company and the Stockholders agree that the Company shall impose transfer restrictions on the Securities represented by certificates bearing the legend referred to in this Section 14.13 to enforce the provisions of this Stockholders’ Agreement. The legend shall not be removed, unless none of the restrictions contained in Articles II, III, IV, V, VI, VII, VIII, IX, X and XI remain in effect with respect to such Securities.
          (c) The Company, by its execution of this Stockholders’ Agreement, agrees that it will cause the certificates evidencing any Securities now owned or hereafter acquired by the Stockholders, or issued by the Company after the date hereof, to bear the legend required by this Section 14.13, and it shall supply, free of charge, a copy of this Stockholders’ Agreement to any holder of a certificate evidencing Securities upon written request from such holder to the Company at its principal executive office. The parties to this Stockholders’ Agreement hereby agree that the failure to cause the certificates evidencing the Securities to bear the legend required by this Section 14.13 and/or the failure of the Company to supply, free of charge, a copy

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of this Stockholders’ Agreement as provided hereunder, shall not affect the validity or enforcement of this Stockholders’ Agreement.
     Section 14.14 Stock Splits, Stock Dividends, etc. In the event of any issuance of Securities hereafter to any of the Stockholders (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such Securities shall become subject to this Stockholders’ Agreement and shall be endorsed with the legend set forth in Section 14.13.
     Section 14.15 Manner of Voting. The voting of Common Stock pursuant to this Stockholders’ Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law. For the avoidance of doubt, voting of the Common Stock pursuant to this Stockholders’ Agreement need not make explicit reference to the terms of this Stockholders’ Agreement.
     Section 14.16 Consent to Jurisdiction. The parties hereby irrevocably and unconditionally submit to the non-exclusive jurisdiction of the state or federal courts located in the State of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Stockholders’ Agreement, and hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of such courts in the State of Delaware, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Stockholders’ Agreement or the subject matter hereof may not be enforced in or by such court.
     Section 14.17 WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS STOCKHOLDERS’ AGREEMENT OR THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS STOCKHOLDERS’ AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION 14.17 HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
     Section 14.18 Costs of Enforcement. If any party to this Stockholders’ Agreement seeks to enforce its rights under this Stockholders’ Agreement by legal proceedings, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable and documented attorneys’ fees.

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     Section 14.19 Aggregation of Stock. All Securities held or acquired by a Stockholder and/or its Affiliates and any other transferees pursuant to an Exempt Transfer shall be aggregated together for the purpose of determining the availability of any rights under this Stockholders’ Agreement, and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.
     Section 14.20 Spousal Consent. If any individual Stockholder is married on the date of this Stockholders’ Agreement, such Stockholder’s spouse shall execute and deliver to the Company a consent of spouse in the form of Exhibit B hereto (“Consent of Spouse”), effective on the date hereof. Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in such Stockholder’s Shares that do not otherwise exist by operation of law or the agreement of the parties. If any individual Stockholder should marry or remarry subsequent to the date of this Stockholders’ Agreement, such Stockholder shall within thirty (30) days thereafter obtain his/her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Stockholders’ Agreement by causing such spouse to execute and deliver a Consent of Spouse acknowledging the restrictions and obligations contained in this Stockholders’ Agreement and agreeing and consenting to the same.
     Section 14.21 No Presumption. The parties acknowledge that any applicable law that would require interpretation of any claimed ambiguities in this Stockholders’ Agreement against the party that drafted it has no application and is expressly waived. If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of this Stockholders’ Agreement, no presumption or burden of proof or persuasion will be implied because this Stockholders’ Agreement was prepared by or at the request of any party or its counsel.
[Signature Page Follows]

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     IN WITNESS WHEREOF, the parties have executed this Stockholders’ Agreement as of the date first written above.

RUELALA, INC.
By:
Name:
Title:

Address: Fax: Attention: NRG COMMERCE, LLC
By:
	Name:	Michael G. Rubin
	Title:	Managing Member

Address: Fax: Attention: EBAY DOMESTIC HOLDINGS, INC.
By:
Name:
Title:

Address: Fax: Attention:

ANNEX A
DEFINITIONS
     “Adoption Agreement” shall have the meaning ascribed to it in Section 14.1.
     “Advisors” shall have the meaning ascribed to it in Section 11.3(a)(vii).
     “Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person. The term “Affiliated” has the meaning correlative to the foregoing. For purposes of this Stockholders’ Agreement, (a) in no event shall the NRG Holder and the EDH Holder be deemed to be “Affiliates” and (b) the Company shall not be deemed an “Affiliate” of any Stockholder (and vice versa).
     “Applicable Regulatory Requirements” shall have the meaning ascribed to it in Section 10.1(a).
     “Blackout Period” shall have the meaning ascribed to it in Section 11.1(d)(i).
     “Board” shall have the meaning ascribed to it in Section 2.1.
     “Board Observer” shall have the meaning ascribed to it in Section 2.9(a).
     “Business Day” means any day other than a day on which banks are not required to open or are authorized to be closed in The City of New York.
     “CEO Director” shall have the meaning ascribed to it in Section 2.2(a).
     “Closing” shall have the meaning ascribed to such term in the Purchase Agreement.
     “Common Stock” shall have the meaning ascribed to it in the recitals.
     “Company” shall have the meaning ascribed to it in the preamble.
     “Consent of Spouse” shall have the meaning ascribed to it in Section 14.20.
     “Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than 50% of the votes entitled to be cast at meetings of the members or stockholders of such Person or power to control composition of a majority of the members of the board of directors or other governing body of such Person; the terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

Annex A-1

     “Deemed Liquidation Event” means either:
     (a) a merger or consolidation in which
     (i) the Company is a constituent party or
     (ii) a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Company or a Subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned Subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or
     (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any Subsidiary of the Company of all or substantially all the assets of the Company and its Subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its Subsidiaries taken as a whole are held by such Subsidiary or Subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly-owned Subsidiary of the Company.
     “Demanding Stockholder” shall have the meaning ascribed to it in Section 11.1(a).
     “Demand Request” shall have the meaning ascribed to it in Section 11.1(a).
     “Derivative Securities” means any rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), or whose value is derived from, Securities, including options and warrants.
     “director” means a member of the Board.
     “Drag-Along Sale Notice” shall have the meaning ascribed to it in Section 8.2.
     “Drag-Along Sellers” shall have the meaning ascribed to it in Section 8.1.
     “Dragged Holders” shall have the meaning ascribed to it in Section 8.1.
     “EDH Holder” shall have the meaning ascribed to it in the preamble.
     “EDH Holder Company Designee” shall have the meaning ascribed to it in Section 2.2(d).
     “EDH Holder Subsidiary Designee” shall have the meaning ascribed to it in Section 2.3.

Annex A-2

     “Encumbrance” means any lien, pledge, charge, claim, encumbrance, security interest, option, mortgage, easement, or other restriction of any kind, excluding any restrictions upon transfer under applicable law or any encumbrance arising under the terms of this Agreement.
     “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time.
     “Exempt Transfers” mean a transfer of Securities (a) to one or more Affiliates of a Stockholder; provided, however, that the transferring Stockholder shall procure that, immediately prior to such transferee ceasing to be an Affiliate of the transferring Stockholder, that transferee shall transfer all such Securities to the transferring Stockholder or one or more Affiliates of such transferring Stockholder; (b) to any other Person approved in writing by the EDH Holder; or (c) in the case of the NRG Holder, (i) made for bona fide estate planning purposes, either during the lifetime of Michael G. Rubin or on death by will or intestacy to the spouse, child (natural or adopted), or any other direct lineal descendant of Michael G. Rubin (or his spouse) (all of the foregoing collectively referred to as “Rubin Family Members”), (ii) to any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by, Michael G. Rubin or any Rubin Family Members or (iii) to any Rubin Family Member as a bona fide gift; provided that any transfers of Securities made during the life of Michael G. Rubin pursuant to clauses (i), (ii) or (iii) above, the NRG Holder retains the right to vote and direct the disposition of such Securities; provided, further, that in each case described in the foregoing clauses, only to the extent such transferee agrees to be bound by the terms of this Stockholders’ Agreement in accordance with Section 14.1.
     “GAAP” means generally accepted accounting principles in the United States.
     “Governmental Authority” means any federal, state or local court, administrative body or other governmental or quasi-governmental entity with competent jurisdiction.
     “High Proprietary Information” shall have the meaning ascribed to it in Section 2.10(b).
     “Initial Public Offering” shall mean the initial underwritten Public Offering by means of an Offer Document filed by the Company that results in the Securities of the Company being traded on a national securities exchange, or otherwise becoming actively traded over-the-counter.
     “Loan Agreement” shall mean the Loan Agreement as defined in the Purchase Agreement.
     “Losses” shall have the meaning ascribed to it in Section 11.5(a).
     “Management Agreement” means the management agreement, dated as of the date of the Closing, by and between the Company and the NRG Holder.
     “Maximum Number” means the maximum number of Subject Securities to be offered and sold that the Underwriters consider in good faith to be appropriate based on market conditions and other relevant factors (including pricing, the identity of the Stockholders and the proportion of the Subject Securities being offered and sold by the Company and the Stockholders) and advises the Company in writing that in its opinion the inclusion of any Subject

Annex A-3

Securities in excess of such maximum number would materially adversely affect the marketing of the Subject Securities to be sold.
     “New Securities” means, collectively, Securities; provided, however, that the term “New Securities” shall not include:
     (a) Securities granted or issued hereafter to (i) employees, officers, directors, contractors, consultants, or advisors of the Company or any Subsidiary pursuant to incentive agreements, stock purchase or stock option plans, stock bonuses or awards, warrants, contracts or other compensatory arrangements, in each case to the extent approved by the Board; or (ii) prior to the second anniversary of the Closing, to employees, contractors, consultants, advisors or others who had or have any relationships with the Company; provided that (x) such Securities issued on or before the second anniversary of the Closing pursuant to clauses (i) or (ii) shall not exceed twenty (20%) of the Shares outstanding at the Closing, in the aggregate; (y) such Securities shall not be granted or issued except on account of services performed on or after the Closing if any amounts are paid in cash pursuant to Section 3.2 (excluding amounts paid thereunder on account of services performed on or after the Closing); and (z) once any Securities are granted or issued except on account of services performed on or after the Closing, no amounts may be paid in cash pursuant to Section 3.2 (excluding amounts paid thereunder on account of services performed on or after the Closing);
     (b) Securities (and/or options, restricted stock units, warrants or rights therefor) issued for consideration other than cash pursuant to any merger, consolidation, acquisition, joint venture or similar business combination, to the extent approved by the Board;
     (d) Securities issued in connection with any stock split, stock dividend, recapitalization or similar event, to the extent approved by the Board;
     (e) Securities issued upon (i) the exercise of Derivative Securities, or (ii) the conversion or exchange of any Derivative Security, in each case; provided that such issuance is pursuant to the terms of Derivative Security; and
     (f) Securities issued by any Subsidiary of the Company to the Company or any of the Company’s other Subsidiaries.
     “NRG Holder” shall have the meaning ascribed to it in the preamble.
     “NRG Holder Designees” shall have the meaning ascribed to it in Section 2.2(c).
     “Offer Document” means a Prospectus and/or a Registration Statement, as the context may require.
     “Offer Notice” shall have the meaning ascribed to it in Section 4.1(a).
     “Option Period’ shall have the meaning ascribed to in Section 4.1(b).
     “Other Holders” shall have the meaning ascribed to it in the preamble.

Annex A-4

     “Overallotment Notice” shall have the meaning ascribed to it in Section 4.1(b).
     “Overallotment Period” shall have the meaning ascribed to it in Section 4.1(b).
     “Participation Request” shall have the meaning ascribed to it in Section 11.1(b).
     “Participating Stockholder” shall have the meaning ascribed to it in Section 11.3(a)(i).
     “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.
     “Proposed Transfer” means any proposed assignment, sale, offer to sell, pledge, mortgage, hypothecation, encumbrance, disposition of or any other like transfer or encumbering of any Securities (or any interest therein) owned by the ROFR Selling Stockholder or the ROFO Selling Stockholder, as the case may be.
     “Proposed Transfer Notice” means written notice from the ROFR Selling Stockholder or the ROFO Selling Stockholder, as the case may be, setting forth the terms and conditions of a Proposed Transfer as required under Section 5.1(b)(i) or 6.1(b)(i).
     “Proposed Transferee means the Person or group of Persons with which the ROFR Selling Stockholder has the bona fide intent of consummating a Proposed Transfer.
     “Prospectus” means a prospectus with respect to the Public Offering included in any Registration Statement (including a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Subject Securities covered by such Registration Statement, and by all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.
     “Public Offering” means any offering of the Subject Securities in connection with a Qualification.
     “Public Offering Indemnified Party” shall have the meaning ascribed to it in Section 11.5(c).
     “Public Offering Indemnifying Party” shall have the meaning ascribed to it in Section 11.5(c).
     “Purchase Agreement” shall have the meaning ascribed to it in the recitals.
     “Qualification” means the declaration of effectiveness of a Registration Statement by the SEC and the term “Qualified” shall have a correlative meaning.
     “Qualified IPO” means a firmly underwritten Public Offering of Securities; provided that there are sales pursuant to such Registration Statement for an aggregate offering price,

Annex A-5

before deduction of underwriting discounts and commissions, of not less than fifty million dollars ($50,000,000).
     “Records” shall have the meaning ascribed to it in Section 11.3(a)(vii).
     “Registration Statement” means any registration statement under the Securities Act that covers Subject Securities, including the prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.
     “Right of First Offer” shall have the meaning ascribed to it in Section 6.1(b)(ii).
     “Right of First Refusal” shall have the meaning ascribed to it in Section 5.1(b)(ii).
     “ROFO Accepted Securities” shall have the meaning ascribed to it in Section 6.1(b)(ii).
     “ROFO Offer Date” shall have the meaning ascribed to it in Section 6.1(b)(ii).
     “ROFO Offer Price” shall have the meaning ascribed to it in Section 6.1(b)(i).
     “ROFO Offered Securities” shall have the meaning ascribed to it in Section 6.1(b)(i).
     “ROFO Selling Stockholder” shall have the meaning ascribed to it in Section 6.1(a)(ii).
     “ROFO Stockholder” shall have the meaning ascribed to it in Section 6.1(a)(ii).
     “ROFO Stockholder Acceptance Notice” shall have the meaning ascribed to it in Section 6.1(b)(ii).
     “ROFO Stockholder Election Notice” shall have the meaning ascribed to it in Section 6.1(b)(iii).
     “ROFR Accepted Securities” shall have the meaning ascribed to it in Section 5.1(b)(ii).
     “ROFR Offer Date” shall have the meaning ascribed to it in Section 5.1(b)(ii).
     “ROFR Offer Price” shall have the meaning ascribed to it in Section 5.1(b)(i).
     “ROFR Offered Securities” shall have the meaning ascribed to it in Section 5.1(b)(i).
     “ROFR Selling Stockholder” shall have the meaning ascribed to it in Section 5.1(a)(ii).
     “ROFR Stockholder” shall have the meaning ascribed to it in Section 5.1(a)(ii).
     “ROFR Stockholder Acceptance Notice” shall have the meaning ascribed to it in Section 5.1(b)(ii).

Annex A-6

     “Rubin Family Members” shall have the meaning ascribed to it in the definition of “Exempt Transfers”.
     “Sale of the Company” means either: (a) a Stock Sale; or (b) a transaction that is a Deemed Liquidation Event.
     “SEC” shall mean the U.S. Securities and Exchange Commission.
     “SEC Required Period” means, with respect to a “shelf registration” requested pursuant to Section 11.1, two (2) years following the first day of effectiveness of such Registration Statement, and with respect to any other Registration Statement, ninety (90) days following the first day of effectiveness of such Registration Statement.
     “Securities” means, collectively, Shares, Derivative Securities, and any other share capital of the Company or any of its Subsidiaries (including equity or debt securities), whether or not currently authorized, including any voting or other rights related thereto.
     “Securities Act” means the U.S. Securities Act of 1933 and the rules promulgated thereunder, as amended from time to time.
     “Self-Regulatory Organization” means the Financial Industry Regulatory Authority, the American Stock Exchange, the National Futures Association, the Chicago Board of Trade, the New York Stock Exchange, any other national securities exchange (as defined in the Exchange Act), any other securities exchange, futures exchange, contract market, any other exchange or corporation or similar self-regulatory body or organization.
     “Shares” means any Securities the holders of which are entitled to vote in an election of members of the Board, including without limitation, all shares of Common Stock, by whatever name called, now owned or subsequently acquired by a Stockholder, however acquired, whether through stock splits, stock combinations, stock dividends, reclassifications, recapitalizations or similar events or otherwise.
     “Stock Sale” means a transaction or series of related transactions in which a Person, or a group of related Persons, acquires from stockholders of the Company shares representing more than fifty percent (50%) of the outstanding voting power of the Company.
     “Stockholders” shall have the meaning ascribed to it in the preamble.
     “Stockholders’ Agreement” shall have the meaning ascribed to it in the preamble.
     “Subject Securities” means registrable Securities of the Company; provided that, as to any particular Subject Securities, such Securities shall cease to be Subject Securities when (a) a Registration Statement with respect to the sale of such Securities shall have become effective under the Securities Act and such Securities shall have been disposed of in accordance with such Registration Statement; or (b) such securities are capable of being transferred by the applicable Stockholder pursuant to Rule 144 under the Securities Act without limitation by the volume limitations contained therein.

Annex A-7

     “Subsidiary” means, with respect to any specified Person, any Person of which the specified Person, directly or indirectly, owns more than 50% of the issued and outstanding share capital or voting interests.
     “Subsidiary Observer” shall have the meaning ascribed to it in Section 2.9(b).
     “Tag-Along Notice” shall have the meaning ascribed to it in Section 7.1(a).
     “Tag-Along Right” shall have the meaning ascribed to it in Section 7.1.
     “Transfer” shall have the meaning ascribed to it in Section 7.1.
     “Transfer Terms” shall have the meaning ascribed to it in Section 7.1.
     “Underwriters” shall have the meaning ascribed to it in Section 11.1(d).
     “US$” means the lawful currency of the United States of America.

Annex A-8

EXHIBIT A
ADOPTION AGREEMENT
     This Adoption Agreement (“Adoption Agreement”) is executed on ___________________, 20__, by the undersigned (the “Holder”) pursuant to the terms of that certain Stockholders’ Agreement dated as of [•], 2011 (the “Stockholders’ Agreement”), by and among RueLaLa, Inc., a Delaware corporation, NRG Commerce, LLC and eBay Domestic Holdings, Inc., as such Stockholders’ Agreement may be amended or amended and restated hereafter. Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Stockholders’ Agreement. By the execution of this Adoption Agreement, the Holder agrees as follows.
     1.1 Acknowledgement. Holder acknowledges that Holder is acquiring certain shares of the capital stock of the Company (the “Stock”) [or options, warrants or other rights to purchase such Stock (the “Options”)] in accordance with Section 14.1 of the Stockholders’ Agreement, as a transferee of Shares from a party in such party’s capacity as an “Other Holder” bound by the Stockholders’ Agreement.
     1.2 Agreement. Holder hereby (a) agrees that the [Stock][Options], and any other shares of capital stock or securities required by the Stockholders’ Agreement to be bound thereby, shall be bound by and subject to the terms of the Stockholders’ Agreement and (b) adopts the Stockholders’ Agreement with the same force and effect as if Holder were originally an Other Holder and a Stockholder thereunder for all purposes of the Stockholders’ Agreement.
     1.3 Notice. Any notice required or permitted by the Stockholders’ Agreement shall be given to Holder at the address or facsimile number listed below Holder’s signature hereto.

Exhibit A-1

HOLDER:

By:

Name and Title of Signatory

Address:

Facsimile Number:

ACCEPTED AND AGREED:

RUELALA, INC.

By:

Title:

NRG COMMERCE, LLC

By:

Title:

EBAY DOMESTIC HOLDINGS, INC.

By:
Name:
Title:

[Insert signature blocks of any Other Holders]

Exhibit A-2

EXHIBIT B
CONSENT OF SPOUSE
     I, ____________________, spouse of ______________, acknowledge that I have read the Stockholders’ Agreement, dated as of [•], 2011, to which this Consent is attached as Exhibit B (the “Stockholders’ Agreement”), and that I know the contents of the Stockholders’ Agreement. I am aware that the Stockholders’ Agreement contains provisions regarding the shares of capital stock of the Company that my spouse may own, including any interest I might have therein.
     I hereby agree that my interest, if any, in any shares of capital stock of the Company subject to the Stockholders’ Agreement shall be irrevocably bound by the Stockholders’ Agreement and further understand and agree that any community property interest I may have in such shares of capital stock of the Company shall be similarly bound by the Stockholders’ Agreement.
     I am aware that the legal, financial and related matters contained in the Stockholders’ Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Stockholders’ Agreement carefully that I will waive such right.

Dated:

[Name of Other Holder’s Spouse, if any]

Exhibit B-1

Exhibit B
ShopRunner Stockholders Agreement

STOCKHOLDERS’ AGREEMENT
by and among
SHOPRUNNER, INC.,
NRG COMMERCE, LLC
and
EBAY DOMESTIC HOLDINGS, INC.
Dated as of [•], 2011

Page
ARTICLE I
Definitions

Section 1.1 Definitions	1
Section 1.2 Interpretation	1

ARTICLE II
Board of Directors and Voting Provisions

Section 2.1 Size of the Board	2
Section 2.2 Company Board Composition	2
Section 2.3 Subsidiary Governing Body Composition	3
Section 2.4 Failure to Designate a Board Member	3
Section 2.5 Actions of Stockholders	3
Section 2.6 Actions of the Company	3
Section 2.7 No Liability for Election of Recommended Directors	4
Section 2.8 Quorum	4
Section 2.9 Observer Rights	4
Section 2.10 Acknowledgment	5
Section 2.11 Termination	6

ARTICLE III
Related Party and Other Transactions

Section 3.1 Related Party Transactions	6
Section 3.2 Payments and Issuances	7
Section 3.3 Termination	7

ARTICLE IV
Rights to Future Stock Issuances

Section 4.1 Preemptive Rights	7
Section 4.2 Termination	8

ARTICLE V
Right of First Refusal

Section 5.1 Right of First Refusal	8
Section 5.2 Exempt Transfers	10
Section 5.3 Termination	10

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Page
ARTICLE VI
Right of First Offer

Section 6.1 Right of First Offer	11
Section 6.2 Exempt Transfers	13
Section 6.3 Termination	13

ARTICLE VII
Tag-Along Right

Section 7.1 Tag-Along Right; Actions to Be Taken	13
Section 7.2 Termination	14

ARTICLE VIII
Drag-Along Right

Section 8.1 Application of Drag-Along Rights	14
Section 8.2 Exercise	14
Section 8.3 Agreements	15
Section 8.4 Termination	16

ARTICLE IX
[Reserved]

Section 9.1 [Reserved]	16

ARTICLE X
Information Rights

Section 10.1 Applicable Regulatory Compliance	16
Section 10.2 Delivery of Financial Statements	17
Section 10.3 Inspection	18
Section 10.4 Termination	18

ARTICLE XI
Registration Rights

Section 11.1 Demand Registration Rights	18
Section 11.2 Piggyback Registration Rights	20
Section 11.3 Offer Procedures	21
Section 11.4 Expenses	24
Section 11.5 Indemnification and Contribution	25

ARTICLE XII
Representations and Warranties

Section 12.1 Power and Authority; Valid and Binding Obligations; No Conflict or Violation	28

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STOCKHOLDERS’ AGREEMENT
     THIS STOCKHOLDERS’ AGREEMENT (this “Stockholders’ Agreement”) is made and entered into as of this [•] day of [•], 2011, by and among ShopRunner, Inc., a Pennsylvania corporation (the “Company”), NRG Commerce, LLC, a Delaware limited liability company (the “NRG Holder”), eBay Domestic Holdings, Inc., a Delaware corporation (the “EDH Holder”) and any subsequent stockholders, or any transferees, who become parties hereto pursuant to Section 14.1 below (the “Other Holders”, and collectively with the NRG Holder and the EDH Holder, the “Stockholders”).
RECITALS
     A. The NRG Holder and the EDH Holder are parties to the Stock Purchase Agreement, dated as of March 27, 2011 (the “Purchase Agreement”), pursuant to which the NRG Holder has agreed to acquire 70% of the total issued and outstanding shares of common stock, no par value, of the Company (the “Common Stock”), with the EDH Holder holding the remaining 30% of the total issued and outstanding shares of the Common Stock, on the terms and subject to the conditions set forth in the Purchase Agreement; and
     B. In connection with the Purchase Agreement and as a condition to consummating the transactions contemplated by the Purchase Agreement, the parties hereto desire to enter into this Stockholders’ Agreement in order to set forth certain rights and obligations.
     NOW, THEREFORE, in consideration of the premises set forth above, the mutual promises and covenants set forth herein and other good and valuable consideration, the parties hereto agree as follows:
ARTICLE I
Definitions
     Section 1.1 Definitions. Defined terms used in this Stockholders’ Agreement are set forth in Annex A.
     Section 1.2 Interpretation.
          (a) The headings contained in this Stockholders’ Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Stockholders’ Agreement.
          (b) Whenever the words “include,” “includes” or “including” are used in this Stockholders’ Agreement they shall be deemed to be followed by the words “without limitation.”
          (c) The words “hereby,” “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Stockholders’ Agreement as a whole and not to any particular provision of this Stockholders’ Agreement. Whenever reference is made in this Stockholders’ Agreement to any Article, Section, Annex or Exhibit, such reference shall be deemed to apply to the specified Article or Section of this Stockholders’ Agreement or the specified Annex or Exhibit to this Stockholders’ Agreement.

          (d) The meaning assigned to each term defined herein shall be equally applicable to both singular and plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.
          (e) Reference to any law means as amended, modified, codified, replaced or re-enacted, in whole or in part, and in effect on the date hereof, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder. References to any contract or document means as amended, novated, supplemented, restated or replaced from time to time and in effect on the date hereof, unless the context requires otherwise.
ARTICLE II
Board of Directors and Voting Provisions
     Section 2.1 Size of the Board. Each Stockholder agrees to vote, or cause to be voted, all Shares (as defined below) owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that the size of the board of directors of the Company (the “Board”) shall be set and remain at five (5) directors.
     Section 2.2 Company Board Composition. Each Stockholder agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that, at each annual or special meeting of Stockholders at which an election of directors is held or pursuant to any written consent of the Stockholders, the following persons shall be elected to the Board:
          (a) The Company’s Chief Executive Officer (the “CEO Director”); provided that, if for any reason the CEO Director shall cease to serve as the Chief Executive Officer of the Company, each of the Stockholders shall promptly vote their respective Shares (i) to remove the former Chief Executive Officer from the Board if such individual has not resigned as a member of the Board; and (ii) to elect such individual’s replacement as Chief Executive Officer of the Company as the new CEO Director;
          (b) Michael G. Rubin;
          (c) Two (2) individuals designated by the NRG Holder for so long as the NRG Holder alone, or collectively with its transferees pursuant to an Exempt Transfer and its Affiliates, owns thirty percent (30%) or more of the Shares then outstanding (together with Michael G. Rubin, the “NRG Holder Designees”); and
          (d) One (1) individual designated by the EDH Holder (the “EDH Holder Company Designee”), which individual shall initially be Scott Thompson.
          (e) To the extent the NRG Holder no longer qualifies to appoint two (2) individuals to the Board under clause (c) above, such two (2) individuals shall be appointed by majority vote of the Stockholders. To the extent the EDH Holder exercises its right to appoint the Board Observer (defined below) in lieu of its right to appoint one (1) individual under clause

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(d) above, such one (1) individual shall be appointed by the NRG Holder or, in the case where the immediately preceding sentence applies, by majority vote of the Stockholders.
     Section 2.3 Subsidiary Governing Body Composition. The EDH Holder shall have the right to designate one (1) individual to the board of directors or similar governing body of each and every Subsidiary of the Company (each, an “EDH Holder Subsidiary Designee”).
     Section 2.4 Failure to Designate a Board Member. In the absence of any designation by the NRG Holder or the EDH Holder as specified in Section 2.2 or Section 2.3, the director or directors (or in the case of Section 2.3, such individual appointed to the governing body, as applicable) previously designated by the NRG Holder or the EDH Holder, as applicable, and then serving shall be reelected if still eligible to serve as provided herein.
     Section 2.5 Actions of Stockholders. Each Stockholder agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:
          (a) no director who is a NRG Holder Designee may be removed from office unless such removal is directed or approved by the NRG Holder;
          (b) no director who is an EDH Holder Company Designee may be removed from office unless such removal is directed or approved by the Other Holder;
          (c) following the resignation, removal or death of a director who is a NRG Holder Designee, the NRG Holder shall have the right to nominate a successor director and such nominee shall be appointed as a member of the Board, in each case in accordance with the provisions of this Article II;
          (d) following the resignation, removal or death of a director who is an EDH Holder Company Designee, the EDH Holder shall have the right to nominate a successor director and such nominee shall be appointed as a member of the Board, in each case in accordance with the provisions of this Article II;
          (e) upon the request of the NRG Holder to remove any director who is a NRG Holder Designee, such director shall be removed;
          (f) upon the request of the EDH Holder to remove any director who is an EDH Holder Company Designee, such director shall be removed; and
          (g) no NRG Holder Designee (other than Michael G. Rubin) remains in office after the NRG Holder no longer qualifies for appointment rights under Section 2.2(c).
     Section 2.6 Actions of the Company.
          (a) The Company agrees to vote, or cause to be voted, all voting securities of its Subsidiaries owned directly or indirectly by the Company, or over which the Company has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:

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               (i) each EDH Holder Subsidiary Designee is elected to the governing body of each Subsidiary of the Company as designated by the EDH Holder under Section 2.3;
               (ii) no individual who is a EDH Holder Subsidiary Designee may be removed from office unless such removal is directed or approved by the EDH Holder;
               (iii) following the resignation, removal or death of an individual who is a EDH Holder Subsidiary Designee, the EDH Holder shall have the right to nominate a successor individual and such nominee shall be appointed as a member of the governing body of the applicable Subsidiary of the Company, in each case in accordance with the provisions of this Article II; and
               (iv) upon the request of the EDH Holder to remove any individual who is an EDH Holder Subsidiary Designee, such individual shall be removed.
          (b) The Company agrees at the request of any party entitled to designate directors to call a special meeting of Stockholders for the purpose of electing directors.
     Section 2.7 No Liability for Election of Recommended Directors. No Stockholder, nor any Affiliate of any Stockholder, shall have any liability as a result of designating an individual for election to the Board or similar governing body of any Subsidiary of the Company for any act or omission by such designated individual in his or her capacity as a member of the Board or similar governing body of any Subsidiary, nor shall any Stockholder or Affiliate of any Stockholder have any liability as a result of voting for any such designee in accordance with the provisions of this Stockholders’ Agreement.
     Section 2.8 Quorum.
          (a) For so long as the EDH Holder Company Designee serves on the Board, the presence of the EDH Holder Company Designee shall be required to constitute a quorum of the Board; provided, however, that if the EDH Holder Company Designee is not present at any two (2) consecutive meetings of the Board, then the presence of the EDH Holder Company Designee shall not be required to constitute a quorum of the Board for the following meeting of the Board.
          (b) For so long as any EDH Holder Subsidiary Designee serves on the board of directors or similar governing body of any Subsidiary, the presence of such EDH Holder Subsidiary Designee shall be required to constitute a quorum of such governing body; provided, however, that if such EDH Holder Subsidiary Designee is not present at any two (2) consecutive meetings of such governing body, then the presence of such EDH Holder Company Designee shall not be required to constitute a quorum of such governing body for the following meeting of such governing body.
     Section 2.9 Observer Rights.
          (a) In lieu of appointing any EDH Holder Company Designee to the Board, the EDH Holder may appoint a representative of the EDH Holder chosen by the EDH Holder in

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its sole discretion (the “Board Observer”) to attend all meetings of the Board and all committees thereof (whether in person, telephonic or other) in a non-voting, observer capacity, and in this respect the Company shall provide to the Board Observer complete copies of all notices, minutes, consents and other materials that are sent to the members of the Board or any committee thereof, at the same time such notices, minutes, consents and other materials are provided to the Company’s directors; provided, however, that such Board Observer shall agree to hold in confidence and trust all information so provided; and provided further that the Company reserves the right to withhold any information and to exclude such Board Observer from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest.
          (b) In lieu of appointing any EDH Holder Subsidiary Designee to the governing body of any Subsidiary of the Company, the EDH Holder may appoint a representative of the EDH Holder chosen by the EDH Holder in its sole discretion (in each case, a “Subsidiary Observer”) to attend all meetings of the governing body of any Subsidiary of the Company and all committees thereof (whether in person, telephonic or other) in a non-voting, observer capacity, and in this respect such Subsidiary of the Company shall provide to the Subsidiary Observer complete copies of all notices, minutes, consents and other materials that are sent to the members of the governing body of such Subsidiary of the Company or any committee thereof, at the same time such notices, minutes, consents and other materials are provided to such to the members of such Subsidiary’s governing body; provided, however, that such Subsidiary Observer shall agree to hold in confidence and trust all information so provided; and provided further that the Company reserves the right to withhold any information and to exclude such Subsidiary Observer from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between such Subsidiary and its counsel or result in disclosure of trade secrets or a conflict of interest.
     Section 2.10 Acknowledgment. Each of the Company and the NRG Holder recognizes and acknowledges that the EDH Holder and its Affiliates may now or in the future be engaged in the research, development, production, marketing, licensing and/or sale of similar services or products to those being researched, developed, produced, marketed, licensed and/or sold by the Company, its Subsidiaries and/or the NRG Holder. The services or products of the EDH Holder and its Affiliates may be competitive with those of the Company, its Subsidiaries and/or the NRG Holder and may display the same or similar functionality. Nothing in this Stockholders’ Agreement shall be construed to prevent the EDH Holder and its Affiliates from engaging independently in such activities; provided that the EDH Holder and its Affiliates do not use the Company’s Highly Proprietary Information (defined below) in order to do so.
          (a) Each of the Company, the NRG Holder and the EDH Holder hereby acknowledge and agree that the Company does not intend to provide the EDH Holder and its Affiliates, and the EDH Holder and its Affiliates do not intend to receive, any Highly Proprietary Information from the Company. For clarity, the following provisions are included if and only if the Company, the NRG Holder and the EDH Holder and its Affiliates desire that the Company disclose any Highly Proprietary Information from the Company. Accordingly, prior to any disclosure to the EDH Holder and its Affiliates (including by way of disclosure to any EDH

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Holder Company Designee, EDH Holder Subsidiary Designee, Board Observer or Subsidiary Observers) of any Highly Proprietary Information, the Company shall either (i) if in a tangible form, clearly mark such information as Highly Proprietary Information at the time of disclosure, and receive the EDH Holder’s (or its EDH Holder Company Designee’s, EDH Holder Subsidiary Designee’s, Board Observer’s or Subsidiary Observers’) express written consent to receive such information prior to its delivery; or (ii) if oral, verbally indicate such information is Highly Proprietary Information at the time of disclosure and receive the EDH Holder’s (or its EDH Holder Company Designee’s, EDH Holder Subsidiary Designee’s, Board Observer’s or Subsidiary Observers’) express consent to receive such information prior to discussing it. Nothing contained in this Stockholders’ Agreement shall be construed as preventing EDH Holder’s or its Affiliates’ employees and agents (including its EDH Holder Company Designee, EDH Holder Subsidiary Designee, Board Observer or Subsidiary Observers) who had access to Highly Proprietary Information from using such information as part of their general skill, knowledge, talent and expertise.
          (b) For purposes of this Stockholders’ Agreement, the term “Highly Proprietary Information” means (i) the Company’s trade secrets; and (ii) such other highly confidential and proprietary information that is material to the Company’s products and services (not including ordinary course confidential business, financial and commercial information). Notwithstanding anything to the contrary contained in this Stockholders’ Agreement, “Highly Proprietary Information” shall not include information, and none of the EDH Holder or its Affiliates shall have any obligations to the Company with respect to any information, that: (A) is now or hereafter becomes publicly available through no act or failure to act on the part of the EDH Holder or its Affiliates; (B) a third party furnishes or has furnished to the EDH Holder or its Affiliates if, to the knowledge of the EDH Holder or its Affiliates after reasonable inquiry, such third party is not breaching any obligation of confidentiality by disclosing such information to the EDH Holder or its Affiliates; (C) the EDH Holder or its Affiliates have independently developed without using the Company’s Highly Proprietary Information; or (D) the Company gives written permission to the EDH Holder or its Affiliates to disclose.
     Section 2.11 Termination. Each of the provisions of this Article II shall expire on the earlier of (a) the closing of a Qualified IPO; and (b) with respect to any particular provision, the last date permitted by applicable law (including the rules of the SEC and any exchange, quotation service or other market upon which Securities of the Company are listed).
ARTICLE III
Related Party and Other Transactions
     Section 3.1 Related Party Transactions. For as long as the EDH Holder owns at least five percent (5%) of the then outstanding Shares, neither the Company nor any of its Subsidiaries shall, without the prior written consent of the EDH Holder, enter into or agree to enter into any contract, transaction or arrangement with the NRG Holder or any of its Affiliates, other than:
          (a) contracts, transactions or arrangements between the Company and one or more of its wholly-owned Subsidiaries or between any of its wholly-owned Subsidiaries;

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          (b) contracts, transactions or arrangements that are entered into on an arms’ length basis in the ordinary course of business and on terms and conditions generally offered by the Company, any of its wholly-owned Subsidiaries, the NRG Holder or any of its Affiliates to third parties;
          (c) contracts, transactions or arrangements that are fair from a financial point of view to the Company and/or its relevant Subsidiaries, as determined by the Board, after consultation with an independent financial advisor;
          (d) the declaration and payment of dividends to the Stockholders in accordance with their equity interests in the Company; and
          (e) the Management Agreement.
     Section 3.2 Payments and Issuances. Neither the Company nor any of its Subsidiaries shall pay or agree to pay any cash or cash equivalents, or issue any Securities, other than in connection with (i) the payment of dividends to the Stockholders in accordance with their equity interests in the Company or (ii) the operation of the business of the Company, without the prior written consent of the EDH Holder.
     Section 3.3 Termination. Each of the provisions of Section 3.1 shall expire on the closing of a Qualified IPO.
ARTICLE IV
Rights to Future Stock Issuances
     Section 4.1 Preemptive Rights. Subject to the terms and conditions of this Article IV and applicable securities laws, if the Company or any Subsidiary of the Company proposes to offer or sell any New Securities, the Company or such Subsidiary of the Company shall first offer such New Securities to each Stockholder then existing.
          (a) The Company shall give notice (the “Offer Notice”) to each Stockholder, stating (i) its or any Subsidiary of the Company’s bona fide intention to offer such New Securities; (ii) the number of such New Securities to be offered; and (iii) the price and terms upon which it proposes to offer such New Securities.
          (b) By notification to the Company within ten (10) Business Days after the Offer Notice is given (the “Option Period”), each Stockholder may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the shares of Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of any Derivative Securities then held by such Stockholder bears to the total shares of Common Stock then outstanding (assuming full conversion and/or exercise, as applicable, of all Derivative Securities then outstanding). If the total number of New Securities set forth in the Offer Notice is not fully subscribed by the Stockholders upon expiration of the Option Period, the Company shall promptly provide written notice of the number of unsubscribed New Securities (the “Overallotment Notice”) to the Stockholders electing to participate in the offering of New Securities. By notification to the Company within seven (7) Business Days after the

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Overallotment Notice is given (the “Overallotment Period”), each Stockholder entitled to receive the Overallotment Notice may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such additional New Securities which equals the proportion that the shares of Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of any Derivative Securities then held by such Stockholder bears to the total shares of Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of any Derivative Securities then held by all Stockholders entitled to receive the Overallotment Notice. The closing of any sale pursuant to this Section 4.1(b) shall occur on the later of (i) thirty (30) days of the date that the Offer Notice or, if applicable, the Overallotment Notice is given; and (ii) the date of initial sale of New Securities pursuant to Section 4.1(c).
          (c) If all New Securities the Stockholders are entitled to purchase under this Section 4.1 are not elected to be purchased as provided in clause (b) of this Section 4.1, the Company may, during the one hundred and eighty (180) day period following the expiration of the Overallotment Period, offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not consummate the sale of the New Securities within such period, the rights of Stockholders to subscribe to the issuance of such New Securities provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Stockholders in accordance with this Section 4.1.
     Section 4.2 Termination. Each of the provisions of this Article IV shall expire on the closing of a Qualified IPO.
ARTICLE V
Right of First Refusal
     Section 5.1 Right of First Refusal.
          (a) Grant.
               (i) The NRG Holder (on behalf of itself and its Affiliates and its transferees pursuant to an Exempt Transfer) hereby unconditionally and irrevocably grants to the EDH Holder a Right of First Refusal to purchase all or any portion of Securities included in a Proposed Transfer; provided that a Proposed Transfer Notice is delivered on or before January 1, 2015 pursuant to the terms of this Section 5.1.
               (ii) The EDH Holder (on behalf of itself and its Affiliates and its transferees pursuant to an Exempt Transfer) hereby unconditionally and irrevocably grants to the NRG Holder a Right of First Refusal to purchase all or any portion of Securities included in a Proposed Transfer; provided that a Proposed Transfer Notice is delivered on or before January 1, 2015 pursuant to the terms of this Section 5.1.
               (iii) For purposes of this Article V, the NRG Holder or the EDH Holder (and each of their respective Affiliates and any other transferees pursuant to an Exempt Transfer), as the case may be, proposing to make a Proposed Transfer is referred to as the

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ROFR Selling Stockholder, and the EDH Holder or the NRG Holder, as the case may be, entitled to a Right of First Refusal with respect to a Proposed Transfer by the ROFR Selling Stockholder pursuant to Section 5.1(a)(i) or Section 5.1(a)(ii) is referred to as the ROFR Stockholder.
          (b) Proposed Transfer Notice and Exercise of Right of First Refusal.
               (i) If the ROFR Selling Stockholder desires to engage in or effect a Proposed Transfer, the ROFR Selling Stockholder shall first deliver to the Company and the ROFR Stockholder a Proposed Transfer Notice of its bona fide intention of a Proposed Transfer. Such Proposed Transfer Notice shall contain (A) the number of and type of Securities included in the Proposed Transfer (the “ROFR Offered Securities”); (B) the per unit cash value of the consideration to be received in the Proposed Transfer (the “ROFR Offer Price”), including the form of consideration (if other than cash); (C) the name and address of the Proposed Transferee; (D) the date the Proposed Transfer is expected to be entered into or otherwise consummated, if known; (E) any binding or non-binding documentation entered into with such Proposed Transferee in connection with the Proposed Transfer (or negotiated drafts thereof); and (F) any other material terms and conditions of the Proposed Transfer. Delivery of a Proposed Transfer Notice shall constitute an offer by the ROFR Selling Stockholder, irrevocable through and including the Offer Date to transfer to the ROFR Stockholder, subject to the terms of this Section 5.1, all or any portion of the ROFR Offered Securities, each unit at the ROFR Offer Price and on the other terms and conditions set forth in the Proposed Transfer Notice.
               (ii) During the ten (10) Business Days following the receipt of such Proposed Transfer Notice (such tenth day, for the purposes of this Section 5.1, the “ROFR Offer Date”), the ROFR Stockholder shall have the right, but not the obligation, to purchase, each unit at the ROFR Offer Price, all or any portion of the ROFR Offered Securities (the “Right of First Refusal”) by delivery of a written notice (the “ROFR Stockholder Acceptance Notice”) to the ROFR Selling Stockholder setting forth (A) its irrevocable election to purchase from the ROFR Selling Stockholder all or any portion of the ROFR Offered Securities (the “ROFR Accepted Securities”); (B) closing arrangements; and (C) a closing date not more than forty-five (45) days following the ROFR Offer Date. The ROFR Stockholder Acceptance Notice shall constitute a binding commitment of the ROFR Stockholder to purchase, and a binding commitment of the ROFR Selling Stockholder to transfer the ROFR Accepted Securities, each unit at the ROFR Offer Price. The ROFR Selling Stockholder shall transfer to the ROFR Stockholder the ROFR Accepted Securities, free and clear of all Encumbrances, and shall deliver to the ROFR Stockholder such other documents and instruments of transfer as the ROFR Stockholder may reasonably request.
               (iii) If the ROFR Stockholder fails to respond to the Proposed Transfer Notice by the ROFR Offer Date, delivers a ROFR Stockholder Acceptance Notice electing to purchase less than all of the Offered Securities or elects by written notice to the ROFR Selling Stockholder not to purchase any portion of the ROFR Offered Securities, the ROFR Selling Stockholder, or its applicable Affiliate or transferee, shall

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be free to transfer such portion of the ROFR Offered Securities which are not ROFR Accepted Securities to the Proposed Transferee, each unit at the ROFR Offer Price and on terms and conditions no more favorable to the Proposed Transferee than were set forth in the Proposed Transfer Notice; provided that such Proposed Transfer is consummated within 180 days after the ROFR Offer Date. In the event that the ROFR Selling Stockholder, or its applicable Affiliate or transferee, does not consummate such transfer within such 180 day period, the rights of the ROFR Stockholder to purchase all or any portion of Securities included in a Proposed Transfer provided hereunder shall be deemed to be revived and such Securities shall not be transferred to the Proposed Transferee or any other Person, other than those permitted under Section 5.2, unless reoffered to the ROFR Stockholder in accordance with this Section 5.1.
               (iv) The receipt of consideration by any ROFR Selling Stockholder selling Securities in payment for the transfer of such Securities pursuant to this Section 5.1 shall be deemed a representation and warranty by such Selling Stockholder that: (A) such ROFR Selling Stockholder has full right, title and interest in and to such Securities; (B) such ROFR Selling Stockholder has all necessary power and authority and has taken all necessary actions to sell such Securities as contemplated by this Section 5.1; and (C) such Securities are free and clear of any Encumbrances.
          (c) Consideration. Should the ROFR Offer Price specified in the Proposed Transfer Notice be payable in property other than cash or evidences of indebtedness, the ROFR Stockholder shall have the right to pay the ROFR Offer Price in the form of cash equal in amount to the fair market value of such property, determined on a per unit basis with respect to each ROFR Offered Security. If the ROFR Stockholder objects to the ROFR Selling Stockholder’s calculation of the ROFR Offer Price and the parties are unable to agree on the calculation of the Offer Price within seven (7) days after the ROFR Stockholder’s receipt of the Proposed Transfer Notice, the valuation of the fair market value of such property shall be made by an independent financial advisor jointly selected by the ROFR Selling Stockholder and the ROFR Stockholder. The determination made by such independent financial advisor shall be binding on both the ROFR Selling Stockholder and the ROFR Stockholder and the cost of such valuation shall be shared equally by the ROFR Selling Stockholder and the ROFR Stockholder. The ten (10) Business Day period set forth in Section 5.1(b)(ii) shall not begin to run until such dispute is resolved either by an agreement between the ROFR Selling Stockholder and the ROFR Stockholder or by the independent financial advisor.
     Section 5.2 Exempt Transfers. The provisions of Section 5.1 shall not apply to Exempt Transfers; provided that any transferee obtaining Securities in an Exempt Transfer shall remain bound by the terms of this Section 5.1.
     Section 5.3 Termination. Each of the provisions of this Article V shall expire on the earlier of (i) the closing of a Qualified IPO or (ii) the full repayment of the principal of, and any interest on, the Loan (as defined in the Loan Agreement) under the Loan Agreement.

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ARTICLE VI
Right of First Offer
     Section 6.1 Right of First Offer.
          (a) Grant.
               (i) The NRG Holder (on behalf of itself, its Affiliates and its transferees pursuant to an Exempt Transfer) hereby unconditionally and irrevocably grants to the EDH Holder a Right of First Offer to purchase all or any portion of Securities included in a Proposed Transfer; provided that a Proposed Transfer Notice is delivered after January 1, 2015 pursuant to the terms of this Section 6.1.
               (ii) The EDH Holder (on behalf of itself, its Affiliates and its transferees pursuant to an Exempt Transfer) hereby unconditionally and irrevocably grants to the NRG Holder a Right of First Offer to purchase all or any portion of Securities included in a Proposed Transfer; provided that a Proposed Transfer Notice is delivered after January 1, 2015 pursuant to the terms of this Section 6.1.
               (iii) For purposes of this Article VI, the NRG Holder or the EDH Holder (and each of their respective Affiliates and any other transferees pursuant to an Exempt Transfer), as the case may be, proposing to make a Proposed Transfer is referred to as the ROFO Selling Stockholder, and the EDH Holder or the NRG Holder, as the case may be, entitled to a Right of First Offer with respect to a Proposed Transfer by the ROFO Selling Stockholder pursuant to Section 6.1(a)(i) or Section 6.1(a)(ii) is referred to as the ROFO Stockholder.
          (b) Proposed Transfer Notice and Exercise of Right of First Offer.
               (i) If the ROFO Selling Stockholder desires to engage in or effect a Proposed Transfer, the ROFO Selling Stockholder shall first deliver to the Company and the ROFO Stockholder a Proposed Transfer Notice of its bona fide intention of a Proposed Transfer. Such Proposed Transfer Notice shall contain (A) the number of and type of Securities included in the Proposed Transfer (the “ROFO Offered Securities”); (B) the per unit cash value of the consideration to be received in the Proposed Transfer (the “ROFO Offer Price”), including the form of consideration (if other than cash); and (C) any other material terms and conditions of the Proposed Transfer. Delivery of a Proposed Transfer Notice shall constitute an offer by the ROFO Selling Stockholder, irrevocable through and including the ROFO Offer Date to transfer to the ROFO Stockholder, subject to the terms of this Section 6.1, all or any portion of the ROFO Offered Securities, each unit at the ROFO Offer Price and on the other terms and conditions set forth in the Proposed Transfer Notice.
               (ii) During the ten (10) Business Days following the receipt of such Proposed Transfer Notice (such tenth Business Day, for the purposes of this Section 6.1, the “ROFO Offer Date”), the ROFO Stockholder shall have the right, but not the obligation, to purchase, each unit at the ROFO Offer Price, all or any portion of the ROFO Offered Securities (the “Right of First Offer”) by delivery of a written notice (the

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“ROFO Stockholder Acceptance Notice”) to the ROFO Selling Stockholder setting forth (A) its irrevocable election to purchase from the ROFO Selling Stockholder all or any portion of the ROFO Offered Securities (the “ROFO Accepted Securities”); (B) closing arrangements; and (C) a closing date not more than forty-five (45) days following the ROFO Offer Date. The ROFO Stockholder Acceptance Notice shall constitute a binding commitment of the ROFO Stockholder to purchase, and a binding commitment of the ROFO Selling Stockholder to transfer the ROFO Accepted Securities, each unit at the ROFO Offer Price. The ROFO Selling Stockholder shall transfer to the ROFO Stockholder the Accepted Shares, free and clear of all Encumbrances, and shall deliver to the ROFO Stockholder such other documents and instruments of transfer as the ROFO Stockholder may reasonably request.
               (iii) If the ROFO Stockholder fails to respond to the Proposed Transfer Notice by the Offer Date, or elects by written notice to the ROFO Selling Stockholder (a “ROFO Stockholder Election Notice”) not to purchase any portion of the ROFO Offered Securities, the ROFO Selling Stockholder, or its applicable Affiliate or transferee, shall be free to transfer such portion of the ROFO Offered Securities which are not Accepted Securities in any manner permitted by this Stockholders’ Agreement; provided that (x) such Proposed Transfer is consummated within 180 days after the later of (A) the ROFO Offer Date, or (B) the receipt by the ROFO Selling Stockholder of the foregoing ROFO Stockholder Election Notice, and (y) the per unit price at which the ROFO Offered Securities are transferred must be equal to or higher than the Offer Price. In the event that the ROFO Selling Stockholder, or its applicable Affiliate or transferee, does not consummate such transfer within such 180-day period, the rights of the ROFO Stockholder to purchase all or any portion of Securities included in a Proposed Transfer provided hereunder shall be deemed to be revived and such Securities shall not be transferred to any Person, other than those permitted under Section 6.2, unless reoffered to the ROFO Stockholder in accordance with this Section 6.1.
               (iv) The receipt of consideration by the ROFO Selling Stockholder selling Securities in payment for the transfer of such Securities pursuant to this Section 6.1 shall be deemed a representation and warranty by such Selling Stockholder that: (A) the ROFO Selling Stockholder has full right, title and interest in and to such Securities; (B) the ROFO Selling Stockholder has all necessary power and authority and has taken all necessary actions to sell such Securities as contemplated by this Section 6.1; and (C) such Securities are free and clear of any Encumbrances.

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          (c) Consideration. Should the ROFO Offer Price specified in the Proposed Transfer Notice be payable in property other than cash or evidences of indebtedness, the ROFO Stockholder shall have the right to pay the ROFO Offer Price in the form of cash equal in amount to the fair market value of such property, determined on a per unit basis with respect to each Offered Security. If the ROFO Stockholder objects to the ROFO Selling Stockholder’s calculation of the Offer Price and the parties are unable to agree on the calculation of the ROFO Offer Price within seven (7) days after the ROFO Stockholder’s receipt of the Proposed Transfer Notice, the valuation of the fair market value of such property shall be made by an independent financial advisor jointly selected by the ROFO Selling Stockholder and the ROFO Stockholder. The determination made by such independent financial advisor shall be binding on both the ROFO Selling Stockholder and the ROFO Stockholder and the cost of such valuation shall be shared equally by the ROFO Selling Stockholder and the ROFO Stockholder. The ten (10) Business Day period set forth in Section 6.1(b)(ii) shall not begin to run until such dispute is resolved either by an agreement between the ROFO Selling Stockholder and the ROFO Stockholder or by the independent financial advisor.
     Section 6.2 Exempt Transfers. The provisions of Section 6.1 shall not apply to Exempt Transfers; provided that any transferee obtaining Securities in an Exempt Transfer shall remain bound by the terms of this Section 6.1.
     Section 6.3 Termination. Each of the provisions of this Article VI shall expire upon the earlier of (i) the closing of a Qualified IPO or (ii) the full repayment of the principal of, and any interest on, the Loan (as defined in the Loan Agreement) under the Loan Agreement.
ARTICLE VII
Tag-Along Right
     Section 7.1 Tag-Along Right; Actions to Be Taken. Subject to prior compliance with Articles V and VI, if the NRG Holder or any of its Affiliates or other transferees pursuant to an Exempt Transfer proposes to transfer (in a sale consummated in a single transfer, or a series of related transfers to a single purchaser or a group of purchasers as part of a single transaction) Shares representing five percent (5%) or more of the then outstanding Shares (the “Transfer”); provided that the Transfer is not an Exempt Transfer, then the EDH Holder shall have the right (the “Tag-Along Right”) to require the proposed purchaser(s) to purchase from the EDH Holder not less than the number of whole Shares derived by multiplying the total number of Shares to be purchased by the proposed purchaser(s) in such transaction(s) by a fraction, the numerator of which is the total number of Shares owned by the EDH Holder, and the denominator of which is the sum of the Shares owned by the NRG Holder plus the Shares owned by the EDH Holder (in each case including the Shares owned by any Affiliates of such Stockholder). Any Shares purchased from the EDH Holder pursuant to this Section 7.1 shall be purchased at the same price per Share and upon the same terms of payment and conditions as such proposed Transfer by the NRG Holder (the “Transfer Terms”).
          (a) Notice. The NRG Holder shall promptly notify the EDH Holder in writing in advance of a proposed Transfer giving rise to the Tag-Along Right, and such notice shall include the Transfer Terms and a copy of any written offer or agreement pertaining thereto. The Tag-Along Right may be exercised by the EDH Holder by delivery of a written notice to the

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NRG Holder proposing to sell Shares (the “Tag-Along Notice”) within ten (10) Business Days following the EDH Holder’s receipt of such notice from the NRG Holder. The Tag-Along Notice shall state the number of Shares that the EDH Holder and any of its Affiliates propose to include in such Transfer to the proposed purchaser(s). If the proposed purchaser(s) will not agree to purchase the sum of all of the Shares intended to be included in the Transfer by the NRG Holder and any of its Affiliates and the EDH Holder and any of its Affiliates, the number of Shares that the NRG Holder and any of its Affiliates may sell in the Transfer shall be reduced by the number of Shares the EDH Holder is entitled to include as calculated in accordance with the immediately preceding paragraph.
          (b) Closing. At the closing of any Transfer pursuant to this Section 7.1, the proposed purchaser(s) shall deliver to the EDH Holder the consideration for the total sales price of the Shares of the EDH Holder and any of its Affiliates sold pursuant hereto, upon delivery by the EDH Holder and any of its Affiliates of stock certificate(s) for such Shares duly endorsed in blank for transfer or accompanied by stock power(s) duly executed in blank, and the compliance by the EDH Holder and any of its Affiliates with all other conditions to closing generally applicable to the NRG Holder and its Affiliates in such transaction (including the provision by the EDH Holder and any of its Affiliates to the proposed purchaser(s) of customary representations, warranties, covenants and indemnities so long as they are made severally and not jointly and the aggregate liabilities of the EDH Holder and any of its Affiliates in connection with these representations, warranties, covenants and indemnities will not exceed the gross proceeds received by the EDH Holder and any of its Affiliates from such sale. In the event that the EDH Holder fails to deliver or cause to be delivered the stock certificates representing the Shares of the EDH Holder and any of its Affiliates sold pursuant hereto, or fails to satisfy any other condition applicable to it, at the closing (assuming the satisfaction of all other conditions to closing), the EDH Holder shall be deemed to have waived the Tag-Along Right therefor and the NRG Holder shall be entitled to complete the Transfer at the closing without participation by the EDH Holder or any of its Affiliates.
     Section 7.2 Termination. Each of the provisions of this Article VII shall expire on the closing of a Qualified IPO.
ARTICLE VIII
Drag-Along Right
     Section 8.1 Application of Drag-Along Rights. Subject to prior compliance with Articles V and VI, in the event that the NRG Holder approves in writing a Sale of the Company to any Person, or a group of related Persons, that is not, or if a group does not include, an Affiliate or member of the NRG Holder, at any time on or after January 1, 2013, specifying that this Article VIII shall apply to such transaction, then each of the EDH Holder and its Affiliates and any Other Holders (collectively, the “Dragged Holders” and collectively with the NRG Holder, the “Drag-Along Sellers”) shall be bound by the terms of this Section 8.1.
     Section 8.2 Exercise. The NRG Holder shall deliver a written notice (the “Drag-Along Sale Notice”) to the Company at least ten (10) Business Days prior to the consummation of the proposed transaction and the Company shall promptly deliver such Drag-Along Sale Notice to each Dragged Holder. The Drag-Along Sale Notice shall set forth the principal terms

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and conditions of the proposed sale, including (a) the percentage of Shares held by the NRG Holder and any of its Affiliates that are proposed to be transferred; (b) the form of consideration (if other than cash); (c) the name and address of the prospective purchaser; and (d) if known, the proposed transfer date. If any Drag-Along Sellers are given an option as to the form and amount of consideration to be received, all Drag-Along Sellers will be given the same option with respect to such sale. Unless otherwise agreed by each Drag-Along Seller, any non-cash consideration shall be allocated among such Drag-Along Sellers pro rata based upon the aggregate amount of consideration to be received by such Drag-Along Sellers. If at the end of the 180th day after the date of delivery of the Drag-Along Sale Notice, the NRG Holder has not completed the proposed Sale of the Company, the Drag-Along Sale Notice shall be null and void, each Dragged Holder shall be released from such Dragged Holder’s obligation under the Drag-Along Sale Notice and it shall be necessary for a separate Drag-Along Sale Notice to be delivered and the terms and provisions of this Section 8.2 separately complied with, in order to consummate such proposed sale pursuant to this Section 8.2, unless the failure to complete such proposed sale resulted directly from any failure by any Dragged Holder to comply with the terms of this Article VIII.
     Section 8.3 Agreements. Each Dragged Holder hereby agrees:
          (a) if such transaction requires stockholder approval, with respect to all Shares that the Dragged Holders own or over which the Dragged Holders otherwise exercise voting power, to vote (in person, by proxy or by action by written consent, as applicable) all Shares in favor of, and adopt, such Sale of the Company (together with any related amendment to the certificate of incorporation or by-laws of the Company required in order to implement such Sale of the Company) and to vote in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Sale of the Company;
          (b) if such transaction is a Stock Sale, to sell the same proportion of Shares beneficially held by the Dragged Holders as is being sold by the NRG Holder to the Person to whom the NRG Holder proposes to sell its Shares, and on the same terms and conditions as the NRG Holder (provided that, the representations, warranties, covenants and indemnities provided by the Dragged Holders are made severally and not jointly and the aggregate liabilities of each Dragged Holder in connection with these representations, warranties, covenants and indemnities will not exceed the gross proceeds received by the Dragged Holder and any of its Affiliates from such Sale of the Company;
          (c) to execute and deliver all related documentation and take such other action in support of the Sale of the Company as shall reasonably be requested by the Company or the NRG Holder in order to carry out the terms and provisions of this Article VIII, including without limitation executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of Encumbrances) and any similar or related documents, each on terms and conditions substantially similar to all other Drag-Along Sellers; and

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          (d) not to deposit, and to cause their Affiliates not to deposit, except as provided in this Stockholders’ Agreement, any Shares owned by such party or Affiliate in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the acquiror in connection with the Sale of the Company; and
          (e) to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company.
     Section 8.4 Termination. Each of the provisions of this Article VIII shall expire on the closing of a Qualified IPO.
ARTICLE IX
[Reserved]
     Section 9.1 [Reserved]
ARTICLE X
Information Rights
     Section 10.1 Applicable Regulatory Compliance.
          (a) The Company agrees to provide, or cause to be provided, to the EDH Holder, or its designee(s), as promptly as reasonably practicable upon written request therefor, any information in the possession or under the control of the Company or its Subsidiaries to the extent (i) reasonably necessary to allow the EDH Holder to comply with reporting, disclosure, filing or other requirements imposed on it or its Affiliates by a Governmental Authority having jurisdiction over it, including under applicable securities or tax laws, including the Sarbanes-Oxley Act of 2002 and the rules and regulations thereunder, or applicable rules of any Self-Regulatory Organization (collectively, the “Applicable Regulatory Requirements”); (ii) reasonably required for use by the EDH Holder in any judicial, regulatory, administrative, tax or other proceeding; or (iii) reasonably required for use by the EDH Holder in order to satisfy any audit, accounting, claims, regulatory, litigation, tax or other similar requirements; provided that, in the event that the Company determines in its reasonable discretion that any such provision of information would result in disclosure of commercially sensitive information or a violation of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over the Company or any of its Subsidiaries, the Company and the EDH Holder shall use commercially reasonable efforts to permit the Company to comply with this Section 10.1(a) to the extent such compliance would not result in any such disclosure or violation.
          (b) The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with GAAP, consistently applied, and will set aside on its books such accruals and reserves as may be required under GAAP.
          (c) The Company will furnish the EDH Holder a draft of the annual and quarterly budgets fifteen (15) days prior to the beginning of the fiscal year to which the budgets apply including an operating plan (forecast) for such fiscal year (and as soon as available, any

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subsequent written revisions thereto) and shall include at least a projection of income and cash flow for each fiscal quarter in such fiscal year and a projected balance sheet as of the end of each fiscal quarter in such fiscal year. The Company will provide Board approved annual and quarterly budgets as soon as practicable following the beginning of the fiscal year to which the budgets apply.
          (d) The Company will provide the EDH Holder updates to the annual and quarterly budgets as soon as practicable after any such updates are prepared by the Company during a given fiscal year.
          (e) The Company shall use commercially reasonable efforts to maintain systems of disclosure controls and procedures and internal control over financial reporting, to the extent and only to the extent if such systems are reasonably required to enable the EDH Holder to satisfy its obligations under applicable securities laws, including under the Sarbanes-Oxley Act of 2002 and the rules and regulations thereunder.
     Section 10.2 Delivery of Financial Statements. The Company shall deliver to the EDH Holder:
          (a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, (i) a balance sheet as of the end of such year; (ii) statements of income and of cash flows for such year; and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements prepared in accordance with GAAP and audited and certified by independent public accountants selected by the Company; and
          (b) as soon as practicable, but in any event within forty-five (45) days after the end of each quarter of each fiscal year of the Company, unaudited statements of income and of cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments; and (ii) not contain all notes thereto that may be required in accordance with GAAP); and provided, further, that upon reasonable advance request from the EDH Holder, the Company will use commercially reasonable efforts to furnish (to the extent prepared and available) draft financial statements for each month, quarter and annual period-end (with the exception that no notes need to be attached to such statements) within one month (or as soon as such is prepared and available) following the period-end prepared consistent with management’s reports and consistent (pending audit and review adjustments and subject to normal quarterly adjustments to comply with external reporting obligations) with audited and reviewed financial statements including any details of accounts the EDH Holder is required to obtain to publicly report financial measures, including, but not limited to, amortization of intangible assets, stock-based compensation and other extraordinary items as required to complete any publicly reported financial measures.

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          (c) If, for any period, the Company has any Subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing clauses (a) and (b) shall be the consolidated and consolidating financial statements of the Company and all such consolidated Subsidiaries.
     Section 10.3 Inspection. The Company shall permit the EDH Holder, at the EDH Holder’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances and accounts with its officers, employees and auditors, during normal business hours of the Company as may be reasonably requested by the EDH Holder; provided, however, that the Company shall not be obligated pursuant to this Section 10.3 to provide access to any information that it reasonably and in good faith considers to be Highly Proprietary Information or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.
     Section 10.4 Termination. Each of the provisions of this Article X shall expire on the closing of a Qualified IPO.
ARTICLE XI
Registration Rights
     Section 11.1 Demand Registration Rights.
          (a) Following the date that is six (6) months after the closing of an Initial Public Offering, any Stockholder, or Stockholders, holding individually, or in the aggregate, at least five percent (5%) of the Securities then outstanding (each such Stockholder, the “Demanding Stockholder”) may, in accordance with the provisions set forth in this Article XI, demand that the Company publish an Offer Document for a Public Offering of all or part of the Demanding Stockholders’ Subject Securities, by giving written notice to the Company specifying the number of Subject Securities to be covered by such Offer Document and the intended method of distribution thereof (the “Demand Request”). The Demanding Stockholder shall deliver such Demand Request to the other Stockholders. The Demanding Stockholder may specify that the registration statement shall be in the form of a “shelf” registration statement, providing for the offer and sale of Subject Securities by the Demanding Stockholder on a delayed or continuous basis as permitted by the Securities Act, in which case the intended method of distribution contained in the Demand Request may be general in nature or contemplate multiple methods of distribution.
          (b) Each Stockholder shall have the right, within twenty (20) days of delivery of a Demand Request by a Demanding Stockholder, or within such lesser period of time as specified in the Demand Request (but in any event not less than five (5) Business Days) if the Public Offering is reasonably required to occur on an accelerated timetable, to request that the Company include in the Offer Document all or a portion of the Subject Securities held by such other Stockholder (a “Participation Request”).
          (c) Upon receipt of a Demand Request, the Company shall as promptly as practicable file with the SEC an Offer Document and shall use its reasonable best efforts to obtain the Qualification of such Offer Document, covering the Subject Securities included in the

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Demand Request and, if applicable, the Subject Securities included in any Participation Request, for disposition in accordance with the intended method of disposition stated in the Demand Request.
          (d) The Company’s obligations under subsections (a) to (c) are subject to the following limitations:
          (i) The Company shall not be required to comply with its obligations under subsections (a) to (c) during any period of time (not to exceed one hundred twenty (120) days in the aggregate with respect to each calendar year) with respect to which it and the Board, each acting in good faith, have decided to proceed with a Public Offering for its own account and, in the good faith judgment of the managing underwriters (the “Underwriters”) thereof, the compliance with such obligations would have a material adverse effect on such Public Offering (any such period of time being hereinafter referred to as a “Blackout Period”); provided that (A) any such Blackout Period shall terminate upon the completion or abandonment of such Public Offering; (B) the Company shall deliver to each Stockholder a certificate of a member of the Board demonstrating that, prior to the receipt of the Demand Request, it engaged an investment bank of international standing to conduct the Public Offering; and (C) if during the Blackout Period a Demand Request is withdrawn, such request shall not be considered a Demand Request and such request shall be of no further effect.
          (ii) The Company shall not be required to comply with its obligations under subsections (a) to (c) during any period of time (not to exceed one hundred twenty (120) days in the aggregate with respect to each calendar year) with respect to which in the good faith judgment of the Board and the Company it would be materially detrimental to the Company and its Stockholders for any Offer Document to be filed because such filing would (A) require disclosure of material nonpublic information, the disclosure of which would be reasonably likely to materially adversely affect the Company and its subsidiaries taken as a whole; or (B) adversely affect an existing or prospective material financing, acquisition, merger, disposition or other comparable transaction or negotiation involving the Company; provided that in any such case the Company shall have the right to suspend the use of but not the filing of, any Offer Document.
          (iii) The minimum aggregate offering price of the Subject Securities in any Public Offering, as estimated in good faith by the Board immediately prior to the time the Qualification of the relevant Offer Document becomes effective, shall be at least one hundred million dollars ($100,000,000).
          (iv) If the number of Subject Securities to be offered and sold in an underwritten Public Offering following a Demand Request exceeds the Maximum Number, then the aggregate number of Subject Securities to be offered and sold shall be reduced to the Maximum Number and the Company shall include in the Offer Document up to the Maximum Number (A) first, all of the Subject Securities requested by the Demanding Stockholder and the other requesting Stockholders to be included in the Offer Document, allocated among them pro rata on the basis of the number of Subject Securities then held by them; and (B) second, to the extent that the number of Subject

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Securities to be included in the Offer Document pursuant to (A) is less than the Maximum Number, any Subject Securities that the Company proposes to offer and sell for its own account.
          (v) The Company shall not be obligated to give effect to a Demand Request in the event that a registration pursuant to Section 11.2 has been available to any Stockholder within the ninety (90) days preceding the date of the Demand Request.
          (vi) The Company shall not be obligated to give effect to more than two (2) Demand Requests under this Article XI.
          (e) A request by a Stockholder that the Company file an Offer Document shall not be considered a Demand Request if the Offer Document does not become Qualified.
     Section 11.2 Piggyback Registration Rights.
          (a) If the Company proposes to seek Qualification of an Offer Document in respect of any authorized but unissued Subject Securities for purposes of a Public Offering of such Subject Securities, the Company shall deliver written notice to each Stockholder of such proposal at least fifteen (15) Business Days before the commencement of preparations for such Public Offering. Such notice shall specify at a minimum the number of Subject Securities proposed to be included in the Offer Document, the proposed filing date of the Offer Document, the proposed method of distribution of the Subject Securities and the proposed Underwriters, if any.
          (b) Each Stockholder shall be entitled to submit a written request within fifteen (15) days after receipt of such notice that all or a portion of the Subject Securities held by it shall be included in the Offer Document, and the Company shall permit, or cause the Underwriters, if any, to permit, the inclusion in the Offer Document the Subject Securities referred to in such request; provided that any offer and sale of such Subject Securities shall be on the same terms and conditions as the Subject Securities offered and sold by the Company; provided, further, that the number of Subject Securities to be included in the Offer Document for any underwritten Public Offering shall not exceed the Maximum Number. If the number of Subject Securities to be offered and sold in an underwritten Public Offering pursuant to Section 11.2(a) exceeds the Maximum Number, the aggregate number of Subject Securities to be offered and sold shall be reduced to the Maximum Number and the Company shall include in the Offer Document up to the Maximum Number (i) first, all of the Subject Securities that the Company proposes to offer and sell for its own account; and (ii) second, to the extent that the number of Subject Securities to be included in the Offer Document pursuant to (i) is less than the Maximum Number, any Subject Securities requested by any requesting Stockholders to be included in the Offer Document, allocated among them pro rata on the basis of the number of Subject Securities then held by them. A Stockholder who has submitted a request to have Subject Securities included in the Offer Document pursuant to this Section 11.2(b) shall be entitled to withdraw this request by giving written notice to the Company of its election to do so at least five (5) Business Days prior to the proposed date of Qualification of such Offer Document.

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     Section 11.3 Offer Procedures. If and whenever the Company is required by Section 11.1 or Section 11.2 to use its reasonable best efforts to obtain the Qualification of an Offer Document in respect of any Subject Securities, the following provisions shall apply:
          (a) The Company shall:
               (i) As promptly as practicable prepare and file with the SEC an Offer Document with respect to the Subject Securities and use its reasonable best efforts to cause such Offer Document to become and remain Qualified; provided that before filing any Offer Document or any amendments or supplements thereto, the Company shall furnish to and afford each Stockholder holding Subject Securities covered by such Offer Document (a “Participating Stockholder”), its advisors and the Underwriters, if any, a reasonable opportunity to review and comment on copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed.
               (ii) As promptly as practicable, prepare and file with the SEC such amendments and supplements to an Offer Document as may be necessary to comply with the provisions of applicable Law with respect to the sale or disposition of the Subject Securities.
               (iii) Promptly notify each Participating Stockholder (A) when an Offer Document or any amendment or supplement thereto has been filed and when it has become Qualified; (B) of any request by the SEC for amendments or supplements to an Offer Document or for additional information; or (C) of any order issued or threatened by the SEC suspending the Qualification of an Offer Document; the Company shall use its reasonable best efforts to prevent the issuance of any such order and, if any such order is issued, shall use its reasonable best efforts to obtain the withdrawal of such order at the earliest possible moment.
               (iv) Promptly upon becoming aware thereof, notify each Participating Stockholder and the Underwriters, if any, at any time when an Offer Document is required to be made available under applicable law or regulations, of the occurrence of an event requiring the preparation of a supplement or amendment to an Offer Document so that, as thereafter delivered to the purchasers of the Subject Securities, such Offer Document will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and promptly make available to each Participating Stockholder and the Underwriters, if any, any such supplement or amendment.
               (v) Use its reasonable best efforts to register or qualify the Subject Securities under such securities or blue sky laws of such jurisdictions in the United States as the Participating Stockholders or the Underwriters, if any, shall reasonably request, and do any and all other acts and things that may be reasonably necessary to enable each Participating Stockholder or the Underwriters, if any, to consummate the disposition of the Subject Securities in such jurisdictions; provided that in no event shall the Company

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be required to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified, or to execute or file any general consent to service of process under the laws of any jurisdiction.
               (vi) Use reasonable best efforts to keep a Registration Statement that has become a Qualified Offer Document continuously effective and not subject to any stop order, injunction or other similar order or requirement of the SEC, until the earlier of (A) the expiration of the SEC Required Period; and (B) the date on which all Subject Securities covered by the Registration Statement (1) have been disposed of pursuant to such Registration Statement; or (2) cease to be subject to the registration requirements of the Securities Act; provided that in no event will such period expire prior to the expiration of the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 promulgated thereunder; provided, further, that in the event of any stop order, injunction or other similar order or requirement of the SEC relating to the Registration Statement, the SEC Required Period shall be extended by the number of days during which such stop order, injunction or similar order or requirement remains in effect.
               (vii) Make available upon reasonable advance notice for inspection by any Participating Stockholder, any Underwriters and any attorney, accountant or other professional retained by any such Participating Stockholder or Underwriter (collectively, the “Advisors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary to enable them to conduct a “reasonable” investigation for purposes of Section 11(a) of the Securities Act and other applicable antifraud and securities laws and cause the Company’s directors, officers and employees to supply all information reasonably requested by any Advisors in connection with such Offer Document.
               (viii) Use its reasonable best efforts to cause all Subject Securities covered by an Offer Document to be listed or qualified for trading on a national securities exchange, or otherwise become actively traded over-the-counter, in any case in the same manner in which the Company’s outstanding Securities are listed or qualified for trading and, if none of the Company’s outstanding Securities are so listed or qualified for trading, use its reasonable best efforts to cause all such Securities promptly to be listed or qualified for trading on a national securities exchange, or otherwise become actively traded over-the-counter in a generally recognized and generally accepted manner in the United States.
               (ix) Promptly furnish to each Participating Stockholder and each Underwriter, if any, such number of copies of an Offer Document, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and such other documents as such Participating Stockholder or Underwriter may reasonably request in order to facilitate the disposition of the Subject Securities owned by such Participating Stockholder.
               (x) In connection with an underwritten offering of Subject Securities, enter into an underwriting agreement in such form as is customary in underwritten offerings made by selling security holders and take all such other actions as are

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reasonably requested by the Underwriters in order to expedite or facilitate the registration or the disposition of such Subject Securities, and in such connection (A) make such representations and warranties to the Underwriters with respect to the business of the Company and its subsidiaries, and the relevant Offer Document and documents, if any, incorporated or deemed to be incorporated by reference therein, as are customarily made by issuers to underwriters in underwritten offerings made by selling security holders, and confirm the same on the settlement date for the offering; (B) cause opinions of counsel to the Company (which counsel and opinions shall be reasonably satisfactory to the Underwriters) to be delivered to the Underwriters covering the matters customarily covered in opinions requested in underwritten offerings by selling security holders; (C) cause “cold comfort” letters and updates thereof (which letters and updates shall be reasonably satisfactory to the Underwriters) from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any Subsidiary of the Company or of any business acquired or owned by the Company for which financial statements and financial data are, or are required to be, included in the Offer Document) to be delivered to the Underwriters, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings by selling security holders; and (D) agree to customary indemnification and contribution provisions in favor of both the Participating Stockholders and the Underwriters or selling agents.
               (xi) Comply with all applicable rules and regulations of the SEC and make generally available to security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) not later than forty-five (45) days after the end of any twelve (12)-month period (or ninety (90) days after the end of any twelve (12)-month period if such period is a fiscal year) (A) commencing at the end of any fiscal quarter in which Subject Securities are offered and sold to underwriters in a Public Offering; and (B) if not sold to underwriters in such an offering, commencing on the first day of the fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said twelve (12)-month period.
               (xii) Cooperate with each Participating Stockholder and the Underwriters in connection with any filings required to be made with any Self-Regulatory Organization.
               (xiii) Use its reasonable best efforts to take all other steps reasonably necessary to effect the Qualification, offering and sale of the Subject Securities covered by an Offer Document and enter into any other customary agreements and take such other actions, including participation in “road shows”, as are reasonably required in order to expedite or facilitate the disposition of the Subject Securities.
          (b) Each Participating Stockholder shall enter into an underwriting agreement in such form as is customary in underwritten offerings made by selling security holders including, without limitation, any lock-up restrictions requested by the Underwriters prohibiting and/or restricting the transfer of Subject Securities and any hedging or other trading activities with respect to such securities. It shall be a condition precedent to the obligations of the

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Company to take any action pursuant to this Article XI with respect to the Subject Securities of any Participating Stockholder that such Participating Stockholder shall furnish to the Company such information regarding itself, the Subject Securities held by it, and the intended method of disposition of such Subject Securities as shall be required to effect the registration of such Participating Stockholder’s Subject Securities.
     Section 11.4 Expenses.
          (a) All fees and expenses incident to the Qualification and offer and sale of the Subject Securities in a Public Offering pursuant to Section 11.1 or Section 11.2 (and all fees and expenses incurred by the Company or, subject to any limitations under applicable law, the Participating Stockholder (excluding for the avoidance of doubt any underwriting discounts or commissions) in compliance with Section 11.3) shall be borne by the Company, including without limitation (i) all registration and filing fees (including (A) fees with respect to filings required to be made with any Self-Regulatory Organization; and (B) fees and expenses of compliance with state securities or blue sky laws (including fees and disbursements of counsel for the Company and the Underwriters in connection with such matters)); (ii) printing expenses (including any costs of printing certificates for Subject Securities in a form eligible for deposit with clearing agencies, printing prospectuses, and printing or preparing any underwriting agreement, agreement among underwriters and related syndicate or selling group agreements, pricing agreements and blue sky memoranda); (iii) the expenses, excluding for the avoidance of doubt any underwriting fees or commissions, of any “qualified independent underwriter” or other independent appraiser participating in an offering pursuant to the conduct rules of the Financial Industry Regulatory Authority; (iv) the expenses and costs of any road show (including travel, meals, accommodation and other arrangements for investor presentations or meetings); (v) the fees, expenses and costs of any public relations, investor relations or other consultants retained in connection with any road show (including travel and other arrangements for any investor presentations or meetings); (vi) fees and disbursements of counsel for the Company and, if applicable, one counsel in each relevant jurisdiction for the Participating Stockholders; (vii) fees and disbursements of all independent certified public accountants for the Company (including the expenses of any “cold comfort” letters required by or incident to such performance); and (viii) costs and expenses incurred in connection with the quotation or listing of the Subject Securities on any securities exchange or automated securities quotation system. The Company shall not, however, be required to pay for any expenses of any registration proceeding begun pursuant to this Article XI if a Demand Request is subsequently withdrawn at the request of a majority in interest of the Participating Stockholders requesting such registration (in which case all Participating Stockholders shall bear such expenses pro rata based upon the number of Subject Securities that were to be thereby registered in the withdrawn registration).
          (b) Notwithstanding anything to the contrary in Section 11.4(a), the Company will bear all costs and expenses associated with any offering-related liability insurance, if the Company desires to obtain such insurance.

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     Section 11.5 Indemnification and Contribution.
          (a) In connection with any Offer Document in respect of any Public Offering pursuant to this Article XI, the Company shall agree to indemnify and hold harmless each Participating Stockholder and each Underwriter, if any, and each of their respective officers, directors or employees, each Person, if any, who controls such Participating Stockholder or such Underwriter within the meaning of Section 15 of the Securities Act, Section 20 of the Exchange Act and each Person of which such Participating Stockholder or such Underwriter, directly or indirectly, is a subsidiary or group company, from and against any and all losses, claims, damages and liabilities (“Losses”) and any actions in respect thereof (including any legal or other expenses incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in such Offer Document (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading or any violation by the Company of any securities or other applicable laws relating to such Offer Document, except insofar as such Losses or actions in respect thereof are caused by any such untrue statement or omission or alleged untrue statement or omission contained in any information (i) in the case of a Participating Stockholder, relating to such Participating Stockholder and furnished to the Company by such Participating Stockholder in writing expressly for use therein; or (ii) in the case of an Underwriter, relating to such Underwriter and furnished to the Company by such Underwriter in writing expressly for use therein.
          (b) In connection with any Offer Document in respect of any Public Offering pursuant to this Article XI, each Participating Stockholder shall agree to indemnify and hold harmless the Company and each Underwriter, if any, and each of their respective officers, directors or employees, each Person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act, Section 20 of the Exchange Act and each Person of which the Company or such Underwriter, directly or indirectly, is a subsidiary or group company and any other Stockholder, from and against any and all Losses and any actions in respect thereof (including any legal or other expenses incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in such Offer Document (as amended or supplemented if such Participating Stockholder shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with respect to any information relating to such Participating Stockholder furnished to the Company by such Participating Stockholder in writing expressly for use therein and not otherwise caused by the manner of disclosure of such information by the Company or the Underwriter; provided that the obligations of each Participating Stockholder hereunder shall not exceed the amount of net proceeds realized by such Participating Stockholder from the sale of its Subject Securities registered pursuant to such Offer Document.
          (c) In the event a claim arises pursuant to subsection 11.5(a) through 11.5(b), any Person in respect of which indemnification may be sought (the “Public Offering Indemnified Party”) shall promptly notify the party against whom the claim for indemnification

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is made of such claim and the facts constituting the basis for such claim in reasonable detail. The party against whom the claim for indemnification is made is hereinafter referred to as the “Public Offering Indemnifying Party”. Failure to notify a Public Offering Indemnifying Party shall not relieve such Public Offering Indemnifying Party from its obligations hereunder unless such Public Offering Indemnifying Party is materially prejudiced as a result thereof.
          (d) Counsel to the Public Offering Indemnified Party shall be selected by the Public Offering Indemnifying Party and shall be reasonably satisfactory to the Public Offering Indemnified Party; provided that counsel to the Public Offering Indemnified Party shall not (except with the consent of the relevant Public Offering Indemnified Party) also be counsel to the Public Offering Indemnifying Party. The Public Offering Indemnifying Party may participate at its own expense in the defense of any claim arising pursuant to subsections 11.5(a) through 11.5(b) and, to the extent it shall wish and be legally permitted, assume the defense thereof, jointly with any other Public Offering Indemnifying Party similarly notified; provided, however, that in the event the Public Offering Indemnified Party shall have reasonably concluded on the advice of counsel that there may be defenses available to it that are different from or additional to those available to the Public Offering Indemnifying Party, the Public Offering Indemnifying Party shall not have the right to direct the defense of such action as it relates to such defenses on behalf of such Public Offering Indemnified Party and the fees and expenses of separate counsel (selected by the Public Offering Indemnified Party and reasonably satisfactory to the Public Offering Indemnifying Party) relating to such defenses for such Public Offering Indemnified Party shall be borne by the Public Offering Indemnifying Party. After notice from the Public Offering Indemnifying Party to such Public Offering Indemnified Party of its election to assume the defense of any such claim and after election of counsel to the Public Offering Indemnified Party as set forth above, the Public Offering Indemnifying Party shall not be liable for any legal expenses of other counsel (except for separate counsel, but not more than the costs of one such separate counsel for all Public Offering Indemnified Parties, in the circumstances described above) subsequently incurred by such Public Offering Indemnified Party. Except as provided in the preceding sentences, the Public Offering Indemnifying Party shall not be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all Public Offering Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No Public Offering Indemnifying Party shall, without the prior written consent of the Public Offering Indemnified Parties, settle or compromise or consent to the entry of any judgment with respect to any litigation or any investigation or proceeding by any Governmental Authority, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this Section 11.5 (whether or not the Public Offering Indemnified Parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each Public Offering Indemnified Party from all liability arising out of such litigation or claim; (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Public Offering Indemnified Party; and (iii) does not impose any restriction upon the future operations of the Public Offering Indemnified Party.
          (e) If at any time a Public Offering Indemnified Party shall have requested a Public Offering Indemnifying Party to reimburse the Public Offering Indemnified Party for fees and disbursements of counsel, such Public Offering Indemnifying Party agrees that it shall be

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liable for any settlement effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such Public Offering Indemnifying Party of the aforesaid request; (ii) such Public Offering Indemnifying Party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement taking effect; and (iii) such Public Offering Indemnifying Party shall not have reimbursed such Public Offering Indemnified Party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time a Public Offering Indemnified Party shall have requested a Public Offering Indemnifying Party to reimburse the Public Offering Indemnified Party for fees and disbursements of counsel, a Public Offering Indemnifying Party shall not be liable for any settlement effected without its consent if such Public Offering Indemnifying Party (i) reimburses such Public Offering Indemnified Party in accordance with such request to the extent it considers such request to be reasonable; and (ii) provides written notice to the Public Offering Indemnified Party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.
          (f) If the indemnification provided for in subsections 11.5(a) through 11.5(b) is unavailable to Persons to be indemnified pursuant thereto or insufficient in respect of any Losses referred to therein, then the Public Offering Indemnifying Party, in lieu of indemnifying such Person, shall contribute to the amount paid or payable by such Person as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Public Offering Indemnifying Party, on the one hand, and such Person, on the other hand, from the Public Offering; or (ii) if allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Public Offering Indemnifying Party, on the one hand, and such Person, on the other hand, in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations; provided that the obligations of each Participating Stockholder hereunder shall not exceed the amount of net proceeds realized by such Participating Stockholder from the sale of its Subject Securities registered pursuant to such Offer Document.
          (g) The indemnity, contribution and reimbursement obligations under this Section 11.5 shall be in addition to any liability each Public Offering Indemnifying Party may otherwise have and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Public Offering Indemnified Party but may be modified as appropriate and agreed by the Parties in connection with entering any customary underwriting agreement.
          (h) In the event of any conflict between the provisions set forth in this Section 11.5 and those set forth in any underwriting agreement entered pursuant to this Article XI, the provisions of this Section 11.5 shall control unless the Participating Stockholder involved in such conflict is a party to such underwriting agreement, in which case the underwriting agreement shall control.

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ARTICLE XII
Representations and Warranties
     Section 12.1 Power and Authority; Valid and Binding Obligations; No Conflict or Violation. Each party represents and warrants that:
          (a) such party has full corporate or limited liability company power and authority, as applicable, to execute and deliver this Stockholders’ Agreement and perform its obligations hereunder;
          (b) this Stockholders’ Agreement has been duly authorized, executed and delivered by such party and constitutes a valid and legally binding agreement of such party, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles where applicable; and
          (c) neither the execution or delivery of this Stockholders’ Agreement by such party, nor the performance by such party of its obligations hereunder, will (i) violate any provision of the certificate of incorporation, bylaws, certificate of formation, limited liability company agreement or such similar organizational documents of such party; or (ii) violate or result in a breach of or constitute a default under any law to which such party is subject.
ARTICLE XIII
Additional Covenants
     Section 13.1 Further Assurances. All Stockholders agree to execute and deliver any written consents or other documentation required to effectuate or otherwise carry out the provisions and purposes of this Stockholders’ Agreement. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder. Without limiting the foregoing, each of the Company and the Stockholders agrees to use its best efforts, within the requirements of applicable law, to ensure that the rights granted under this Stockholders’ Agreement are effective and that the parties enjoy the benefits of this Stockholders’ Agreement. Each of the Stockholders and the Company agrees to vote the Shares it then holds for the amendment of the certificate of incorporation or by-laws of the Company and such same or similar organizational documents of any Subsidiary of the Company, in each case for all matters necessary to implement any provisions of this Stockholders’ Agreement and that do not impair any right or privilege of such Stockholder or the Company or impose any new or increase any existing obligation of such Stockholder or the Company, other than to the extent is contemplated herein. Each of the Stockholders and the Company agrees not to vote any Share such Stockholder or the Company holds, and each of the Company and the Stockholders agrees not to take any other actions, that would in any manner defeat, impair, be inconsistent with or adversely affect the stated intentions of the parties under this Stockholders’ Agreement.

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     Section 13.2 Specific Enforcement. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Stockholders’ Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the parties hereto shall be entitled to an injunction to prevent breaches of this Stockholders’ Agreement, and to specific enforcement of this Stockholders’ Agreement and its terms and provisions in any action instituted in any court of the United States or any state having competent jurisdiction.
     Section 13.3 Remedies Cumulative. All remedies, either under this Stockholders’ Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
     Section 13.4 Prohibited Transfer Void. Any transfer of Securities not made in compliance with the requirements of this Stockholders’ Agreement shall be null and void ab initio, shall not be recorded on the books of the Company and shall not be recognized by the Company.
ARTICLE XIV
Miscellaneous
     Section 14.1 Transfers. Each transferee or assignee of any Securities, and such Securities so transferred or assigned, shall continue to be subject to the terms hereof and, as a condition precedent to the effectiveness of such transfer or assignment, each transferee or assignee shall agree in writing to be subject to each of the terms of this Stockholders’ Agreement by executing and delivering an adoption agreement substantially in the form attached hereto as Exhibit A (an “Adoption Agreement”). Upon the execution and delivery of an Adoption Agreement by any transferee, such transferee shall be deemed to be a party hereto as if such transferee were the transferor and such transferee’s signature appeared on the signature pages of this Stockholders’ Agreement and shall be deemed to be an Other Holder and Stockholder. The Company shall not permit the transfer of any Securities subject to this Stockholders’ Agreement on its books or issue a new certificate representing any such Securities unless and until such transferee shall have complied with the terms of this Section 14.1. Each certificate representing the Securities subject to this Stockholders’ Agreement if issued on or after the date of this Stockholders’ Agreement shall be endorsed by the Company with the legend set forth in Section 14.13.
     Section 14.2 Assignment. No party may assign this Stockholders’ Agreement, or any of the rights and obligations under this Stockholders’ Agreement, other than in accordance with Section 14.1.
     Section 14.3 Successors and Assigns. The terms and conditions of this Stockholders’ Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Stockholders’ Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Stockholders’ Agreement, except as expressly provided herein.

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     Section 14.4 Governing Law. This Stockholders’ Agreement and any controversy arising out of or relating to this Stockholders’ Agreement shall be governed by and construed in accordance with the Pennsylvania Business Corporation Law as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the laws of the State of New York, in each case, without regard to conflict of law principles that would result in the application of any law other than the laws of the State of Pennsylvania or the laws of the State of New York.
     Section 14.5 Counterparts. This Stockholders’ Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
     Section 14.6 Notices. All notices or other communications required or permitted to be given under this Stockholders’ Agreement shall be in writing and shall be deemed to have been fully given on the date delivered by hand or by a generally recognized courier service (with relevant fees prepaid), or by other messenger (or, if delivery is refused, upon presentment) or upon receipt by facsimile transmission (provided that, the confirmation of such facsimile transmission is delivered by hand or by a generally recognized courier service to the addressee of the facsimile within five (5) days after the delivery of the facsimile), or upon delivery by registered or certified mail (return receipt requested), postage prepaid, to the parties at the address as shown below the signature of each such party on the signature page of this Stockholders’ Agreement (or at such other address as such party may designate by fifteen (15) days’ advance written notice to the other parties to this Stockholders’ Agreement given in accordance with this Section 14.6). If notice is given to (i) the NRG Holder, a copy shall also be sent to Sullivan & Cromwell LLP, 1870 Embarcadero Road, Palo Alto, California 94303, Attention: John L. Savva; facsimile no.: (650) 461-5700; (ii) the EDH Holder, a copy shall also be sent to Dewey & LeBoeuf LLP, 1950 University Avenue, Suite 500, East Palo Alto, California 94303-2225, Attention: Keith A. Flaum; facsimile no.: (650) 845-7333; and (iii) the Company, a copy shall also be sent to [•]; facsimile no.: ([•]) [•].
     Section 14.7 Effective Time; Consent Required to Amend, Terminate or Waive.
          (a) This Stockholders’ Agreement shall come into effect upon the Closing.
          (b) This Stockholders’ Agreement may be amended or terminated and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by each of the Company and the Stockholders. Notwithstanding the foregoing:
          (i) the consent of the Other Holders shall not be required for any amendment or waiver if such amendment or waiver does not materially and adversely affect the rights of the Other Holders; provided that, it is understood and agreed that amendments or waivers of this Agreement or certain provisions hereof that affect all Stockholders will not be deemed to “materially and adversely affect” an Other Holder solely because such Other Holder (1) owns or holds more or fewer Securities than any

30

other Stockholders; (2) invested more or less money in the Company or its Subsidiaries than any other Stockholders; or (3) has different voting power than other Stockholders because of the size of its equity interest in the Company; and
          (ii) any provision hereof may be waived by the waiving party on such party’s own behalf, without the consent of any other party.
          (c) The Company shall give prompt written notice of any amendment, termination or waiver hereunder to any party that did not consent in writing thereto. Any amendment, termination or waiver effected in accordance with this Section 14.7 shall be binding on each party and all of such party’s successors and permitted assigns, whether or not any such party, successor or assignee entered into or approved such amendment, termination or waiver. For purposes of this Section 14.7, the requirement of a written instrument may be satisfied in the form of an action by written consent of the Stockholders circulated by the Company and executed by the Stockholder parties specified in accordance with this Section 14.7, whether or not such action by written consent makes explicit reference to the terms of this Stockholders’ Agreement.
     Section 14.8 Termination.
          (a) This Stockholders’ Agreement may be terminated at any time by mutual written consent of the Company, the NRG Holder and the EDH Holder.
          (b) No termination of this Stockholders’ Agreement by mutual consent or termination of any of the terms hereof, in accordance with their terms, shall relieve any Person of liability for any breach occurring prior to such termination.
     Section 14.9 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Stockholders’ Agreement, upon any breach or default of any other party under this Stockholders’ Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Stockholders’ Agreement, or any waiver on the part of any party of any provisions or conditions of this Stockholders’ Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.
     Section 14.10 Severability. If any provision of this Stockholders’ Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, (a) such provision shall be stricken from this Stockholders’ Agreement and the remainder of this Stockholders’ Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Stockholders’ Agreement; (b) a suitable and equitable provision shall be substituted therefor in order to carry

31

out, so far as is enforceable, the intent and purpose of such unenforceable provision; and (c) the remainder of this Stockholders’ Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such unenforceability; nor shall such unenforceability affect the enforceability of such provision, or the application thereof, in any other jurisdiction.
     Section 14.11 No Ownership Interest. Nothing contained in this Stockholders’ Agreement shall be deemed to vest in any party any direct or indirect ownership or incidence of ownership of or with respect to any Securities. All rights, ownership and economic benefits of and relating to any securities of the Company shall remain vested in and belong to the respective holders thereof.
     Section 14.12 Entire Agreement. This Stockholders’ Agreement (including the Annex and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.
     Section 14.13 Legend on Stock Certificates.
          (a) Each certificate representing any Securities now owned or hereafter acquired by the Stockholders, or issued by the Company after the date hereof, shall be endorsed by the Company with a legend reading substantially as follows:
     “THE SECURITIES EVIDENCED HEREBY ARE SUBJECT TO A STOCKHOLDERS’ AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SECURITIES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT STOCKHOLDERS’ AGREEMENT.”
          (b) Each of the Company and the Stockholders agree that the Company shall impose transfer restrictions on the Securities represented by certificates bearing the legend referred to in this Section 14.13 to enforce the provisions of this Stockholders’ Agreement. The legend shall not be removed, unless none of the restrictions contained in Articles II, III, IV, V, VI, VII, VIII, IX, X and XI remain in effect with respect to such Securities.
          (c) The Company, by its execution of this Stockholders’ Agreement, agrees that it will cause the certificates evidencing any Securities now owned or hereafter acquired by the Stockholders, or issued by the Company after the date hereof, to bear the legend required by this Section 14.13, and it shall supply, free of charge, a copy of this Stockholders’ Agreement to any holder of a certificate evidencing Securities upon written request from such holder to the Company at its principal executive office. The parties to this Stockholders’ Agreement hereby agree that the failure to cause the certificates evidencing the Securities to bear the legend required by this Section 14.13 and/or the failure of the Company to supply, free of charge, a copy

32

of this Stockholders’ Agreement as provided hereunder, shall not affect the validity or enforcement of this Stockholders’ Agreement.
     Section 14.14 Stock Splits, Stock Dividends, etc. In the event of any issuance of Securities hereafter to any of the Stockholders (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such Securities shall become subject to this Stockholders’ Agreement and shall be endorsed with the legend set forth in Section 14.13.
     Section 14.15 Manner of Voting. The voting of Common Stock pursuant to this Stockholders’ Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law. For the avoidance of doubt, voting of the Common Stock pursuant to this Stockholders’ Agreement need not make explicit reference to the terms of this Stockholders’ Agreement.
     Section 14.16 Consent to Jurisdiction. The parties hereby irrevocably and unconditionally submit to the non-exclusive jurisdiction of the state or federal courts located in the State of Pennsylvania for the purpose of any suit, action or other proceeding arising out of or based upon this Stockholders’ Agreement, and hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of such courts in the State of Pennsylvania, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Stockholders’ Agreement or the subject matter hereof may not be enforced in or by such court.
     Section 14.17 WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS STOCKHOLDERS’ AGREEMENT OR THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS STOCKHOLDERS’ AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION 14.17 HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
     Section 14.18 Costs of Enforcement. If any party to this Stockholders’ Agreement seeks to enforce its rights under this Stockholders’ Agreement by legal proceedings, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable and documented attorneys’ fees.

33

     Section 14.19 Aggregation of Stock. All Securities held or acquired by a Stockholder and/or its Affiliates and any other transferees pursuant to an Exempt Transfer shall be aggregated together for the purpose of determining the availability of any rights under this Stockholders’ Agreement, and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.
     Section 14.20 Spousal Consent. If any individual Stockholder is married on the date of this Stockholders’ Agreement, such Stockholder’s spouse shall execute and deliver to the Company a consent of spouse in the form of Exhibit B hereto (“Consent of Spouse”), effective on the date hereof. Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in such Stockholder’s Shares that do not otherwise exist by operation of law or the agreement of the parties. If any individual Stockholder should marry or remarry subsequent to the date of this Stockholders’ Agreement, such Stockholder shall within thirty (30) days thereafter obtain his/her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Stockholders’ Agreement by causing such spouse to execute and deliver a Consent of Spouse acknowledging the restrictions and obligations contained in this Stockholders’ Agreement and agreeing and consenting to the same.
     Section 14.21 No Presumption. The parties acknowledge that any applicable law that would require interpretation of any claimed ambiguities in this Stockholders’ Agreement against the party that drafted it has no application and is expressly waived. If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of this Stockholders’ Agreement, no presumption or burden of proof or persuasion will be implied because this Stockholders’ Agreement was prepared by or at the request of any party or its counsel.
[Signature Page Follows]

34

     IN WITNESS WHEREOF, the parties have executed this Stockholders’ Agreement as of the date first written above.

SHOPRUNNER, INC.
By:
Name:
Title:

Address: Fax: Attention:

NRG COMMERCE, LLC
By:
	Name:	Michael G. Rubin
	Title:	Managing Member

Address: Fax: Attention:

EBAY DOMESTIC HOLDINGS, INC.
By:
Name:
Title:

Address: Fax: Attention:

ANNEX A
DEFINITIONS
     “Adoption Agreement” shall have the meaning ascribed to it in Section 14.1.
     “Advisors” shall have the meaning ascribed to it in Section 11.3(a)(vii).
     “Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person. The term “Affiliated” has the meaning correlative to the foregoing. For purposes of this Stockholders’ Agreement, (a) in no event shall the NRG Holder and the EDH Holder be deemed to be “Affiliates” and (b) the Company shall not be deemed an “Affiliate” of any Stockholder (and vice versa).
     “Applicable Regulatory Requirements” shall have the meaning ascribed to it in Section 10.1(a).
     “Blackout Period” shall have the meaning ascribed to it in Section 11.1(d)(i).
     “Board” shall have the meaning ascribed to it in Section 2.1.
     “Board Observer” shall have the meaning ascribed to it in Section 2.9(a).
     “Business Day” means any day other than a day on which banks are not required to open or are authorized to be closed in The City of New York.
     “CEO Director” shall have the meaning ascribed to it in Section 2.2(a).
     “Closing” shall have the meaning ascribed to such term in the Purchase Agreement.
     “Common Stock” shall have the meaning ascribed to it in the recitals.
     “Company” shall have the meaning ascribed to it in the preamble.
     “Consent of Spouse” shall have the meaning ascribed to it in Section 14.20.
     “Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than 50% of the votes entitled to be cast at meetings of the members or stockholders of such Person or power to control composition of a majority of the members of the board of directors or other governing body of such Person; the terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

Annex A-1

     “Deemed Liquidation Event” means either:
     (a) a merger or consolidation in which
          (i) the Company is a constituent party or
     (ii) a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Company or a Subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned Subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or
     (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any Subsidiary of the Company of all or substantially all the assets of the Company and its Subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its Subsidiaries taken as a whole are held by such Subsidiary or Subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly-owned Subsidiary of the Company.
     “Demanding Stockholder” shall have the meaning ascribed to it in Section 11.1(a).
     “Demand Request” shall have the meaning ascribed to it in Section 11.1(a).
     “Derivative Securities” means any rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), or whose value is derived from, Securities, including options and warrants.
     “director” means a member of the Board.
     “Drag-Along Sale Notice” shall have the meaning ascribed to it in Section 8.2.
     “Drag-Along Sellers” shall have the meaning ascribed to it in Section 8.1.
     “Dragged Holders” shall have the meaning ascribed to it in Section 8.1.
     “EDH Holder” shall have the meaning ascribed to it in the preamble.
     “EDH Holder Company Designee” shall have the meaning ascribed to it in Section 2.2(d).
     “EDH Holder Subsidiary Designee” shall have the meaning ascribed to it in Section 2.3.

Annex A-2

     “Encumbrance” means any lien, pledge, charge, claim, encumbrance, security interest, option, mortgage, easement, or other restriction of any kind, excluding any restrictions upon transfer under applicable law or any encumbrance arising under the terms of this Agreement.
     “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time.
     “Exempt Transfers” mean a transfer of Securities (a) to one or more Affiliates of a Stockholder; provided, however, that the transferring Stockholder shall procure that, immediately prior to such transferee ceasing to be an Affiliate of the transferring Stockholder, that transferee shall transfer all such Securities to the transferring Stockholder or one or more Affiliates of such transferring Stockholder; (b) to any other Person approved in writing by the EDH Holder; or (c) in the case of the NRG Holder, (i) made for bona fide estate planning purposes, either during the lifetime of Michael G. Rubin or on death by will or intestacy to the spouse, child (natural or adopted), or any other direct lineal descendant of Michael G. Rubin (or his spouse) (all of the foregoing collectively referred to as “Rubin Family Members”), (ii) to any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by, Michael G. Rubin or any Rubin Family Members or (iii) to any Rubin Family Member as a bona fide gift; provided that any transfers of Securities made during the life of Michael G. Rubin pursuant to clauses (i), (ii) or (iii) above, the NRG Holder retains the right to vote and direct the disposition of such Securities; provided, further, that in each case described in the foregoing clauses, only to the extent such transferee agrees to be bound by the terms of this Stockholders’ Agreement in accordance with Section 14.1.
     “GAAP” means generally accepted accounting principles in the United States.
     “Governmental Authority” means any federal, state or local court, administrative body or other governmental or quasi-governmental entity with competent jurisdiction.
     “High Proprietary Information” shall have the meaning ascribed to it in Section 2.10(b).
     “Initial Public Offering” shall mean the initial underwritten Public Offering by means of an Offer Document filed by the Company that results in the Securities of the Company being traded on a national securities exchange, or otherwise becoming actively traded over-the-counter.
     “Loan Agreement” shall mean the Loan Agreement as defined in the Purchase Agreement.
     “Losses” shall have the meaning ascribed to it in Section 11.5(a).
     “Management Agreement” means the management agreement, dated as of the date of the Closing, by and between the Company and the NRG Holder.
     “Maximum Number” means the maximum number of Subject Securities to be offered and sold that the Underwriters consider in good faith to be appropriate based on market conditions and other relevant factors (including pricing, the identity of the Stockholders and the proportion of the Subject Securities being offered and sold by the Company and the Stockholders) and advises the Company in writing that in its opinion the inclusion of any Subject

Annex A-3

Securities in excess of such maximum number would materially adversely affect the marketing of the Subject Securities to be sold.
     “New Securities” means, collectively, Securities; provided, however, that the term “New Securities” shall not include:
     (a) Securities granted or issued hereafter to employees, officers, directors, contractors, consultants, or advisors of the Company or any Subsidiary pursuant to incentive agreements, stock purchase or stock option plans, stock bonuses or awards, warrants, contracts or other compensatory arrangements, in each case to the extent approved by the Board;
     (b) Securities (and/or options, restricted stock units, warrants or rights therefor) issued for consideration other than cash pursuant to any merger, consolidation, acquisition, joint venture or similar business combination, to the extent approved by the Board;
     (d) Securities issued in connection with any stock split, stock dividend, recapitalization or similar event, to the extent approved by the Board;
     (e) Securities issued upon (i) the exercise of Derivative Securities, or (ii) the conversion or exchange of any Derivative Security, in each case; provided that such issuance is pursuant to the terms of Derivative Security; and
     (f) Securities issued by any Subsidiary of the Company to the Company or any of the Company’s other Subsidiaries.
     “NRG Holder” shall have the meaning ascribed to it in the preamble.
     “NRG Holder Designees” shall have the meaning ascribed to it in Section 2.2(c).
     “Offer Document” means a Prospectus and/or a Registration Statement, as the context may require.
     “Offer Notice” shall have the meaning ascribed to it in Section 4.1(a).
     “Option Period’ shall have the meaning ascribed to in Section 4.1(b).
     “Other Holders” shall have the meaning ascribed to it in the preamble.
     “Overallotment Notice” shall have the meaning ascribed to it in Section 4.1(b).
     “Overallotment Period” shall have the meaning ascribed to it in Section 4.1(b).
     “Participation Request” shall have the meaning ascribed to it in Section 11.1(b).
     “Participating Stockholder” shall have the meaning ascribed to it in Section 11.3(a)(i).
     “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

Annex A-4

     “Proposed Transfer” means any proposed assignment, sale, offer to sell, pledge, mortgage, hypothecation, encumbrance, disposition of or any other like transfer or encumbering of any Securities (or any interest therein) owned by the ROFR Selling Stockholder or the ROFO Selling Stockholder, as the case may be.
     “Proposed Transfer Notice” means written notice from the ROFR Selling Stockholder or the ROFO Selling Stockholder, as the case may be, setting forth the terms and conditions of a Proposed Transfer as required under Section 5.1(b)(i) or 6.1(b)(i).
     “Proposed Transferee means the Person or group of Persons with which the ROFR Selling Stockholder has the bona fide intent of consummating a Proposed Transfer.
     “Prospectus” means a prospectus with respect to the Public Offering included in any Registration Statement (including a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Subject Securities covered by such Registration Statement, and by all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.
     “Public Offering” means any offering of the Subject Securities in connection with a Qualification.
     “Public Offering Indemnified Party” shall have the meaning ascribed to it in Section 11.5(c).
     “Public Offering Indemnifying Party” shall have the meaning ascribed to it in Section 11.5(c).
     “Purchase Agreement” shall have the meaning ascribed to it in the recitals.
     “Qualification” means the declaration of effectiveness of a Registration Statement by the SEC and the term “Qualified” shall have a correlative meaning.
     “Qualified IPO” means a firmly underwritten Public Offering of Securities; provided that there are sales pursuant to such Registration Statement for an aggregate offering price, before deduction of underwriting discounts and commissions, of not less than fifty million dollars ($50,000,000).
     “Records” shall have the meaning ascribed to it in Section 11.3(a)(vii).
     “Registration Statement” means any registration statement under the Securities Act that covers Subject Securities, including the prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

Annex A-5

     “Right of First Offer” shall have the meaning ascribed to it in Section 6.1(b)(ii).
     “Right of First Refusal” shall have the meaning ascribed to it in Section 5.1(b)(ii).
     “ROFO Accepted Securities” shall have the meaning ascribed to it in Section 6.1(b)(ii).
     “ROFO Offer Date” shall have the meaning ascribed to it in Section 6.1(b)(ii).
     “ROFO Offer Price” shall have the meaning ascribed to it in Section 6.1(b)(i).
     “ROFO Offered Securities” shall have the meaning ascribed to it in Section 6.1(b)(i).
     “ROFO Selling Stockholder” shall have the meaning ascribed to it in Section 6.1(a)(ii).
     “ROFO Stockholder” shall have the meaning ascribed to it in Section 6.1(a)(ii).
     “ROFO Stockholder Acceptance Notice” shall have the meaning ascribed to it in Section 6.1(b)(ii).
     “ROFO Stockholder Election Notice” shall have the meaning ascribed to it in Section 6.1(b)(iii).
     “ROFR Accepted Securities” shall have the meaning ascribed to it in Section 5.1(b)(ii).
     “ROFR Offer Date” shall have the meaning ascribed to it in Section 5.1(b)(ii).
     “ROFR Offer Price” shall have the meaning ascribed to it in Section 5.1(b)(i).
     “ROFR Offered Securities” shall have the meaning ascribed to it in Section 5.1(b)(i).
     “ROFR Selling Stockholder” shall have the meaning ascribed to it in Section 5.1(a)(ii).
     “ROFR Stockholder” shall have the meaning ascribed to it in Section 5.1(a)(ii).
     “ROFR Stockholder Acceptance Notice” shall have the meaning ascribed to it in Section 5.1(b)(ii).
     “Rubin Family Members” shall have the meaning ascribed to it in the definition of “Exempt Transfers”.
     “Sale of the Company” means either: (a) a Stock Sale; or (b) a transaction that is a Deemed Liquidation Event.
     “SEC” shall mean the U.S. Securities and Exchange Commission.
     “SEC Required Period” means, with respect to a “shelf registration” requested pursuant to Section 11.1, two (2) years following the first day of effectiveness of such Registration Statement, and with respect to any other Registration Statement, ninety (90) days following the first day of effectiveness of such Registration Statement.

Annex A-6

     “Securities” means, collectively, Shares, Derivative Securities, and any other share capital of the Company or any of its Subsidiaries (including equity or debt securities), whether or not currently authorized, including any voting or other rights related thereto.
     “Securities Act” means the U.S. Securities Act of 1933 and the rules promulgated thereunder, as amended from time to time.
     “Self-Regulatory Organization” means the Financial Industry Regulatory Authority, the American Stock Exchange, the National Futures Association, the Chicago Board of Trade, the New York Stock Exchange, any other national securities exchange (as defined in the Exchange Act), any other securities exchange, futures exchange, contract market, any other exchange or corporation or similar self-regulatory body or organization.
     “Shares” means any Securities the holders of which are entitled to vote in an election of members of the Board, including without limitation, all shares of Common Stock, by whatever name called, now owned or subsequently acquired by a Stockholder, however acquired, whether through stock splits, stock combinations, stock dividends, reclassifications, recapitalizations or similar events or otherwise.
     “Stock Sale” means a transaction or series of related transactions in which a Person, or a group of related Persons, acquires from stockholders of the Company shares representing more than fifty percent (50%) of the outstanding voting power of the Company.
     “Stockholders” shall have the meaning ascribed to it in the preamble.
     “Stockholders’ Agreement” shall have the meaning ascribed to it in the preamble.
     “Subject Securities” means registrable Securities of the Company; provided that, as to any particular Subject Securities, such Securities shall cease to be Subject Securities when (a) a Registration Statement with respect to the sale of such Securities shall have become effective under the Securities Act and such Securities shall have been disposed of in accordance with such Registration Statement; or (b) such securities are capable of being transferred by the applicable Stockholder pursuant to Rule 144 under the Securities Act without limitation by the volume limitations contained therein.
     “Subsidiary” means, with respect to any specified Person, any Person of which the specified Person, directly or indirectly, owns more than 50% of the issued and outstanding share capital or voting interests.
     “Subsidiary Observer” shall have the meaning ascribed to it in Section 2.9(b).
     “Tag-Along Notice” shall have the meaning ascribed to it in Section 7.1(a).
     “Tag-Along Right” shall have the meaning ascribed to it in Section 7.1.
     “Transfer” shall have the meaning ascribed to it in Section 7.1.
     “Transfer Terms” shall have the meaning ascribed to it in Section 7.1.

Annex A-7

     “Underwriters” shall have the meaning ascribed to it in Section 11.1(d).
     “US$” means the lawful currency of the United States of America.

Annex A-8

EXHIBIT A
ADOPTION AGREEMENT
     This Adoption Agreement (“Adoption Agreement”) is executed on ___________________, 20__, by the undersigned (the “Holder”) pursuant to the terms of that certain Stockholders’ Agreement dated as of [•], 2011 (the “Stockholders’ Agreement”), by and among ShopRunner, Inc., a Pennsylvania corporation, NRG Commerce, LLC and eBay Domestic Holdings, Inc., as such Stockholders’ Agreement may be amended or amended and restated hereafter. Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Stockholders’ Agreement. By the execution of this Adoption Agreement, the Holder agrees as follows.
     1.1 Acknowledgement. Holder acknowledges that Holder is acquiring certain shares of the capital stock of the Company (the “Stock”) [or options, warrants or other rights to purchase such Stock (the “Options”)] in accordance with Section 14.1 of the Stockholders’ Agreement, as a transferee of Shares from a party in such party’s capacity as an “Other Holder” bound by the Stockholders’ Agreement.
     1.2 Agreement. Holder hereby (a) agrees that the [Stock][Options], and any other shares of capital stock or securities required by the Stockholders’ Agreement to be bound thereby, shall be bound by and subject to the terms of the Stockholders’ Agreement and (b) adopts the Stockholders’ Agreement with the same force and effect as if Holder were originally an Other Holder and a Stockholder thereunder for all purposes of the Stockholders’ Agreement.
     1.3 Notice. Any notice required or permitted by the Stockholders’ Agreement shall be given to Holder at the address or facsimile number listed below Holder’s signature hereto.

Exhibit A-1

HOLDER:	ACCEPTED AND AGREED:

By:	SHOPRUNNER, INC.

Name and Title of Signatory	By:

Address:	Title:

Facsimile Number:	NRG COMMERCE, LLC

By:

Title:

EBAY DOMESTIC HOLDINGS, INC.

By:

Name:
Title:

[Insert signature blocks of any Other Holders]

Exhibit A-2

EXHIBIT B
CONSENT OF SPOUSE
     I, ____________________, spouse of ______________, acknowledge that I have read the Stockholders’ Agreement, dated as of [•], 2011, to which this Consent is attached as Exhibit B (the “Stockholders’ Agreement”), and that I know the contents of the Stockholders’ Agreement. I am aware that the Stockholders’ Agreement contains provisions regarding the shares of capital stock of the Company that my spouse may own, including any interest I might have therein.
     I hereby agree that my interest, if any, in any shares of capital stock of the Company subject to the Stockholders’ Agreement shall be irrevocably bound by the Stockholders’ Agreement and further understand and agree that any community property interest I may have in such shares of capital stock of the Company shall be similarly bound by the Stockholders’ Agreement.
     I am aware that the legal, financial and related matters contained in the Stockholders’ Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Stockholders’ Agreement carefully that I will waive such right.

Dated:

[Name of Other Holder’s Spouse, if any]

Exhibit B-1

Exhibit C
Non-Competition Agreement

Exhibit D
Loan Agreement

Loan Agreement
between
NRG Commerce, LLC,
as Borrower,
Guarantors Listed on Schedule I hereto,
and
GSI Commerce, Inc.,
as Lender
Dated as of [•], 2011

Page
ARTICLE I

Definitions and Interpretation

Section 1.1 Definitions	1
Section 1.2 Interpretation	12

ARTICLE II

Loans

Section 2.1 Loans	13
Section 2.2 Interest on the Loans	13
Section 2.3 Maturity	13
Section 2.4 Mandatory Prepayment	14
Section 2.5 Optional Prepayment	14
Section 2.6 Payments	14

ARTICLE III

Representations and Warranties

Section 3.1 Due Organization	15
Section 3.2 Authority	15
Section 3.3 Binding Effect	15
Section 3.4 No Consents	15
Section 3.5 No Conflicts or Default	15
Section 3.6 Investment Company Act	16
Section 3.7 Liens	16
Section 3.8 Debt	16
Section 3.9 Compliance with Laws	16
Section 3.10 Guarantors	16

ARTICLE IV

Conditions Precedent

Section 4.1 Conditions Precedent	16

ARTICLE V

Covenants

-i-

-ii-

Page
Section 9.6 Governing Law; Waiver of Jury Trial	30
Section 9.7 Consent to Jurisdiction	30
Section 9.8 Counterparts; Facsimile Signatures	31
Section 9.9 Third Party Beneficiaries	31
Annex A — Collateral and Subordinate Terms
Annex B — Limited Guarantee
Schedule I
Schedule 3.7 Existing Liens
Schedule 3.8 Existing Indebtedness
Schedule 5.4 Transactions with Affiliates

-iii-

          This Loan Agreement, dated as of [•], 2011 (this “Agreement”), is made by and among NRG Commerce, LLC, a Delaware limited liability company (“Borrower”), the Guarantors listed on Schedule I hereto, and GSI Commerce, Inc., a Delaware corporation (“Lender”).
RECITALS
          WHEREAS, eBay Inc., a Delaware corporation (“Seller”), Gibraltar Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Seller (“Merger Sub”), and Lender are parties to that certain Merger Agreement, dated as of March 27, 2011 (as it may be amended from time to time and any successor merger agreement or similar transaction agreement entered into between Seller or any of its Affiliates, on the one hand, and Lender or any of its Affiliates, on the other hand, relating to the subject matter of such merger agreement, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into Lender, with Lender surviving as the successor corporation and as a subsidiary of Seller (the “Merger”), subject to the terms and conditions of the Merger Agreement;
          WHEREAS, contemporaneously with the closing of the Merger, Seller desires to sell to Borrower and Borrower desires to purchase from Seller (the “Stock Purchase”), pursuant to that certain Stock Purchase Agreement, date as of March 27, 2011 (the “Stock Purchase Agreement”), between Seller and Borrower, the equity interests in certain entities that would be indirectly owned by Seller upon the consummation of the Merger, including the Guarantors;
          WHEREAS, concurrently with the consummation of the transactions contemplated by the Merger Agreement and the Stock Purchase Agreement, Lender intends to lend to Borrower and Borrower intends to borrow from Lender $467 million to fund the Stock Purchase, pursuant to the terms and conditions set forth in this Agreement;
          WHEREAS, each Guarantor is willing to provide unconditional guarantees with respect to Borrower’s obligations under this Agreement pursuant to the terms and conditions set forth in this Agreement;
          NOW, THEREFORE, in consideration of the mutual promises, and of the representations, warranties, covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
Definitions and Interpretation
          Section 1.1 Definitions. (a) As used herein, the following terms shall have the meanings specified herein unless the context otherwise requires:
          “Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified. For purposes hereof, each member of the MR Group shall be deemed an Affiliate of Borrower.
          “Asset Sale” shall mean any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by any Loan Party or any Subsidiary, the Investor or any Affiliate of the Investor, or issuance (in the case of clause (a) below) by a Subsidiary or Guarantor, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:
          (a) any Equity Interests of a Subsidiary or a Guarantor;
          (b) all or substantially all the assets of any division or line of business of any Loan Party or any Subsidiary; or
          (c) any other assets of any Loan Party or any Subsidiary;
     other than, in the case of clauses (a), (b) and (c) above,
(i)	a disposition by a Loan Party to another Loan Party (provided that, in the case of dispositions to RueLaLa or ShopRunner, the aggregate fair market value of all such assets shall not exceed $10 million to each);

(ii)	merger, consolidation or the disposition of the assets of a Loan Party or a Subsidiary in accordance with Section 5.2;

(iii)	a disposition of assets of a Loan Party or a Subsidiary (other than Equity Interests of any Loan Party or Subsidiary) or series of related dispositions of assets with a fair market value of less than $1 million (and not more than $10 million in the aggregate for all such transactions during the term of this Agreement);

(iv)	dispositions of obsolete, worn-out or redundant equipment no longer used or useful in the business as then being conducted;

(v)	trade-ins or exchanges of equipment or other fixed assets;

(vi)	dispositions in the ordinary course of business for purposes of collection of past due accounts receivable or notes receivable;

(vii)	a disposition of cash or temporary cash investments;

(viii)	the creation of a Lien;

(ix)	the sale of inventory, equipment, accounts receivable or other current assets held for sale in the ordinary course of business;

(x)	the lease or sublease of any Real Property or personal property in the ordinary course of business;

(xi)	a sale or transfer of accounts receivable or related assets as part of a receivables, factoring or similar transaction where either (A) the proceeds are used for working capital purposes or (B) such transaction constitutes Indebtedness permitted pursuant to Section 5.3(b);

(xii)	the grant in the ordinary course of business of any license, sub-license or covenant not to sue of Intellectual Property;

(xiii)	a disposition of assets as a result of a Casualty Event;

(xiv)	the surrender or waiver of contract rights or settlement, release or surrender of a contract, tort or litigation claim in the ordinary course of business;

(xv)	an issuance or sale of any Equity Interests of a Loan Party or a Subsidiary (including its Equity Interests issued upon exercise of any warrant or option or warrants or options to purchase its Equity Interests) to officers, directors, consultants or employees of any Loan Party or any Subsidiary pursuant to management or employee stock or equity-based plans, awards, grants, incentive plans or other compensation;

(xvi)	a sale, distribution or transfer of all or substantially all of the Equity Interests or property of RueLaLa or ShopRunner to the Investor or any Affiliate of the Investor; provided that following such sale, distribution or transfer, RueLaLa and ShopRunner remain Guarantors; and

(xvii)	an issuance of Equity Interests of RueLaLa or ShopRunner pursuant to one or more underwritten public offerings where the cash proceeds are received by the issuer of such Equity Interests (and if not RueLaLa or ShopRunner, respectively, contributed as capitol to such entities) and used for investment in the business of RueLaLa or ShopRunner, respectively.
          “Base Revenue Amount” shall mean the sum of the pro forma annual consolidated revenues of Borrower and its Subsidiaries (other than Fanatics, LLC and its subsidiaries) for the 2010 fiscal year plus the actual consolidated revenues of Fanatics, LLC and its subsidiaries for the full 2010 fiscal year plus an amount equal to $250 million.
          “Board of Directors” shall mean, with respect to any person, (i) in the case of any corporation, the board of directors of such person, (ii) in the case of any limited liability company, the board of managers or managing members of such person, (iii) in the case of any partnership, the Board of Directors of the general partner of such person and (iv) in any other case, the functional equivalent of the foregoing.
          “Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks in New York City are authorized or required by law to close or banks are not open for dealings in dollar deposits in the London interbank market.
          “Calculation Agent” shall mean [•].
          “Casualty Event” shall mean any involuntary loss of title, any involuntary loss of, damage to or any destruction of, or any condemnation or other taking (including by any Governmental Authority) of, any property of any Loan Party or any Subsidiary. “Casualty Event” shall include but not be limited to any taking of all or any part of any Real Property of any person or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any requirement of law, or by reason of the temporary requisition of the use or occupancy of all or any part of any Real Property of any person or any part thereof by any Governmental Authority, civil or military, or any settlement in lieu thereof.
          “Change in Control” shall mean Investor (or his estate), his immediate family members or relatives, or trusts or partnerships for the benefit of any of the foregoing (collectively, the “MR Group”), collectively, cease to beneficially own and control, directly or indirectly, more than 50% of the issued and outstanding shares of each class of capital stock of Borrower entitled (without regard to the occurrence of any contingency) to vote for the election of a majority of the members of the Board of Directors of Borrower.
          “Closing Date” shall mean the first date all the conditions precedent in Section 4.1 are satisfied or waived by Lender, whether in writing or by the funding of Loan pursuant to Section 2.1.
          “Collateral” shall have the meaning ascribed thereto in the Pledge Agreement.
          “Collateral Documents” shall mean the Pledge Agreement and the Control Agreement.
          “Contingent Obligation” shall mean, as to any person, any obligation, agreement, understanding or arrangement of such person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; (d) with respect to bankers’ acceptances, letters of credit and similar credit arrangements, until a reimbursement obligation arises (which reimbursement obligation shall constitute Indebtedness); or (e) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or any product warranties. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such person may be liable, whether singly or jointly, pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.
          “Control” shall mean the possession, directly or indirectly, of either (a) the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise or (b) solely for the purpose of the definition of Affiliate, the power to vote 10% or more of the outstanding voting securities of any other Person, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.
          “Control Agreement” shall mean that certain account control agreement dated as of the date hereof among the Loan Parties, Lender and the issuer of the account governed by such account control agreement in accordance with the terms set forth in Annex A.
          “Credit Facilities” shall mean one or more debt facilities, commercial paper facilities, securities purchase agreements, indentures or similar agreements, in each case, with banks or other institutional lenders or investors providing for revolving loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or the issuance and sale of securities, in each case, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, replaced (whether upon or after termination or otherwise, and whether with the original lenders or otherwise), Refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, including any extension of the maturity thereof or increase in the amount of available borrowings thereunder.
          “Default” shall mean any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.
          “EBITDA” shall mean, for any applicable period of computation, earnings of the applicable Person and its subsidiaries on a consolidated basis before interest, taxes, depreciation and amortization, as determined in good faith by the Person’s Board of Directors in accordance with GAAP, as consistently applied, and with reference, to the extent applicable, to the Person’s consolidated financial statements for the applicable period.
          “Equity Interest” shall mean, with respect to any person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such person, including, if such person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, whether outstanding on the date hereof or issued after the Closing Date, but excluding debt securities convertible or exchangeable into such equity.
          “Excess Cash Flow” shall mean, during any fiscal period, (a) consolidated EBITDA of Borrower and its Subsidiaries for such period minus (b) the sum of (i) the cash portion of interest expense paid and cash principal repayments, purchases or other retirements of Indebtedness during such fiscal period made (1) with respect to the Loan, solely pursuant to Section 2.5 of this Agreement, and (2) with respect to Indebtedness incurred pursuant to Section 5.3(b), solely pursuant to mandatory payments in connection with such Indebtedness (with, in the case of any revolving Indebtedness, a permanent reduction in the applicable revolving commitments), (ii) the cash portion of income taxes paid during such fiscal period, (iii) the cash portion of capital expenditures (net of (y) any net cash proceeds received in connection with a Casualty Event applied to replace the properties or assets subject to the Casualty Event during such fiscal period, and (z) any proceeds of related financings with respect to such expenditures) made during such fiscal period, (iv) to the extent otherwise included in the calculation of consolidated EBITDA, gains on Asset Sales where Net Cash Proceeds are used by any Loan Party or any Subsidiary to make prepayments on the Loan during such fiscal period, (v) to the extent not otherwise included in the calculation of consolidated EBITDA, extraordinary, non-recurring or unusual cash charges paid during such fiscal period and (vi) increases in working capital during such fiscal period, plus (c) decreases in working capital during such fiscal period.
          “GAAP” shall mean generally accepted accounting principles in the United States applied on a consistent basis, as in effect from time to time, except that for purposes of determining EBITDA and Excess Cash Flow, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 5.8. In the event that any “Accounting Change” (as defined below) shall occur and such change results in a change in the method of calculation of EBITDA and Excess Cash Flow under this Agreement, then at the request of Borrower, Borrower and Lender shall enter into negotiations in order to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by Borrower and Lender, the calculation of EBITDA and Excess Cash Flow under this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. “Accounting Changes”

refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the Securities Exchange Commission.
          “Governmental Authority” shall mean the government of the United States or any other nation, or of any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
          “Guarantees” shall mean the guarantees issued pursuant to Article VII by Guarantors.
          “Guarantors” shall mean each entity listed on Schedule I hereto and any other Person that from time to time becomes a party hereto as a guarantor by executing and delivering a joinder to this Agreement pursuant to Section 5.10 in form and substance reasonably satisfactory to Lender; provided that upon any of these entities ceasing to be a “Guarantor” pursuant to Section 7.9, the term “Guarantor” or “Guarantors” shall no longer refer to such entity.
          “Indebtedness” shall mean, with respect to any Person, (without duplication) (i) all liabilities for borrowed money or with respect to deposits or advances of any kind with respect to such Person, whether current or funded, secured or unsecured, (ii) all liabilities (contingent or actual) for the reimbursement of any obligor on any letter of credit, banker’s acceptance, surety bonds or similar credit transaction, (iii) all liabilities and debts for borrowed money that accrue interest, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, and (v) all guarantees and arrangements having the economic effect of a guarantee of such Person of any Indebtedness described in clauses (i) through (iv) above of any other Person.
          “Intellectual Property” shall mean (i) trademarks, service marks, trade dress, logos, brand names, certification marks, collective marks, d/b/a’s, assumed names, trade names, corporate names, domain names and symbols, slogans and other indicia of source or origin, including the goodwill of the business symbolized thereby or associated therewith, common law rights thereto, and registrations and applications for registration thereof throughout the world, including all renewals of same; (ii) inventions and discoveries, whether patentable or not, and all patents, registrations, invention disclosures and applications therefor, including divisions, continuations, continuations-in-part and renewal applications, and including renewals, extensions and reissues; (iii) trade secrets, confidential information and know-how, including processes, schematics, business methods, formulae, drawings, prototypes, models, designs, customer lists and supplier lists; (iv) published and unpublished works of authorship, whether copyrightable or not (including without limitation databases and other compilations of information), including mask rights and computer software, copyrights therein and thereto, registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof; and (v) any other intellectual property or proprietary rights.
          “Interest Payment Date” shall mean (i) March 31, June 30, September 30 and December 31 in each year, starting from [•], 20111, until the Repayment Date, and (ii) the Repayment Date.
          “Interest Period” shall mean:
          (a) initially, the period commencing on the Closing Date and ending on the last day of the third calendar month thereafter; and
          (b) thereafter, each period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the third calendar month thereafter;
provided that, in each of the case of clauses (a) and (b), (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, and (iii) no Interest Period shall extend beyond the Repayment Date.
          “Interest Rate” shall mean, for any Interest Period, LIBOR for such Interest Period plus 1.10%.
          “Investor” shall mean Michael G. Rubin.
          “LIBOR” shall mean, for any Interest Period, (i) the rate per annum equal to the rate appearing on Reuters Page LIBOR01 (or any successor or substitute page of such Reuters service, or if the Reuters service ceases to be available, any successor to or substitute for such service providing rate quotations comparable to those currently provided on such page of such service, as reasonably determined by the Calculation Agent from time to time in consultation with Borrower and Lender, for purposes of providing quotations of interest rates applicable to deposits in Dollars in the London interbank market) for delivery on the first (1st) day of such Interest Period with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first (1st) day of such Interest Period or (ii) if the rate referenced in the preceding clause (i) is not available, the rate per annum determined by the Calculation Agent as the rate of interest at which deposits in Dollars for delivery on the first (1st) day of such Interest Period in immediately available funds in the

[1]	Note: The first interest payment date will be the first of those dates to occur at least three months after the Closing Date.

approximate amount of the Loan being made, continued or converted by the Calculation Agent and with a term equivalent to such Interest Period would be offered by the Calculation Agent’s London Branch to major banks in the London interbank market at their request at approximately 4:00 p.m. (London time) two (2) Business Days prior to the first (1st) day of such Interest Period.
          “Lien” shall mean, with respect to any property, (a) any mortgage, deed of trust, lien, pledge, encumbrance, claim, charge, assignment, hypothecation, security interest or encumbrance of any kind or any arrangement to provide priority or preference or any filing of any financing statement under the UCC or any other similar notice of lien under any similar notice or recording statute of any Governmental Authority, including any easement, right-of-way or other encumbrance on title to Real Property, in each of the foregoing cases whether voluntary or imposed by law, and any agreement to give any of the foregoing; (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such property; and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
          “Limited Guarantors” shall mean, solely after the consummation of an underwritten initial public offering of Equity Interests therein in an amount not less than $50 million, RueLaLa or ShopRunner; provided that upon any of these entities ceasing to be a “Guarantor” pursuant to Section 7.9, the term “Limited Guarantor” or “Limited Guarantors” shall no longer refer to such entity.
          “Loan Amount” shall mean $467 million.
          “Loan Documents” shall mean this Agreement and the Collateral Documents.
          “Loan Parties” shall mean Borrower and the Guarantors; provided that upon any of these entities ceasing to be a “Guarantor” or “Loan Party” pursuant to Section 7.9, the term “Loan Party ” or “Loan Parties” shall no longer refer to such entity.
          “Management Agreements” shall mean the Management Agreement, dated [•], 2011, by and between RueLaLa and Borrower, and the Management Agreement, dated [•], 2011, by and between ShopRunner and Borrower.
          “Material Adverse Effect” shall mean a material adverse effect on or material adverse change in: (i) the financial condition, assets, prospects or business of the Loan Parties and the Subsidiaries, taken as a whole; (ii) the ability of the Loan Parties to perform or comply with their obligations under this Agreement or their material obligations under any other Loan Document; (iii) the validity, legality or enforceability of this Agreement or any other Loan Document; or (iv) the validity, perfection or priority of the security interests provided under the Collateral Documents.
          “Maturity Date” shall mean December 31, 2018 (or, if such day is not a Business Day, the next succeeding Business Day).

          “MR Group” shall have the meaning set forth in the definition of “Change in Control”,
          “Net Cash Proceeds” shall mean the cash proceeds received by any Loan Party or any Subsidiary, the Investor or any Affiliate of the Investor (a “Recipient”) (including cash proceeds subsequently received (as and when received by a Recipient) in respect of non-cash consideration initially received) from any Asset Sale net of (i) reasonable selling expenses (including reasonable brokers’ fees or commissions, legal, underwriting or placement fees or commissions, accounting and other professional and transactional fees, transfer and similar taxes and a Recipient’s good faith estimate of income and any other taxes paid or payable in connection with such sale); and (ii) amounts provided as a reserve, determined by Borrower in good faith and in accordance with GAAP, against (x) any liabilities under any indemnification obligations of any Loan Party or any Subsidiary associated with such Asset Sale or (y) any other liabilities retained by any Loan Party or any Subsidiary, the Investor or any Affiliate of the Investor associated with the assets sold in such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds).
          “Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
          “Pledge Agreement” shall mean that certain Pledge and Security Agreement entered into as of the date hereof among the Loan Parties and Lender in accordance with the terms set forth on Annex A.
          “Pro Rata Share” shall mean, with respect to RueLaLa, 30.7%, and with respect to ShopRunner, 11.4%.
          “Real Property” shall mean, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.
          “Recipient” shall have meaning set forth in the definition of Net Cash Proceeds.
          “Refinance” shall mean, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.
          “Repayment Date” shall mean the Maturity Date or, if earlier, the date on which the entire Loan Amount is fully paid.
          “RueLaLa” shall mean RueLaLa, Inc., a Delaware corporation.

          “ShopRunner” shall mean ShopRunner, Inc., a Pennsylvania corporation.
          “Subordinated Indebtedness” shall mean Indebtedness of any Loan Party that is by its terms subordinated in right of payment to the obligations of Borrower hereunder on terms and conditions acceptable to Lender.
          “Subsidiary” shall mean (i) any person the accounts of which would be consolidated with those of Borrower in Borrower’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, (ii) any other corporation, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the voting power of all Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are, as of such date, owned, controlled or held by Borrower and/or one or more Subsidiaries of Borrower, (iii) any partnership (a) the sole general partner or the managing general partner of which is Borrower and/or one or more subsidiaries of Borrower or (b) the only general partners of which are Borrower and/or one or more Subsidiaries of Borrower and (iv) any other person that is otherwise Controlled by Borrower and/or one or more Subsidiaries of Borrower.
          “UCC” shall mean the Uniform Commercial Code as in effect from time to time (except as otherwise specified) in any applicable state or jurisdiction.
          “Unlimited Guarantors” shall mean each Guarantor including, at all times prior to becoming a Limited Guarantor, RueLaLa and ShopRunner; provided that (i) upon any of these entities ceasing to be a “Guarantor” pursuant to Section 7.9 or (ii) in the case of RueLaLa and ShopRunner, upon such entity becoming a Limited Guarantor, the term “Unlimited Guarantor” or “Unlimited Guarantors” shall no longer refer to such entity.
          As used in this Agreement, each of the following terms shall have the meaning set forth in the Section of this Agreement, unless the context otherwise requires:

Agreement	Preamble
Borrower	Preamble
Chosen Courts	Section 9.7
Event of Default	Section 8.1
Guaranteed Obligations	Section 7.1
Lender	Preamble
Loan	Section 2.1
Maximum Amount	Section 7.1
Merger	Recital
Merger Agreement	Recital
Merger Sub	Recital
Optional Prepayment Amount	Section 2.5
Restricted Payments	Section 5.5
Seller	Recital
Senior Debt Agreement	Section 5.8

Stock Purchase	Recital
Stock Purchase Agreement	Recital
Transferred Guarantor	Section 7.9
          Section 1.2 Interpretation. For all purposes of this Agreement, except as otherwise expressly provided:
     (a) words denoting the singular include the plural and words denoting the masculine gender include the feminine (and vice versa);
     (b) any reference to an “Article” or “Section” refers to an Article or Section of this Agreement;
     (c) the words “herein”, “hereof”, “hereto” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision of this Agreement;
     (d) any reference to a “party” refers to a party to this Agreement and any reference to any party to this Agreement or any other document or agreement shall include its successors and permitted assigns;
     (e) any reference to a “day”, “month” or “year” refers to a calendar day, month or year, respectively;
     (f) any payment date provided for in this Agreement that falls on a day that is not a Business Day shall be the first following day that is a Business Day, unless such day falls in the next month, in which case such payment date shall fall on the first preceding day that is a Business Day;
     (g) the words “include”, “includes” or “including” as used in this Agreement shall be deemed to be followed by the words “without limitation”;
     (h) all references to “$” or “Dollars” are to the lawful currency of the United States of America;
     (i) all references to this Agreement or any other agreement or instrument shall be deemed to be to this Agreement or such other agreement or instrument as amended, modified, supplemented, restated or replaced from time to time;
     (j) all references to any statute shall be deemed to be to such statute as amended, modified, supplemented, restated or replaced from time to time (and shall be deemed to include any rules and regulations promulgated under such statute), and all references to any section of any statute shall be deemed to include any successor to such section;

     (k) all references to any Governmental Authority shall be deemed to include any successor to such Governmental Authority;
     (l) all references to any copy of any document are to a true, correct and complete copy thereof (including all annexes, exhibits, schedules and attachments thereto); and
     (m) the table of contents of this Agreement and the various headings contained herein are for reference purposes only and do not limit or otherwise affect any of the provisions hereof.
ARTICLE II
Loans
          Section 2.1 Loans. Subject to the terms and conditions of this Agreement, Lender agrees to make a loan (the “Loan”) to Borrower on the Closing Date in a principal amount equal to the Loan Amount.
          Section 2.2 Interest on the Loans. (a) The Loan shall bear interest on the unpaid principal amount of the Loan at the Interest Rate from and including the date hereof through but excluding the date upon which the Loan Amount is fully paid. Interest shall be payable in arrears on each Interest Payment Date.
     (a) Notwithstanding the foregoing, (i) upon the occurrence and during the continuance of an Event of Default under Section 8.1(i) or 8.1(ii), with respect to the outstanding Loan Amount, and (ii) in any case with respect to any overdue amount under the Loan (including accrued and unpaid interest), with respect to such overdue amount, interest thereon shall accrue and be compounded on a daily basis on such amount and the interest due and owing on such amount (to the extent that the payment of such interest shall be legally enforceable) for each day from (and including) the date of such default to (but excluding) the date of actual payment (by Borrower or Guarantors) at a rate per annum equal to the Interest Rate plus 2%.
     (b) All interest (including each notional amount of interest calculated in connection with Section 2.2(b)) shall accrue and be calculated based on actual days elapsed and a 360-day year. Interest shall not accrue on the Loan, or any portion thereof, for the day on which the Loan or such portion is paid in accordance with Section 2.6.
          Section 2.3 Maturity. The Loan shall mature on the Maturity Date. To the extent that the Loan has not previously been prepaid or accelerated in accordance with Section 2.4, 2.5 or 8.1, Borrower shall repay the Loan Amount, together with all accrued and unpaid interest thereon, on the Maturity Date.

          Section 2.4 Mandatory Prepayment. (a) Not later than 10 Business Days following the receipt of any Net Cash Proceeds by a Recipient of any Asset Sale or cash proceeds from a Casualty Event (in the case of a Casualty Event, solely to the extent the Net Cash Proceeds or cash proceeds thereof exceed $10 million), Borrower shall make prepayments of the Loan, together with accrued and unpaid interest thereon (including interest on defaulted interest, if any), in an aggregate amount equal to 100% of such Net Cash Proceeds or cash proceeds; provided that, with respect to cash proceeds received in connection with a Casualty Event, so long as (A) no Default or Event of Default shall have occurred and is continuing or would result therefrom, (B) Borrower shall have given Lender prior written notice of Borrower’s intention to apply such cash proceeds to the costs of replacement of the properties or assets that were the subject of such Casualty Event, and (C) Borrower or its Subsidiaries, as applicable, complete such reinvestment, replacement, purchase, or construction within 365 days after the initial receipt of such cash proceeds, then Borrower shall have the option to apply such monies to reinvest in the business, or to the cost of replacement of the lost or damaged assets unless and to the extent that such applicable period shall have expired without such reinvestment, replacement, purchase, or construction being made or completed, in which case, any amounts remaining with respect thereto shall be paid to Lender and applied in accordance with this Section 2.4.
     (a) Not later than the earlier of (i) 60 days after the end of each fiscal quarter of Borrower, commencing with the fiscal quarter ending immediately following the Closing Date, and (ii) the date on which the financial statements with respect to such fiscal quarter are delivered pursuant to Section 5.8(b), Borrower shall prepay the Loan in an aggregate amount equal to 25% of Excess Cash Flow for the fiscal quarter then ended.
     (b) Any mandatory prepayment made by Borrower or caused to be made by any Loan Party in accordance with this Section 2.4 shall be credited first to repayment of all accrued and unpaid interest on the Loan as of the date of such prepayment and then to the unpaid principal amount of the Loan.
     (c) Borrower shall notify Lender by written notice of any prepayment under this Section 2.4 not later than three Business Days before the date of prepayment. Each such notice shall be irrevocable and specify the prepayment date and a reasonably detailed calculation of the amount of such prepayment.
          Section 2.5 Optional Prepayment. Borrower may, at any time and from time to time, by irrevocable written notice to Lender, elect to pay part or all of the unpaid principal amount of the Loan as set forth in such notice, together with all accrued and unpaid interest thereon (including interest on defaulted interest, if any) (the “Optional Prepayment Amount”), on the Business Day specified in such notice, which (unless an Event of Default has occurred) shall be no earlier than the fifth Business Day after the delivery thereof. The Optional Prepayment Amount shall be due and payable on the date specified in such notice.
          Section 2.6 Payments. All payments under this Agreement and the Loan shall be made in Dollars to Lender not later than 4:00 p.m. (New York time), on the relevant payment date by wire transfer of immediately available funds to the account that is designated by Lender at least 5 Business Days prior to such relevant payment date. Any funds received by Lender after 4:00 p.m. (New York time) on any date shall be deemed to have been paid on the next succeeding Business Day.
ARTICLE III
Representations and Warranties
          Each Limited Guarantor hereby represents and warrants as to itself, and each other Loan Party hereby represents and warrants as to itself and each other Loan Party, to and for the benefit of Lender, on the date hereof and on the Closing Date, as set forth below.
          Section 3.1 Due Organization. It is duly formed and validly existing, and is in good standing under the laws of its jurisdiction of organization.
          Section 3.2 Authority. It has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all of its necessary corporate or similar action, and no other action or proceeding on its part is necessary to authorize the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Loan Party.
          Section 3.3 Binding Effect. This Agreement constitutes its valid and binding obligation, enforceable against it in accordance with the terms of this Agreement subject to applicable bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors’ rights generally and to general principles of equity.
          Section 3.4 No Consents. No consent, waiver, approval, authorization, exemption, registration, license or declaration of or by, notice to or filing with, any Governmental Authority is required to be made or obtained by it in connection with its due execution, delivery and performance of this Agreement.
          Section 3.5 No Conflicts or Default. Its execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not result in a breach or violation of, or constitute a default under, any of the terms and provisions of (i) its organizational documents; (ii) any agreement or instrument binding upon it or any of its properties or assets, the breach of which would have a Material Adverse Effect; or (iii) any applicable laws to which it or any of its property or assets is subject, violation of which would reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          Section 3.6 Investment Company Act. Neither it nor any of its Subsidiaries is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.
          Section 3.7 Liens. The property and assets that it or any of its Subsidiaries owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances other than: (i) statutory liens for the payment of current taxes that are not yet delinquent; (ii) encumbrances and liens that arise in the ordinary course of business and do not materially impair its or any of its Subsidiary’s ownership or use of such property or assets; (iii) Liens set forth on Schedule 3.7; and (iv) such other Liens that (A) do not secure Indebtedness and (B) are not material to the financial condition, assets, prospects or business of Borrower and its Subsidiaries, taken as a whole.
          Section 3.8 Debt. None of it or any of its Subsidiaries has incurred, created, assumed, permitted to exist or otherwise become directly or indirectly liable with respect to, any Indebtedness (other than any Indebtedness between Loan Parties) in a principal or face amount equal to $1 million or more, except Indebtedness set forth on Schedule 3.8.
          Section 3.9 Compliance with Laws. It and its Subsidiaries has complied and is in compliance, in all material respects, with all laws applicable to such entity, as the case may be, and none of it or its Subsidiaries has been charged with any material violation of any provision of any law, and none of it or its Subsidiaries has received any written notice of any material violation of law, in each case except as would not reasonably be expected to have a Material Adverse Effect.
          Section 3.10 Guarantors. Schedule I hereto lists each Subsidiary of Borrower that is not a foreign corporation for U.S. federal income tax purposes as of the date hereof after giving the effect to the transactions contemplated in the Merger Agreement and the Stock Purchase Agreement.
ARTICLE IV
Conditions Precedent
          Section 4.1 Conditions Precedent. The obligation of Lender to make the Loan is subject to the satisfaction by the Loan Parties or waiver by Lender of the following conditions precedent on the Closing Date:
     (a) Representations and Warranties. Each of the representations and warranties of the Loan Parties contained in this Agreement shall be true and complete in all material respects on and as of the Closing Date (both immediately prior to the transactions contemplated hereby and immediately after giving effect to such transactions) as if made on and as of such date.

     (b) No Default. As of the Closing Date, no condition or event which constitutes a Default or Event of Default shall have occurred and be continuing.
     (c) Merger Agreement, Stock Purchase and Other Transactions. (i) The transactions contemplated in the Merger Agreement, the Stock Purchase Agreement, and this Agreement shall have been consummated or shall be consummated simultaneously on the Closing Date, in each case in all material respects in accordance with the terms hereof and thereof; and (ii) Borrower shall have received $31 million in cash from the Investor.
     (d) Delivery of Documents. On the Closing Date, Lender shall have received:
     (i) fully executed copies of each Loan Document;
     (ii) fully executed Management Agreements;
     (iii) a closing certificate of an authorized representative of Borrower certifying that to the best of knowledge of such representative after reasonable investigation, the representations and warranties are true and correct in all material respects as of the Closing Date;
     (iv) a copy of one or more sets of resolutions or other authorizations of each Loan Party, in form and substance reasonably satisfactory to Lender, as to each such Loan Party’s participation in the transactions contemplated by this Agreement, certified as of the Closing Date by an authorized party of such Loan Party;
     (v) a certificate of each Loan Party, in form and substance reasonably satisfactory to Lender, as to the incumbency and specimen of signature of each authorized signatory of such Loan Party, certified as of the Closing Date by an authorized party of such Loan Party;
     (vi) copies of the articles of incorporation, bylaws, operating agreement or other organizational documents of each Loan Party, including the certificate of incorporation or formation, as the case may be, certified as of the Closing Date by an authorized party of such Loan Party;
     (vii) good standing certificates with respect to each Loan Party issued by the secretary of state of the state in which such Loan Party is formed or incorporated, which certificates shall be dated on or around the Closing Date, and shall certify that such Loan Party is in good standing and is qualified to do business in, and, to the extent such information is provided by the applicable secretary of state, has paid all franchise taxes or similar taxes due to, such state.

     (e) Opinions. Lender shall have received an opinion of Sullivan & Cromwell LLP in form and substance reasonably satisfactory to Lender.
ARTICLE V
Covenants
          Each Limited Guarantor hereby covenants as to itself, and each other Loan Party hereby covenants as to itself and each other Loan Party, with Lender that, so long as the Loan remains outstanding:
          Section 5.1 Existence. It (i) shall maintain its legal existence under the laws of the jurisdiction of its organization, (ii) shall maintain good standing under the laws of the jurisdiction of its organization, (iii) shall maintain all licenses necessary or desirable for the performance of its obligations under this Agreement and the continued operation of its business, in full force and effect, and (iv) shall qualify and remain qualified to do business in each jurisdiction in which it transacts its business, except, in the case of clauses (ii), (iii) and (iv), where the failure to do so, when taken together with all other such failures, would not reasonably be expected to have a Material Adverse Effect.
          Section 5.2 Merger and Consolidation. (a) Other than in connection with an Asset Sale permitted under Section 5.6, it shall not, and shall not permit any Subsidiary to, consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and such Loan Party shall not permit any Person to consolidate with or merge into such Loan Party or convey, transfer or lease its properties and assets substantially as an entirety to such Loan Party, unless (i) no Default or Event of Default then exists (or would occur as a result thereof), (ii) no Change in Control would occur as a result thereof, and (iii) in case such Loan Party shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which such Loan Party or its Subsidiary is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of such Loan Party or its Subsidiary substantially as an entirety (W) shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia, (X) in the case of a Guarantor, shall, after giving effect to the transaction, be a Subsidiary of Borrower (or in the case of any Limited Guarantor, Investor) and Borrower (or, in the case of any Limited Guarantor, Investor) shall have the same percentage of Equity Interests in such Subsidiary as it had in such predecessor Loan Party, (Y) shall expressly assume (or guarantee, in the case of a Guarantor), by an assumption agreement in form reasonably satisfactory to Lender, the due and punctual payment of the principal of and any premium and interest on the Loan and the performance or observance of every covenant of this Agreement and each other Loan Document on the part of such Loan Party to be performed or observed, and (Z) shall take (or cause to be taken) such action as necessary to grant (or maintain) the perfected security interests in its assets (and to the extent applicable, its outstanding Equity Interests) as Loan Party and contemplated by the Loan Documents.

     (b) Upon any consolidation of such Loan Party with, or merger of such Loan Party into, any other Person or any conveyance, transfer or lease of the properties and assets of such Loan Party substantially as an entirety in accordance with this Section 5.2, the successor Person formed by such consolidation or into which such Loan Party is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, such Loan Party under this Agreement with the same effect as if such successor Person had been named as such Loan Party herein, and thereafter.
          Section 5.3 Indebtedness. None of it or any of its Subsidiaries shall incur, create, assume or permit to exist, directly or indirectly, any Indebtedness, except
     (a) Indebtedness incurred under this Agreement;
     (b) Indebtedness incurred or to be incurred by Borrower (and any guaranty or Contingent Obligation thereof by any other Loan Party) pursuant to one or more Credit Facilities in an aggregate principal amount not to exceed the sum of (i) $100 million at any time outstanding plus (ii) if for any immediately preceding full fiscal year ending after the date hereof, the annual consolidated revenue of Borrower exceeds the Base Revenue Amount, in each case as such consolidated revenue is evidenced by the audited financial statements delivered to Lender pursuant to Section 5.8(a), then (1) one time by $25 million if Borrower’s consolidated revenue exceeds the Base Revenue Amount, (2) one additional time by $25 million if Borrower’s consolidated revenue exceeds the Base Revenue Amount plus $250 million, (3) one additional time by $25 million if Borrower’s consolidated revenue exceeds the Base Revenue Amount plus $500 million and (4) one additional time by $25 million if Borrower’s consolidated revenue exceeds the Base Revenue Amount plus $750 million. For the avoidance of doubt, at no time shall the total Indebtedness permitted pursuant to this Section 5.3(b) exceed $200 million in the aggregate principal amount at any time outstanding.
     (c) (i) Indebtedness outstanding on the Closing Date, and (ii) Refinancings thereof; provided that (A) any such Refinancing Indebtedness is in an aggregate principal amount not greater than the aggregate principal amount of the Indebtedness being Refinanced, plus the amount of any premiums required to be paid thereon and reasonable fees and expenses associated therewith, and (B) such Refinancing Indebtedness has a later or equal final maturity and longer or equal weighted average life than the Indebtedness being Refinanced;
     (d) Indebtedness arising from netting services, the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business;
     (e) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business; and

     (f) Indebtedness of it to any other Loan Party.
          Section 5.4 Transactions with Affiliates. Other than (w) transactions under the Management Agreements (as in effect on the date hereof or as amended or modified with the prior written consent of Lender), (x) Restricted Payments permitted under Section 5.5 hereof, (y) transactions among Borrower and/or its Subsidiaries (other than RueLaLa, ShopRunner and their respective Subsidiaries), transactions among RueLaLa and/or its Subsidiaries, and transactions among ShopRunner and/or its Subsidiaries and (z) any transaction set forth on Schedule 5.4, no Loan Party shall, and no Loan Party shall suffer or permit any of its Subsidiaries to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate of such Loan Party unless such transaction is upon fair and reasonable terms no less favorable to such Loan Party or Subsidiary, as the case may be, than it would obtain in a comparable arm’s-length transaction with a Person that is not an Affiliate of such Loan Party. In the event any transaction outside the ordinary course of business with an Affiliate of such Loan Party, or any series of such related transactions with an Affiliate, involving aggregate consideration (or the transfer by Loan Parties of assets having an aggregate fair market value) in excess of $10 million, prior to consummation thereof, (A) Borrower shall given Lender written notice thereof, and (B) unless waived by Lender, such Loan Party shall have received (and delivered to Lender a copy of) a written opinion from an independent investment banking, accounting or appraisal firm or nationally recognized standing that such Affiliate transaction is not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s length basis from a Person that is not an Affiliate of such Loan Party.
          Section 5.5 Restricted Payments. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, (i) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any Equity Interests of any Loan Party, (ii) purchase, redeem or otherwise acquire for value any Equity Interests of any Loan Party now or hereafter outstanding or (iii) make any payment or prepayment of principal of, premium (if any), interest, fees, redemption, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to any Subordinated Indebtedness (all such transactions referred to in clauses (i), (ii) and (iii), the “Restricted Payments”), other than:
     (a) dividend payments or other distribution of assets, properties, cash, rights, obligations or securities on account by any direct or indirect Subsidiary of Borrower to any Loan Party; and
     (b) so long as no Default or Event of Default has occurred and is then continuing, Borrower may make cash dividend payments to the Investor or cash payments with respect to Subordinated Indebtedness, commencing after the first full fiscal quarter ending after the date hereof, in an amount not to exceed 75% of the aggregate Excess Cash Flow commencing from the date hereof until the end of the fiscal quarter preceding such payment, less the aggregate amount of all prior cash dividend payments and cash payments made pursuant to this Section 5.5(b) so long as, prior to such cash dividend payment or cash payment, as the case may be, (y) Borrower shall have delivered to Lender the financial statements required to be delivered pursuant to Section 5.8(a) or Section 5.8(b), as the case may be, as of the end of such prior fiscal quarter and (z) Borrower shall have repaid the Loan as required for such fiscal quarter in accordance with Section 2.4(b).
          Section 5.6 Asset Sales. No Loan Party shall, and no Loan Party shall permit any Subsidiary to, enter into any binding agreement with respect to, or consummate, any Asset Sale, unless (i) the full amount of the consideration to be received by the Loan Party for such Asset Sale is to be paid in cash (other than the assumption of liabilities provided that such liabilities were not created or incurred in contemplation thereof), (ii) such cash consideration is at least equal to the fair market value of such assets that are the subject of such Asset Sale and (iii) the Net Cash Proceeds with respect thereto are applied to the repayment of the Loan in accordance with Section 2.4(a).
          Section 5.7 Books and Records.
     (a) Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain proper books of record and account, in which full, true and correct entries in all material respects in conformity with GAAP shall be made of all financial transactions and matters involving the assets and business of the such Loan Party or such Subsidiary, as the case may be.
     (b) Each Loan Party shall permit Lender, at Lender’s expense, to visit and inspect its properties; examine its books of account and records; and discuss its affairs, finances and accounts with its officers, employees and auditors, during normal business hours of such Loan Party as may be reasonably requested by Lender; provided, however, that such Loan Party shall not be obligated pursuant to this Section 5.7 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information or the disclosure of which would adversely affect the attorney-client privilege between such Loan Party and its counsel.
          Section 5.8 Financial Reporting; Other Documents. Borrower shall deliver, or cause to be delivered, to Lender:
     (a) as soon as available, and in any event within 90 days after the close of each fiscal year, balance sheets as of the end of such fiscal year and the related statements of income, cash flow and members’ equity for such fiscal year, on a consolidated basis for Borrower and its Subsidiaries, which consolidated statements shall be audited and certified by an independent public accountant selected by Borrower and reasonably acceptable to Lender, and shall set forth in comparative form corresponding figures for the preceding fiscal year;
     (b) as soon as reasonably practicable, within 60 days after the end of each of the first three fiscal quarters of Borrower, with respect to Borrower and its Subsidiaries on a consolidated basis prepared in accordance with GAAP, unaudited statements of income and of cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of members’ equity as of the end of such fiscal quarter (except that such financial statements may (A) be subject to normal year-end audit adjustments and (B) not contain all notes thereto that may be required in accordance with GAAP);
     (c) concurrently with delivery of financial statements under clause (a) above, copies of all management letters and other material reports submitted to Borrower by its accountants in connection with such financial statements;
     (d) concurrently with the consummation of any agreement evidencing a Credit Facility under Section 5.3(b) (each a “Senior Debt Agreement”), copies of all documents evidencing such Senior Debt;
     (e) concurrently with the delivery thereof, copies of any notice, amendment, supplement or other document delivered (to or from a Loan Party) pursuant to any Senior Debt Agreement; and
     (f) promptly after Borrower knows or has reason to know that any Default or Event of Default (or any default or event of default under any Senior Debt Agreement) has occurred, a notice thereof describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that Borrower has taken and proposes to take with respect thereto.
          Section 5.9 Compliance with Laws. Each Loan Party shall, and shall cause each of its Subsidiaries to, comply in all material respects with the requirements of all laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (i) such requirement of law or order, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (ii) the failure to comply therewith would not reasonably be expected to result in a Material Adverse Effect.
          Section 5.10 Joinder. In the event that any Person becomes a direct or indirect Subsidiary of Borrower (whether or not wholly-owned) after the Closing Date, Borrower shall promptly, but in no event more than 30 days thereafter, cause such Subsidiary (unless such Subsidiary is a foreign corporation for U.S. federal income tax purposes) to execute and deliver to Lender a joiner agreement (in form and substance reasonably satisfactory to Lender) to become a Guarantor hereunder and a pledgor under the Pledge Agreement and to take all such further actions and execute all such further documents and instruments (including actions, documents and certificates comparable to those described in Section 4.1(d) as may be reasonably necessary or, in the reasonable opinion of Lender, desirable to create in favor of Lender, a valid and perfected first priority Lien on the property and assets of such Subsidiary that constitutes collateral under the applicable Collateral Documents.

ARTICLE VI
Subordination
          Section 6.1 Subordination. Each of Lender and the Loan Parties hereby agrees to enter into a subordination agreement in accordance with the terms set forth in Annex A hereof.
ARTICLE VII
The Guarantee
          Section 7.1 The Guarantee. (a) The Unlimited Guarantors hereby jointly and severally guarantee, as a primary obligor and not as a surety, to Lender and its respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of the Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code) on the Loan, strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). The Unlimited Guarantors hereby jointly and severally agree that if Borrower or other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Unlimited Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. For the avoidance of doubt, upon an Unlimited Guarantor becoming a Limited Guarantor, this Section 7.1(a) shall cease to apply to such Guarantor and its Guarantee shall be instead governed by Section 7.1(b).
     (a) Each Limited Guarantor severally but not jointly guarantees, as a primary obligor and not as a surety, to Lender and its respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of its Pro Rata Share of the Guaranteed Obligations. Each Limited Guarantor severally but not jointly agrees that if Borrower or other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, such Limited Guarantor will promptly pay its Pro Rata Share of such Guaranteed Obligations, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, such Limited Guarantor will promptly pay its Pro Rata Share of such Guaranteed Obligations when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. Notwithstanding anything in this Article VII to the contrary, in no event shall (i) RueLaLa be obligated to pay an amount in excess of $143.4 million on account of its Guarantee hereunder or (ii)

ShopRunner be obligated to pay an amount in excess of $53.2 million on account of its Guarantee hereunder (each of such amount in clauses (i) and (ii), a “Maximum Amount”).
          Section 7.2 Obligations Unconditional. The obligations of the Guarantors under Section 7.1 shall constitute a guaranty of payment and to the fullest extent permitted by applicable requirements of law, are absolute, irrevocable and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of Borrower under this Agreement, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:
     (a) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;
     (b) any of the acts mentioned in any of the provisions of this Agreement shall be done or omitted;
     (c) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under this Agreement shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or
     (d) the release of any other Guarantor pursuant to Section 7.9.
          The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that Lender exhaust any right, power or remedy or proceed against Borrower under this Agreement, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by Lender upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between Borrower and Lender shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Lender, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by Lender or any other person at any time of any right or remedy against Borrower or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto.
          Section 7.3 Reinstatement. The obligations of the Guarantors under this Article VII shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Borrower or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.
          Section 7.4 Subrogation. Each Guarantor hereby agrees that until the indefeasible payment and satisfaction in full in cash of all Guaranteed Obligations under this Agreement it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its Guarantee in Section 7.1, whether by subrogation or otherwise, against Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.
          Section 7.5 Remedies. The Unlimited Guarantors jointly and severally agree, and the Limited Guarantors jointly but not severally agree, that, as between the Guarantors and Lender, the obligations of Borrower under this Agreement may be declared to be forthwith due and payable as provided in Section 8.1 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.1) for purposes of Section 7.1, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 7.1.
          Section 7.6 Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Article VII constitutes an instrument for the payment of money, and consents and agrees that Lender, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.
          Section 7.7 Continuing Guarantee. The Guarantee in this Article VII is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.
          Section 7.8 General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 7.1 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 7.1, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Loan Party or any other person, be automatically limited and reduced to the highest amount (after giving effect to the right of contribution established in Section 7.10) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.
          Section 7.9 Release of Guarantors. If, pursuant to a permitted Asset Sale and in compliance with the other terms and provisions of this Agreement, all or substantially all of the Equity Interests of any Guarantor are sold or otherwise transferred (a “Transferred Guarantor”) to a person or persons, none of which is Borrower, a Subsidiary or, only in the case of RueLaLa or ShopRunner being a Transferred Guarantor, the Investor or any Affiliate of the Investor, such Transferred Guarantor shall, upon the consummation of such Asset Sale, be automatically released from its obligations under this Agreement and automatically cease to be a “Guarantor” or “Loan Party” hereunder.
          Section 7.10 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder (and in the case of a Limited Guarantor, its Pro Rata Share of such payment or its applicable Maximum Amount, whichever is lower), such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment (and in the case of a Limited Guarantor, its Pro Rata Share of such payment or its applicable Maximum Amount, whichever is lower). Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 7.4. The provisions of this Section 7.10 shall in no respect limit the obligations and liabilities of any Guarantor to Lender, and each Guarantor shall remain liable to Lender for the full amount guaranteed by such Guarantor hereunder.
ARTICLE VIII
Events of Default
          Section 8.1 Events of Default. If any one or more of the following events (each, an “Event of Default”) shall have occurred:
     (i) default shall be made in the payment of any portion of the principal amount of the Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;
     (ii) default shall be made in the payment of any interest accrued on the Loan when and as the same shall become due and payable, and such default shall have continued unremedied for 10 Business Days after written notice thereof from Lender to Borrower;
     (iii) any Loan Party shall fail to observe or perform any term, covenant or agreement contained in any of Section 5.1(i), 5.2, 5.3, 5.4, 5.5, and 5.6;

     (iv) any Loan Party or Subsidiary of a Loan Party shall fail to observe or perform any term, covenant or agreement contained in any covenant or agreement contained in this Agreement or any other Loan Document in any material respect (other than a covenant or agreement described in clauses (i), (ii) or (iii) above) and such failure pursuant to this clause (B) shall have continued unremedied for 45 days after written notice thereof from Lender to Borrower;
     (v) any representation and warranty pursuant to Article III hereof, or any other material representation, warranty or certification made or deemed made herein or in any other Loan Document (or in any modification or supplement hereto or thereto) by any Loan Party, or any certificate furnished to Lender pursuant to the provisions hereof, shall prove to have been false or misleading as of the time made or furnished in any material respect provided that if such false or misleading statement or certification is capable of being cured, it shall not be an Event of Default if such Loan Parties effects such cure within 30 days after written notice from Lender or knowledge by any Loan Party of such false or misleading statement or certification; or
     (vi) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (A) relief in respect of Borrower or any Guarantor (other than RueLaLa or ShopRunner), or of a substantial part of the property of any such Person, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any such Person or for a substantial part of the property of such Person; or (C) the winding-up or liquidation of any such Person; and such proceeding or petition shall continue undismissed for 90 days or an order or decree approving or ordering any of the foregoing shall be entered;
     (vii) Borrower or any Guarantor (other than RueLaLa or ShopRunner) shall (A) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (B) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (vi) above; (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any such Person or for a substantial part of the property of such Person; (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (E) make a general assignment for the benefit of creditors; (F) become unable, admit in writing its inability or fail generally to pay its debts as they become due; (G) take any action for the purpose of effecting any of the foregoing; or (H) wind up or liquidate; or

     (viii) (A) this Agreement or any other Loan Document, or any material provisions hereof or thereof, shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or any Loan Party shall repudiate or deny any portion of its liability or obligation hereunder or thereunder, or (B) any Collateral Document shall for any reason (other than pursuant to the terms hereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected security interest subject only to permitted Liens; or
     (ix) One or more judgments, orders, decrees or arbitration awards shall be entered against any one or more of the Loan Parties or any of their Subsidiaries (A) involving the aggregate liability of $25 million or more (net of insurance coverage provided by a carrier and for which liability has been acknowledged in writing by such carrier), and the same shall remain unsatisfied, unvacated or unstayed pending appeal for a period of thirty days after the entry thereof or (B) that has or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, and there shall be a period of ten consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or
     (x) a Change in Control occurs; or
     (xi) Borrower shall fail to satisfy its indemnification and reimbursement obligations under: (a) Section 8.2(d) of the Stock Purchase Agreement; or (b) Section 8.2(f) of the Stock Purchase Agreement.
     (xii) acceleration of any Credit Facility under Section 5.3(b) by the holders thereof occurs;
then, and in every such event (other than an event with respect to any Loan Party described in clause (vi) or (vii) above), and at any time thereafter during the continuance of such event, Lender may, by notice to Borrower, declare the Loan then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loan so declared to be due and payable, together with accrued interest thereon, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower, anything contained herein to the contrary notwithstanding; and in any event, with respect to any Loan Party described in clause (vi) or (vii) above, the principal of the Loan then outstanding, together with accrued interest thereon, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower, anything contained herein to the contrary notwithstanding.

ARTICLE IX
Miscellaneous
          Section 9.1 Entire Understanding. This Agreement and the Collateral Documents constitute the entire agreement between the parties with respect to the transactions contemplated hereby and thereby and supersedes all prior agreements, written or oral, between the parties with respect to the subject matter thereof.
          Section 9.2 Amendments and Waivers. Neither this Agreement nor any provision hereof may be amended or waived, except by an instrument in writing executed by or on behalf of each of the respective parties thereto. Unless expressly agreed, no such amendment shall constitute a general waiver of any provisions of this Agreement, nor shall it affect any rights, obligations or liabilities under or pursuant thereto that have already accrued up to the date of such amendment, and the rights and obligations of the respective parties thereto shall remain in full force and effect, except and only to the extent that they are so amended. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach. The rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies provided by other agreements or by law.
          Section 9.3 Successors and Assigns. No party may assign any of its rights or obligations hereunder without the prior written consent of the other parties; provided that Lender shall not need the consent of any Loan Party to assign any of its rights or obligations hereunder (i) at any time if such assignment is to a Controlled subsidiary of Lender (or of Lender’s ultimate parent company) or (ii) upon the occurrence and continuation of an Event of Default beyond 180 days after the occurrence thereof. Any assignment in violation of this Section 9.3 shall be void ab initio. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.
          Section 9.4 Severability. If any one or more of the provisions of this Agreement shall be for any reason whatsoever held invalid, to the extent permitted by law, such provisions shall be deemed severable from and shall in no way affect the validity and enforceability of the remaining provisions hereof.
          Section 9.5 Notices. All notices and communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended or delivered by registered or certified mail, return receipt requested, or if sent by facsimile or email, provided that the facsimile or email is promptly confirmed by telephone confirmation thereof, to the Person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such Person:
          if to any Loan Party to:
          [•]
          with a copy (which shall not constitute notice) to:
Sullivan & Cromwell LLP
1870 Embarcadero Road
Palo Alto, CA 94303
Attention: John L. Savva
          Fax: +1 (650) 461-5700
          if to Lender to:
          [•]
          and
          with a copy (which shall not constitute notice) to:
Dewey & LeBoeuf LLP
1950 University Avenue, Suite 500
East Palo Alto, CA 94303
Attention: Keith A. Flaum
                     Section 9.6 Governing Law; Waiver of Jury Trial. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY.
                     Section 9.7 Consent to Jurisdiction. Each party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contained in or contemplated by this Agreement exclusively in the United States District Court for the Southern District of New York or any New York State court sitting in New York City (the “Chosen Courts”), and solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto and (iv) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 9.5. Each party hereto irrevocably designates C.T. Corporation as its agent and attorney-in-fact for the acceptance of service of process and making an appearance on its behalf in any such claim or proceeding and for the taking of all such acts as may be necessary or appropriate in order to confer jurisdiction over it before the Chosen Courts, and each party hereto stipulates that such consent and appointment is irrevocable and coupled with an interest. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
                       Section 9.8 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of counterpart signatures by facsimile shall be deemed effective as manual delivery of such signatures.
                       Section 9.9 Third Party Beneficiaries. This Agreement shall bind the parties hereto and their successors and permitted assigns. This Agreement shall inure to the benefit of, and shall be enforceable by the parties hereto and their successors and permitted assigns and, with respect to Annex A, as well as holders of the Credit Facilities under Section 5.3(b) (as defined in Annex A hereto) of any Loan Party.

          In Witness Whereof, the parties have caused this Agreement to be executed and delivered on the date first above written.

GSI Commerce, Inc., as Lender
By:
Name:
Title:

NRG Commerce, LLC, as Borrower
By:
Name:
Title:

RueLaLa, Inc., as Guarantor
By:
Name:
Title:

ShopRunner, Inc., as Guarantor
By:
Name:
Title:

TeamStore, Inc., as Guarantor
By:
Name:
Title:

Fanatics, LLC, as Guarantor
By:
Name:
Title:

[To add other Guarantors]

ANNEX A
Collateral and Subordination Terms
I.	Collateral Terms
a.	Second priority perfected security interest in all assets of Loan Parties, and Equity Interests in Loan Parties (other than Equity Interests in the Borrower), subject to customary exceptions for permitted liens, foreign subsidiaries, immaterial real property, excluded accounts, security interests prohibited by law or agreement and other customary exceptions.

b.	Customary Accounts Control Agreement that satisfies U.C.C. “control” requirements for purposes of perfection, but that allows (i) Borrower and the other Loan Parties to direct the management and operation of the accounts so long as no Event of Default has occurred and is continuing and (ii) customary exceptions for excluded accounts, such as tax, payroll, petty cash and employee benefits accounts.

c.	Customary Pledge Agreement shall provide for the pledge and delivery of Equity Interests of Loan Parties other than the Borrower.

d.	Loan Parties will make required filings and take such other steps required, or deemed reasonable in Lender’s good faith judgment, to perfect the security interests in the collateral.

e.	Customary permitted liens, such as tax and government liens, liens required by law, existing liens, easements and rights-of-way, purchase money liens, judgment liens, conditional sale and title retention for sale of goods and bankers’ liens and rights of set off.

f.	Collateral release provisions consistent with the terms of the Loan Agreement shall be included to which this Annex A is attached (the “Loan Agreement”).

g.	Collateral pledged by the Limited Guarantors shall secure only and be limited to the obligations under the Limited Guarantees.

h.	The Collateral Documents shall otherwise be in form and substance reasonably satisfactory to Lender and Borrower.
II.	Intercreditor Terms

The following provisions are solely for the purpose of defining the relative rights of subordinated Lender, on the one hand, and the senior creditors under the Credit Facilities permitted under the Loan Agreement (the “Senior Lenders”), on the other hand, and shall not be deemed to create any rights or priorities in favor of any other Person, including,

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without limitation, any Loan Party. The failure of any Loan Party to make any payment to any subordinated Lender due to the operation of these provisions shall not be construed as prohibiting the occurrence of a Default under the Loan Agreement.
a.	Credit Facility (not to exceed the maximum permitted pursuant to Section 5.3(b) of the Loan Agreement) shall have a first priority perfected security interest in the collateral described above and the liens securing the Credit Facility will be senior to the liens securing the Loan. No secured party shall contest the priority, validity or enforceability of any lien held by or on behalf of any other secured party.

b.	Loans shall be subordinate to prior payment in full of any Credit Facility and shall be subordinate to the Credit Facility in liquidation or dissolution.

c.	180 day standstill on Loan payments upon payment default or right to acceleration under Credit Facility (the “Standstill Period”).

d.	Lender will not seek to or exercise remedies in respect of the collateral described above until after the end of the Standstill Period and in no event if the collateral agent for the Credit Agreement is diligently pursuing remedies with respect to the collateral. Lender shall otherwise have all rights and remedies as an unsecured creditor that is subordinate to the Credit Facilities.

e.	The collateral agent for the Credit Facility shall have the right to exercise all remedies in respect of the collateral and Lender shall not object to or hinder remedies being exercised by the collateral agent for the Credit Agreement.

f.	Lender shall not receive collateral or any proceeds of collateral in violation of the priorities described above.

g.	Any payments made to Lender in violation of subordination and collateral priority provisions described above shall be paid over to the lenders under the Credit Facility and no subrogation rights will be available to the Lender until the Credit Facility is paid in full.

h.	Customary notice provisions among Borrower, Lender and lenders under the Credit Facility.

i.	Following an event of default of the Credit Facility, Lender shall have the right to buyout the Credit Facility under Section 5.3(b) at any time after the earlier of (A) the end of the Standstill Period and (B) acceleration of the Credit Facility, provided that the buyout right in (B) shall expire 90 days following such acceleration event.

j.	The intercreditor agreement shall otherwise be in form and substance reasonably satisfactory to Lender, the Senior Lenders and Borrower.

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ANNEX B
Limited Guarantee
     LIMITED GUARANTEE, dated as of [•], 2011 (this “Limited Guarantee”), by Michael G. Rubin, as guarantor (the “Guarantor”) in favor of GSI Commerce, Inc., a Delaware corporation (the “Guaranteed Party”).
     The Guarantor hereby guarantees to the Guaranteed Party the payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of the Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code) on the loan under the Loan Agreement, dated the date hereof (the “Loan Agreement”), between NRG Commerce, LLC, as borrower (the “Borrower”), the guarantors listed on Schedule I hereto (the “Loan Guarantors”) and the Guaranteed Party, as lender, in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations); provided that in no event shall the Guarantor be obligated to pay an amount in excess of $30 million on account of its guarantee hereunder (the “Cap”), it being understood that the guarantee of the Guaranteed Obligations under this Limited Guarantee may not be enforced against the Guarantor without giving effect to the Cap.
     The Guarantor acknowledges and agrees that its guarantee obligations hereunder are irrevocable, absolute and continuing obligations. This Limited Guarantee may not be revoked or terminated and shall remain in full force and effect and shall be binding on the Guarantor, its successors and assigns until the Guaranteed Obligations have been paid in full.
     The guarantee obligations of the Guarantor hereunder shall constitute a guaranty of collection and not a guaranty of payment. In order to enforce the obligations of the Guarantor hereunder, the Guaranteed Party or any other person shall be required to have exercised due diligence in its pursuit of remedies against the Borrower and the Loan Guarantors for all or any portion of the Guaranteed Obligations and against any collateral pledged to secure the Guaranteed Obligations or other secured interest thereon. The parties hereto agree that, should a judgment be rendered by a court of competent jurisdiction or an arbitration panel against the Borrower and the Loan Guarantors in respect of any Guaranteed Obligation, and such judgment remains unsatisfied for thirty (30) days, the party seeking to enforce against the Borrower or the Loan Guarantors shall be entitled to enforce such Guaranteed Obligation against the Guarantor as provided herein.
     In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Guarantor hereunder would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability hereunder, then, notwithstanding any other provision to the contrary, the amount of

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such liability shall, without any further action by the Guarantor, the Guaranteed Party or any other person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.
     The Guarantor may not assign or delegate its rights, interests or obligations hereunder to any other person (except by operation of law) without the prior written consent of the Guaranteed Party.
     THIS LIMITED GUARANTEE SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.
     IN WITNESS WHEREOF, the Guarantor has caused this Limited Guarantee to be executed and delivered as of the date first written above by its officer thereunto duly authorized.

By:
NAME: MICHAEL G. RUBIN

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Exhibit E
Transition Services Agreement Term Sheet

Exhibit F
RueLaLa Management Agreement

Exhibit G
Shoprunner Management Agreement

Exhibit H
Contribution Agreement

Exhibit I
Release Agreement

Exhibit J
Patent License Agreement

Exhibit K
Intercompany Agreements
[see attached]